                                                               EXHIBIT (4)(l)(1)

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  June 21, 2002

                                      among

                                XEROX CORPORATION

                                       and

                       THE OVERSEAS BORROWERS PARTY HERETO
                                  as Borrowers

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                                  BANK ONE, NA
          as Administrative Agent, Collateral Agent and LC Issuing Bank

                                       and

                               JPMORGAN CHASE BANK
                             as Documentation Agent
                                       and

                                 CITIBANK, N.A.
                              as Syndication Agent

================================================================================

                                   Arranged By

                  J.P. MORGAN SECURITIES INC. and BANK ONE, NA,
                             as Joint Lead Arrangers

           J.P. MORGAN SECURITIES INC. and SALOMON SMITH BARNEY INC.,
                              as Joint Bookrunners

ARTICLE 1
---------
         Definitions
         -----------
Section 1.01.  Defined Terms...................................................................  2
                                                                                                 -
Section 1.01.  Accounting Terms; Changes in GAAP............................................... 56
                                                                                                --
Section 1.02.  Classification of Loans and Borrowings.......................................... 57
                                                                                                --
Section 1.03.  Terms Generally................................................................. 57
                                                                                                --
Section 1.04.  Restatement; Covenant Re-set.................................................... 58
                                                                                                --
ARTICLE 2
---------
         The Credits
         -----------
Section 2.01.  Revolving Commitments; Conversion to Term Loans................................. 63
                                                                                                --
Section 2.02.  Revolving and Term Loans........................................................ 64
                                                                                                --
Section 2.03.  Requests to Borrow Revolving Loans.............................................. 64
                                                                                                --
Section 2.04.  Letters of Credit............................................................... 65
                                                                                                --
Section 2.05.  Funding of Revolving and Term Loans............................................. 70
                                                                                                --
Section 2.06.  Interest Elections.............................................................. 71
                                                                                                --
Section 2.07.  Termination or Reduction of Commitments......................................... 72
                                                                                                --
Section 2.08.  Payment at Maturity; Evidence of Debt........................................... 73
                                                                                                --
Section 2.09.  Scheduled Amortization of Term Loans............................................ 74
                                                                                                --
Section 2.10.  Optional and Mandatory Prepayments.............................................. 75
                                                                                                --
Section 2.11.  Fees............................................................................ 79
                                                                                                --
Section 2.12.  Interest........................................................................ 81
                                                                                                --
Section 2.13.  Alternate Rate of Interest...................................................... 82
                                                                                                --
Section 2.14.  Increased Costs................................................................. 83
                                                                                                --
Section 2.15.  Break Funding Payments.......................................................... 84
                                                                                                --
Section 2.16.  Taxes........................................................................... 85
                                                                                                --
Section 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................... 87
                                                                                                --
Section 2.18.  Lender's Obligation to Mitigate; Replacement of Lenders......................... 89
                                                                                                --
Section 2.19.  Designation of Overseas Borrower; Termination of
         Designations.......................................................................... 90
                                                                                                --
Section 2.20.  Overseas Borrower Costs......................................................... 90
                                                                                                --
ARTICLE 3
---------
         Representations and Warranties
         ------------------------------
Section 3.01.  Organization; Powers............................................................ 91
                                                                                                --
Section 3.02.  Authorization; Enforceability................................................... 91
                                                                                                --
Section 3.03.  Governmental Approvals; No Conflicts............................................ 92
                                                                                                --
Section 3.04.  Financial Statements; No Material Adverse Change................................ 92
                                                                                                --
Section 3.05.  Properties...................................................................... 93
                                                                                                --
Section 3.06.  Litigation and Environmental Matters............................................ 93
                                                                                                --
Section 3.07.  Compliance with Laws and Agreements............................................. 94
                                                                                                --
Section 3.08.  Investment and Holding Company Status........................................... 94
                                                                                                --

Section 3.09.  Taxes .........................................................  94
                                                                                --
Section 3.10.  ERISA and Pension Plans .......................................  94
                                                                                --
Section 3.11.  Disclosure ....................................................  95
                                                                                --
Section 3.12.  Subsidiaries ..................................................  96
                                                                                --
Section 3.13.  Labor Matters .................................................  96
                                                                                --
Section 3.14.  Representations and Warranties of Future Overseas
          Borrowers ..........................................................  96
                                                                                --

ARTICLE 4
---------
        Conditions
        ----------
Section 4.01.  Effective Date ................................................  97
                                                                                --
Section 4.02.  Each Extension of Credit ......................................  99
                                                                                --
Section 4.03.  First Borrowing by Certain Overseas Borrowers ................. 100
                                                                               ---

ARTICLE 5
---------
        Affirmative Covenants
        ---------------------
Section 5.01.  Financial Statements and Other Information .................... 100
                                                                               ---
Section 5.02.  Notice of Material Events ..................................... 105
                                                                               ---
Section 5.03.  Information Regarding Collateral .............................. 105
                                                                               ---
Section 5.04.  Existence; Conduct of Business ................................ 106
                                                                               ---
Section 5.05.  Payment of Obligations ........................................ 106
                                                                               ---
Section 5.06.  Maintenance of Properties ..................................... 107
                                                                               ---
Section 5.07.  Insurance ..................................................... 107
                                                                               ---
Section 5.08.  Proper Records; Rights to Inspect and Appraise ................ 108
                                                                               ---
Section 5.09.  Compliance with Laws .......................................... 108
                                                                               ---
Section 5.10.  Use of Proceeds and Letters of Credit ......................... 108
                                                                               ---
Section 5.11.  Additional Subsidiaries ....................................... 108
                                                                               ---
Section 5.12.  Subsidiary Cash ............................................... 110
                                                                               ---
Section 5.13.  Post-Closing Collateral and Guarantees ........................ 112
                                                                               ---
Section 5.14.  Further Assurances ............................................ 113
                                                                               ---
Section 5.15.  Ownership of Overseas Borrowers ............................... 114
                                                                               ---

ARTICLE 6
---------
        Negative Covenants
        ------------------
Section 6.01.  Debt and Preferred Stock ...................................... 115
                                                                               ---
Section 6.02.  Liens ......................................................... 117
                                                                               ---
Section 6.03.  Fundamental Changes ........................................... 120
                                                                               ---
Section 6.04.  Investments and Acquisitions .................................. 120
                                                                               ---
Section 6.05.  Asset Transfers ............................................... 124
                                                                               ---
Section 6.06.  Hedging Agreements; Synthetic Purchase Agreements ............. 125
                                                                               ---
Section 6.07.  Restricted Payments ........................................... 125
                                                                               ---
Section 6.08.  Certain Payments of Debt ...................................... 126
                                                                               ---
Section 6.09.  Transactions with Affiliates .................................. 128
                                                                               ---
Section 6.10.  Restrictive Agreements ........................................ 129
                                                                               ---

Section 6.11.  Amendment of Material Documents ............................   130
                                                                              ---
Section 6.12.  Capital Expenditures .......................................   131
                                                                              ---
Section 6.13.  Minimum Consolidated EBITDA ................................   131
                                                                              ---
Section 6.14.  Leverage Ratio .............................................   132
                                                                              ---
Section 6.15.  Consolidated Net Worth .....................................   132
                                                                              ---
Section 6.16.  Overseas Borrower Status; XFI ..............................   133
                                                                              ---
ARTICLE 7
---------
       Events of Default
       -----------------
Section 7.01.  Events of Default ..........................................   133
                                                                              ---

ARTICLE 8
---------
       The Administrative Agent
       ------------------------
Section 8.01.  Appointment and Authorization ..............................   137
                                                                              ---
Section 8.02.  Rights and Powers as a Lender ..............................   137
                                                                              ---
Section 8.03.  General Immunity ...........................................   138
                                                                              ---
Section 8.04.  Limited Duties and Responsibilities ........................   138
                                                                              ---
Section 8.05.  Authority to Rely on Certain Writings, Statements and
       Advice .............................................................   139
                                                                              ---
Section 8.06.  Sub-Agents and Related Parties .............................   139
                                                                              ---
Section 8.07.  Resignation; Successor Administrative Agent ................   139
                                                                              ---
Section 8.08.  Credit Decisions by Lenders ................................   140
                                                                              ---

ARTICLE 9
---------
       Miscellaneous
       -------------
Section 9.01.  Notices ....................................................   140
                                                                              ---
Section 9.02.  Waivers; Amendments ........................................   141
                                                                              ---
Section 9.03.  Automatic Releases .........................................   144
                                                                              ---
Section 9.04.  Expenses; Indemnity; Damage Waiver .........................   146
                                                                              ---
Section 9.05.  Successors and Assigns .....................................   148
                                                                              ---
Section 9.06.  Survival ...................................................   151
                                                                              ---
Section 9.07.  Counterparts; Integration; Effectiveness ...................   152
                                                                              ---
Section 9.08.  Severability ...............................................   152
                                                                              ---
Section 9.09.  Right of Setoff ............................................   152
                                                                              ---
Section 9.10.  Governing Law; Jurisdiction; Consent to Service of
       Process ............................................................   152
                                                                              ---
Section 9.11.  WAIVER OF JURY TRIAL .......................................   153
                                                                              ---
Section 9.12.  Headings ...................................................   153
                                                                              ---
Section 9.13.  Confidentiality ............................................   154
                                                                              ---
Section 9.14.  Interest Rate Limitation ...................................   154
                                                                              ---

APPENDICES:
-----------

Appendix I -  Existing Outstanding Loans; Loans and Revolving Commitments Upon
              Effective Date
Appendix II - Effective Date Eurodollar Borrowings


SCHEDULES:

Schedule 1.04 - Financial Covenant Adjustments
Schedule 3.12 - List of Subsidiaries
Schedule 5.13 - Initial Mortgaged Properties
Schedule 6.01 - Existing Indebtedness
Schedule 6.02 - Existing Liens
Schedule 6.09 - Existing Affiliate Transactions

EXHIBITS:

Exhibit A -     Form of Assignment

Exhibit B-1 -   Form of Opinion of Skadden, Arps, Slate, Meagher &
                Flom LLP & Affiliates, special counsel for the Credit Parties, delivered pursuant to Section 4.01(b)

Exhibit B-2 -   Form of Opinion of Martin S. Wagner, Associate General Counsel,
                Corporate, Finance and Ventures, of Xerox, delivered pursuant to
                Section 4.01(b)

Exhibit B-3 -   Form of Opinion of Fasken Martineau DuMoulin LLP,
                Canadian counsel for the Credit Parties, delivered pursuant to
                Section 4.01(b)

Exhibit B-4 -   Form of Opinion of Lovells, United Kingdom counsel for the
                Credit  Parties, delivered pursuant to Section 4.01(b)

Exhibit B-5 -   Form of Opinion of the Counsel of XCD, delivered pursuant to
                Section 4.01(b)

Exhibit B-6 -   Form of Opinion of the General Counsel of XCE, delivered
                pursuant  to Section 4.01(b)


Exhibit B-7 -   Form of Opinion of counsel for each additional Overseas Borrower

Exhibit C-1 -   Form of Domestic Security Agreement

Exhibit C-2 -  Form of Canadian Security Agreement

Exhibit C-3 -  Form of UK Security Agreement

Exhibit C-4 -  Form of UK Guarantee Agreement

Exhibit D -    Form of Mortgage

Exhibit E -    Form of Election to Participate

Exhibit F -    Form of Election to Terminate

Exhibit G-1 -  Form of Tranche A Term Note

Exhibit G-2 -  Form of Tranche B Term Note

Exhibit G-3 -  Form of Tranche C Term Note

Exhibit G-4 -  Form of Revolving Note

Exhibit H -    Form of Intercompany Subordination Terms

Exhibit I -    Form of Basket Lien Principal Amount Certificate

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 21, 2002 among XEROX CORPORATION, a New York corporation ("Xerox"), the Overseas Borrowers from time to time party hereto, the LENDERS party hereto, BANK ONE, NA, as Administrative Agent, Collateral Agent and LC Issuing Bank, JPMORGAN CHASE BANK, as Documentation Agent and CITIBANK, N.A., as Syndication Agent.

     WHEREAS, Xerox, XCC (as this and other capitalized terms are defined in Section 1.01 below), the Overseas Borrowers party thereto and certain financial institutions are parties to a Revolving Credit Agreement dated as of October 22, 1997 (the "Existing Credit Agreement"), pursuant to which the Lenders have $7,000,000,000 of loans outstanding as set forth in Appendix I hereto;

     WHEREAS, Xerox proposes to refinance the Existing Credit Agreement and the loans outstanding thereunder by (i) reducing the outstanding principal amount of loans to $4,200,000,000, by making an initial repayment of $2,800,000,000 on the Effective Date, (ii) converting $700,000,000 of such remaining principal amount to Tranche C Term Loans, repayable no later than September 15, 2002, (iii) converting $1,500,000,000 of such remaining principal amount to Tranche A Term Loans and $500,000,000 of such remaining principal amount to Tranche B Term Loans, each repayable as provided herein, and (iv) continuing $1,500,000,000, the balance of such remaining principal amount, as Revolving Loans (with the Revolving Commitments permanently reduced to $1,500,000,000 on the Effective
Date), and in connection therewith to extend the Termination Date (other than for the Tranche C Term Loans) to April 30, 2005, amend the pricing terms, provide certain guarantees and collateral and make certain other changes;

     WHEREAS, although XCC is a party to and a borrower under the Existing Credit Agreement, it is a condition to the Effective Date that XCC repay all of its Revolving Loans under the Existing Credit Agreement and this amendment and restatement provides that upon the Effective Date XCC will no longer be a party to this Agreement; and

     WHEREAS, the parties hereto wish to provide for the foregoing on the terms set forth herein by amending and restating the Existing Credit Agreement in its entirety;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.

     "Adjustment Certificate" has the meaning specified in Section 1.04(b)(ii).

     "Administrative Agent" means Bank One, NA, in its capacity as administrative agent under the Loan Documents.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.

     "Agents" means the Administrative Agent, JPMorgan Chase Bank as Documentation Agent and Citibank, N.A. as Syndication Agent.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Law" means (a) all provisions of statutes, rules, regulations, judicial decisions and administrative rulings, (b) all orders of a Governmental Authority applicable to the Person in question, and (c) all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or to which such Person is otherwise subject.

     "Applicable Percentage" means, in connection with determining the amount of any mandatory prepayment required to be made pursuant to Section 2.10(b), (a) at any time when any principal amount of the Tranche C Term Loans remains outstanding, 100%, (b) if neither clause (a), (c) nor (d) is applicable, 75%, (c) at any time that no principal amount of the Tranche A Term Loans remains subject to mandatory repayment pursuant to Section 2.09(a) and neither clause (a) nor (d) is applicable, 25% and (d) at any time that no principal amount of the Tranche A Term Loans remains subject to mandatory repayment pursuant to Section 2.09(a), clause (a) is not applicable and the cumulative amount of Net Proceeds of all Asset Transfers, Capital Markets Events and Equity Issuances that have been taken into account for purposes of determining mandatory prepayments (and Revolving Commitment reductions) pursuant to Section
2.10 equals or exceeds $2,500,000,000, 50%, provided that (A) in respect of any particular instance of Asset Transfers, Capital Markets Events and Equity Issuances, the Applicable Percentage from among clauses (a), (b), (c) and (d) as in effect immediately before receipt thereof shall be applied only to such portion of the related Net Proceeds as results in such a prepayment (and Revolving Commitment reductions) as would result in the next succeeding clause being applicable to such Net Proceeds, and such next succeeding clause shall be applicable to the remaining portion of such Net Proceeds and (B) in respect of any Capital Markets Event of XCE, the Applicable Percentage shall be 90% at all times.

     "Applicable Premium Percentage" means, in respect of any prepayment of Tranche B Term Loans subject to a premium pursuant to Section 2.10(c), (x) if such prepayment occurs prior to the first anniversary of the Effective Date, 2.00% and (y) if such prepayment occurs on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, 1.00%.

     "Applicable Rate" has the following meanings for any day.

          (a) With respect to any Revolving Loan, Tranche A Term Loan or Tranche C Term Loan that is a Base Rate Loan, 3.50%.

          (b) With respect to any Revolving Loan, Tranche A Term Loan or Tranche C Term Loan that is a Eurodollar Loan, 4.50%.

          (c) With respect to any Tranche B Term Loan, a percentage per annum as set forth below for Base Rate Loans and Eurodollar Loans in the row opposite such term and in the column corresponding to the Level that applies on such day:


                            Level I               Level II             Level III

     Base Rate               3.00%                 3.25%                 3.50%

     Eurodollar              4.00%                 4.25%                 4.50%

     Level I applies at any date if the Basket Lien Coverage Ratio is equal to or greater than 130%.

     Level II applies at any date if the Basket Lien Coverage Ratio is equal to or greater than 50% but less than 130%.

     Level III applies at any date if the Basket Lien Coverage Ratio is less than 50%.

          (d) With respect to commitment fees, 0.75%.

     "Arrangers" means J.P. Morgan Securities Inc. and Bank One, NA, in their capacities as Joint Lead Arrangers.

     "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, the Assessment Rate cannot be determined as aforesaid, then the Assessment Rate shall be such annual rate as the Administrative Agent shall determine to be representative of the cost of such insurance to the Lenders.

     "Asset Transfer" means any Transfer of any property, which shall include any Qualified Receivables Transaction, any Sale and Leaseback Transaction and any sale of any Equity Interest owned by a Xerox Company or the issuance of additional Equity Interests by any Subsidiary other than to any Xerox Company, in each case other than (a) a transaction or series of related transactions (including transactions involving sales (but not other Transfers) of Intellectual Property in the ordinary course of business) in which the Xerox Companies receive aggregate consideration of $10,000,000 or less, (b) Transfers (other than sales) of Intellectual Property in the ordinary course of business or to settle pending or threatened litigation, (c) Transfers of inventory or used, obsolete, worn out or surplus equipment, in each case in the ordinary course of business, (d) abandonments or failures to maintain registrations or applications for Intellectual Property that any Xerox Company determines in good faith, in the exercise of its reasonable business judgment, to be unlikely to issue, not material to the business or not economically feasible to pursue or maintain, (e) Transfers to a Xerox Company; provided that any such Transfer involving a Subsidiary that is not a Credit Party shall comply with Section 6.09, (f) Transfers of Permitted Investments and any Transfer that constitutes an Investment permitted by Section

6.04 or a Restricted Payment permitted by Section 6.07, (g) the discounting or compromising by any Xerox Company for less than the face value thereof of notes or accounts receivable in order to resolve disputes that occur in the ordinary course of business and not in connection with a factoring or financing transaction, (h) the Transfer of Equity Interests of any Subsidiary in order to qualify members of the governing body of such Subsidiary if required by Applicable Law and (i) Liens permitted hereunder.

     "Assignment" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Automatic Turnaround Program Subsidiary" means any Subsidiary (other than a Third Party Vendor Financing Subsidiary) that (a) is acquired or created in connection with the Turnaround Program after the date hereof and is not a Wholly-Owned Subsidiary, or (b) ceases to be a Wholly-Owned Subsidiary after the date hereof in connection with the Turnaround Program, and in each case, the Equity Interests in such Subsidiary that are owned by any Credit Party are not prohibited from being pledged to the Collateral Agent as part of the Collateral by any agreement entered into with or for the benefit of any other Person owning or acquiring Equity Interests in such Subsidiary (it being understood that legally valid contractual restrictions imposed on the owner of Equity Interests in such Subsidiary in connection with the Turnaround Program that do not prohibit any Xerox Company's Equity Interests in such Subsidiary from being so pledged, but that otherwise restrict the Transfer by the Collateral Agent of, or other rights and remedies of the Collateral Agent with respect to, such Equity Interests, are permitted).

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Adjustment plus (b) the Assessment Rate.

     "Base Rate", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Basket Lien Available Amount" means at any time an amount equal to (a) the maximum amount of "indebtedness" (as defined in the Reference Indenture, when used in this definition) that, in reliance solely upon the Reference Basket Lien Provision, could be outstanding and secured by a Lien or other arrangement on the properties and assets referred to therein without requiring such Lien or other arrangement to equally and ratably secure indebtedness outstanding under the Reference Indenture (such determination to be made assuming that at least one dollar of indebtedness remains outstanding under the Reference Indenture, even if all such indebtedness actually has been repaid in full), less (b) the sum of (i) the principal amount of all outstanding indebtedness (other than the Loans, the LC Exposure, the XCFI Debentures and the ESOP Notes) that is secured by any Lien or other arrangement that is permitted solely in reliance on the Reference Basket Lien Provision (such determination to be made assuming that at least one dollar of indebtedness remains outstanding under the Reference Indenture, even if all such indebtedness actually has been repaid in full) and (ii) the amount of additional Debt that could be incurred at such time solely in reliance upon Section 6.02(i), provided that (A) subject only to clauses (B), (C) and (D) of this definition, if (1) on any day an Event of Default has occurred or (2) as of the last day of the first Fiscal Quarter ending on or after the Restatement Date (x) Consolidated Net Worth is less than $4,100,000,000 and (y) the Reference Indenture Consolidated Net Worth of Xerox and its Subsidiaries is less than $2,500,000,000, then unless both the Required Lenders and the Required B Lenders agree otherwise (as to any particular Event of Default, in the case of clause (A)(1)), the Basket Lien Available Amount shall be fixed at an amount never less than the amount in effect on such day (the "Floor Amount") and shall no longer be subject to decrease below the Floor Amount (but shall remain subject to increase and subsequent decrease down to the Floor Amount as provided herein), provided further that if the Basket Lien Available Amount has become fixed pursuant to clause (A)(2) of this definition and the Basket Lien Available Amount determined as of the last day of the immediately succeeding Fiscal Quarter (notwithstanding the fact that the Basket Lien Available Amount has previously become fixed) is greater than the Floor Amount, the greater Basket Lien Available Amount shall be the Floor Amount, (B) if the Basket Lien Available Amount has been fixed pursuant to clause (A) of this definition, the Floor Amount shall nonetheless be reduced by the principal amount of any prepayment of Tranche B Term Loans made by Xerox pursuant to
Section 2.10(a)(iv), effective on the date of such prepayment, (C) if the Basket Lien Available Amount has been fixed pursuant to clause (A) of this definition and subsequently thereto any change in GAAP requires that any amount in respect of Trust Preferred Securities that, prior to such fixing, had been included in the calculation of the Reference Indenture Consolidated Net Worth of Xerox and its Subsidiaries may no longer be so included, then unless an Event of Default described in Section 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(j) has occurred and is continuing, the Floor Amount at the time in effect shall automatically be reduced by an amount equal to 20% of the amount of the decrease in the Reference Indenture Consolidated Net Worth of Xerox and its Subsidiaries resulting from such change in GAAP, effective as of the first date that such change in GAAP must be reflected in such calculation, and (D) if at any time there is no Reference Indenture (or other indenture with a provision substantially identical to the Reference Basket Lien Provision) under which any indebtedness is outstanding (other than the XCFI Debentures and the ESOP Notes), the Basket Lien Available Amount shall thereafter be an unlimited amount.

     "Basket Lien Coverage Ratio" applicable for any date is the ratio, expressed as a percentage, of (i) the Basket Lien Principal Amount set forth in the most recently delivered Basket Lien Principal Amount Certificate to (ii) the principal amount of Tranche B Term Loans outstanding on the date as of which such determination of the Basket Lien Principal Amount was made, provided that at any time prior to when Xerox has first provided a Basket Lien Principal Amount Certificate (it being understood that, as contemplated by Section 5.01(g), the initial Basket Lien Principal Amount Certificate will not, and may not, be delivered until it can reflect the Restatement) or if Xerox shall fail to provide any Basket Lien Principal Amount Certificate in accordance with the provisions of Section 5.01(g), then the Basket Lien Coverage Ratio shall be deemed to be less than 50% until such time as such Basket Lien Principal Amount Certificate is provided, whereupon the Basket Lien Coverage Ratio shall be as therein presented.

     "Basket Lien Principal Amount" means at any time the Basket Lien Available Amount multiplied by a fraction, the numerator of which is the sum of the LC Exposure and the outstanding principal amount of the Loans and the denominator of which is the sum of the LC Exposure and the outstanding principal amount of the Loans, the outstanding principal amount of the XCFI Debentures and the outstanding principal amount of the ESOP Notes.

     "Basket Lien Principal Amount Certificate" has the meaning specified in
Section 5.01(g).

     "Board of Directors" means, with respect to any Person, the board of directors of such Person, including any committee thereof, and any reference in this Agreement to a "director" means, unless the context otherwise requires, a member of the relevant Board of Directors.

     "Borrowers" means Xerox and the Overseas Borrowers.

     "Borrowing" means Loans of the same Class and Interest Type made, converted or continued on the same day and, in the case of Eurodollar Loans, as to which the same Interest Period is in effect.

     "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

     "Business Acquisition" means (a) an Investment by any Xerox Group Company in any other Person other than a Xerox Company (including an

Investment by way of acquisition of securities of any such Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with any Xerox Group Company or (b) an acquisition by any Xerox Group Company of the property and assets of any Person (other than any Xerox Company) that constitute substantially all the assets of such Person or any division or other business unit of such Person, in each case other than any such transaction or series of related transactions in which the Xerox Group Companies pay an aggregate consideration (not including any consideration that is Qualified Capital Stock) of $15,000,000 or less.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, or, with respect to the obligations of any Canadian or European Borrower, Toronto, Ontario or London, respectively, are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Business Plan" means, initially, the financial plan dated January 16, 2002 previously provided to the Lenders by Xerox and, on and after the Covenant Re-set Date, the Revised Business Plan.

     "CA Guarantees" means the Domestic Guarantee, the Canadian Guarantee and the UK Guarantee.

     "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

     "Canadian Credit Parties" means XCD, each Canadian Guarantor and any Foreign Subsidiary that is organized under the laws of Canada or any province or territory thereof that becomes an Overseas Borrower or Foreign Guarantor after the Effective Date.

     "Canadian Funding Failure" means any failure to contribute in accordance with Applicable Law pertaining to any Canadian Pension Plan or Canadian Benefit Plan.

     "Canadian Guarantee" means "Guarantee" as defined in Section 1 of the Canadian Security Agreement.

     "Canadian Guarantors" means each Subsidiary that is a party to the Canadian Security Agreement as of the date of delivery of such agreement pursuant to
Section 5.13(a), and each other Wholly-Owned Material Foreign

Subsidiary that is organized under the laws of Canada or any province or territory thereof that is designated as a Guarantor pursuant to Section 5.11(b) or 5.13(a).

     "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees.

     "Canadian Secured Obligations" has the meaning specified in Section 1 of the Canadian Security Agreement.

     "Canadian Security Agreement" means the Guarantee and Security Agreement among each of the Canadian Credit Parties and Bank One, NA, Canada Branch, as Collateral Agent, substantially in the form of Exhibit C-2.

     "Canadian Security Documents" means the Canadian Security Agreement, the Hypothec and each other Security Document executed and delivered by a Canadian Credit Party.

     "Capital Expenditures" means, for any period, (a) the additions to land, buildings and equipment of Xerox and its Subsidiaries that are (or would be) set forth as "additions to land, buildings and equipment" (or under any successor caption or line item) in a consolidated statement of cash flows of Xerox and its Subsidiaries for such period prepared in accordance with GAAP (other than such additions made with insurance or condemnation proceeds in respect of a Casualty Event) and (b) without duplication, any Capital Lease Obligations incurred by Xerox and its Subsidiaries during such period.

     "Capital Lease Obligations" of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Markets Debt" means any Debt (a) that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act or (b) that is incurred pursuant to a syndicated line of credit or other similar commercial loan credit facility.

     "Capital Markets Event" means the issuance of Covered Capital Markets Debt by Xerox, XCE or any Finance SPE.

     "Capitalized Software Expense" means, for any period, any amounts spent for software development by Xerox and its Subsidiaries on a consolidated basis in such period that are capitalized.

     "Carry Over Amount" means, with respect to any Fiscal Year, the amount (if any), up to a maximum of $75,000,000, by which (x) the amount of Capital Expenditures permitted for the immediately preceding Fiscal Year (including any Carry Over Amount from any prior Fiscal Year) exceeded (y) the amount of Capital Expenditures actually made during such immediately preceding Fiscal Year.

     "Cash Balance" means, at any time of determination with reference to any Foreign Subsidiary or XCC, the sum of the amount of all money, currency and cash equivalents held or carried in any deposit, custody or other account maintained by such Foreign Subsidiary or XCC.

     "Cash Collateral Account" means, (a) with respect to each Domestic Credit Party, the Collateral Account as defined in the Domestic Security Agreement, (b) with respect to each Canadian Credit Party, the Collateral Account as defined in the Canadian Security Agreement and (c) with respect to XCE, the Collateral Account as defined in the UK Security Agreement.

     "Casualty Event" means any casualty or other insured damage to any Collateral, or any taking of any Collateral under power of eminent domain or by condemnation or similar proceeding, or any transfer of any Collateral in lieu of a condemnation or similar taking thereof (other than any such event or related series of events in which the Credit Parties receive aggregate proceeds of $10,000,000 or less), in each case during the term of this Agreement.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than any Xerox Company or any Xerox Company's employee benefit plans, of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Xerox; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Xerox by Persons who were neither (i) on the board of directors on the Effective Date, (ii) nominated by the board of directors of Xerox nor (iii) appointed by directors so nominated; or (c) the occurrence of a "Change of Control" as defined in any Indenture.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or LC Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or LC Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class" (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Lenders, Tranche A Lenders, Tranche B Lenders or Tranche C Lenders and (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans.

     "Collateral" means any and all "Collateral", as defined in any Security Document.

     "Collateral Agent" means Bank One, NA, in its capacity as Collateral Agent under the Security Documents.

     "Consolidated EBITDA" means, for any period, determined on a consolidated basis without duplication, the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) income tax expense, (d) total depreciation expense, (e) total amortization expense, and (f) any losses or expenses from any unusual, extraordinary or otherwise non-recurring items, including but not limited to (i) aggregate foreign exchange losses included in "other expense", (ii) equity losses in affiliates, (iii) losses from minority interest, (iv) net restructuring charges (determined in accordance with GAAP), (v) losses attributable to asset sales or other transfers of assets and (vi) write-downs of assets; less (x) Consolidated Interest and Financing Income and (y) the sum of the amounts for such period of any income tax benefits and any income or gains from any unusual, extraordinary or otherwise non-recurring items (excluding interest income), including but not limited to (A) aggregate foreign exchange gains included in "other income", (B) equity income in affiliates, (C) income from minority interest, and (D) gains attributable to asset sales or other transfers of assets. All of the foregoing shall be determined on a consolidated basis for Xerox and its Subsidiaries in conformity with GAAP, and in the case of items (b) - (f) and items (x) and (y), to the extent such amounts were included in the calculation of Consolidated Net Income.

     "Consolidated Interest and Financing Income" means, for any period, for Xerox and its Subsidiaries on a consolidated basis, interest, fees, commissions and other income, arising from investments in cash and cash equivalents or finance receivables, included in Consolidated Net Income for such period, determined in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period and to the extent deducted in the calculation of Consolidated Net Income, total interest expense (including that portion attributable to capital leases in accordance with GAAP) of Xerox and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Xerox and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (A) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Xerox or is merged into or consolidated with Xerox or any of its Subsidiaries or that Person's assets are acquired by Xerox or any of its Subsidiaries and (B) (to the extent not included in clause (A) above) any gains or losses arising from operations identified as discontinued in the consolidated financial statements of Xerox and its Subsidiaries for such period.

     "Consolidated Net Worth" means at any date the sum of the amounts that would, in accordance with GAAP, be included on the consolidated balance sheet of Xerox and its Subsidiaries as of such date as (a) "common shareholders' equity",
(b) "preferred stock" and (c) if not treated as indebtedness for purposes of GAAP, "company-obligated, mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures of the Company" (or, in each case, under any successor caption or line item), determined without giving effect to any changes therein on or after January 1, 2002 as a result of currency translation adjustment effects or the effects of compliance with FAS 133 and related GAAP pronouncements, provided that notwithstanding the treatment thereof under GAAP, Consolidated Net Worth shall always (A) include (without duplication) any amount shown on such balance sheet in respect of any Trust Preferred Securities or other Preferred Stock outstanding on the date hereof and
(B) exclude (without duplication) any amount shown on such balance sheet in respect of any Disqualified Capital Stock issued after the date hereof.

     "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Convertible Subordinated Debentures" means the 3.625% Convertible Subordinated Debentures of Xerox due 2018.

     "Covenant Re-set Date" means the date the re-setting of the financial covenants in Sections 6.13, 6.14 and 6.15 on account of the Restatement becomes effective.

     "Covenant Re-set Schedule" has the meaning specified in Section 1.04(b)(ii)(B).

     "Covered Capital Markets Debt" means any Capital Markets Debt that is only permitted to be incurred pursuant to Section 6.01(b).

     "Credit Parties" means the Borrowers and the Guarantors.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than letters of credit and letters of guaranty which support obligations other than obligations for borrowed money to the extent not drawn upon and, if drawn upon, to the extent not reimbursed within 5 business days following payment on such letter of credit or letter or guaranty), and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor.

     For purposes of determining compliance with this Agreement, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt, and in the case of Debt existing on the Effective Date, the rate in effect on December 31, 2001. Notwithstanding any other provision of Section 6.01, the maximum amount of Debt that the Company or any Subsidiary may incur pursuant to Section 6.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Debt is denominated that is in effect on the date of such refinancing.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means SEC Filings made prior to the date hereof.

         "Disqualified Capital Stock" means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute an Asset Transfer or Change of Control), matures or is mandatorily redeemable (other than such Equity Interest that, at the election of Xerox (not subject to any condition), may be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an Asset Transfer or Change of Control) on or prior to October 31, 2005.

         "dollars" or "$" refers to lawful money of the United States.

         "Domestic Collateral" means Collateral granted pursuant to a Domestic Security Document.

         "Domestic Credit Parties" means Xerox and the Domestic Guarantors.

         "Domestic Guarantee" means "Guarantee" defined in Section 1 of the Domestic Security Agreement.

         "Domestic Guarantors" means each Subsidiary that is a party to the Domestic Security Agreement as of the Effective Date and each other Wholly-Owned Material Domestic Subsidiary that is designated as a Guarantor pursuant to
Section 5.11(b).

         "Domestic Secured Obligations" means "Secured Obligations" and the "Secured Guarantees" each as defined in Section 1 of the Domestic Security Agreement.

         "Domestic Security Agreement" means the Guarantee and Security Agreement among the Domestic Credit Parties and the Collateral Agent, substantially in the form of Exhibit C-1.

         "Domestic Security Documents" means the Domestic Security Agreement, the Mortgages and each other Security Document executed and delivered by a Domestic Credit Party pursuant to this Agreement.

         "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

         "Domestic Subsidiary Update Certificate" has the meaning specified in
Section 5.13(b).

         "Effective Date" means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).

         "Effective Date Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Administrative Agent shall have received from Xerox and each Domestic Subsidiary identified on Schedule 3.12 as an initial Domestic Guarantor a counterpart of the Domestic Security Agreement duly executed and delivered on behalf of such Credit Party;

                  (b) (i) all outstanding Equity Interests directly owned by or on behalf of any Domestic Credit Party (other than XCC) in each Domestic Subsidiary on Schedule 3.12 and (ii) all other Pledged Securities on Schedule 1 of the Domestic Security Agreement, in each case identified as required to be pledged on the Effective Date shall have been pledged pursuant to the Domestic Security Agreement, and the Administrative Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all documents and instruments, including Uniform Commercial Code financing statements, all other similar filings, registrations and notices, and documents related to Intellectual Property, in each case required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Domestic Security Documents (other than any Mortgage) and to perfect or record such Liens (including in the United States Patent and Trademark Office and the United States Copyright Office) to the extent, and with the priority, required by the

         Domestic Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

                  (d) each Domestic Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents described in clause (a) and (b) of this definition to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

                  (e) each Domestic Credit Party shall have taken all other action required under this Agreement or under the Domestic Security Documents to be undertaken on or prior to the Effective Date to perfect, register and/or record the Liens granted by it thereunder.

         "Effective Date Paydown" means the repayment on the Effective Date of $2,800,000,000 principal amount of Revolving Loans under the Existing Credit Agreement, $1,020,000,000 of which will be paid by XCC, $1,380,000,000 of which will be paid by Xerox, $200,000,000 of which will be paid by XCE and $200,000,000 of which will be paid by XCD.

         "Election to Participate" means an Election to Participate substantially in the form of Exhibit E hereto.

         "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit F hereto.

         "Eligible Assignee" means (a) any Lender, any Affiliate of any Lender, and any Person (other than a natural Person) that is (or will be) engaged in providing commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender, and having total assets in excess of $100,000,000; and (b)(i) a commercial bank organized under the laws of the United States or any state thereof, having total assets in excess of $100,000,000, (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, that has a total net worth, determined in accordance with GAAP, in excess of $100,000,000, (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof, having total assets in excess of $100,000,000, provided that (A) such bank is acting through a branch or agency located in the United States or (B) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, (iv) any Person (other than a natural Person) that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans (revolving loans, in the case of any assignment of any Revolving Commitment) as one of its businesses, including insurance companies, mutual funds and lease financing companies, in each case having total assets in excess of $100,000,000 and (v) any other Person approved by Xerox, such approval not to be unreasonably withheld, provided that no Credit Party, no Affiliate of a Credit Party nor any Person one of whose principal lines of business competes with one of the principal lines of business of the Xerox Companies shall qualify as an Eligible Assignee, it being understood that for purposes of this definition, the financing business shall not be considered one of the principal lines of business of the Xerox Companies, and a Person one of whose principal lines of business is financing, even if such Person is in the business of financing copiers and other products of the same or similar kind that the Xerox Companies sell, shall not be deemed not to qualify as an Eligible Assignee because of such business.

         "Eligible Jurisdiction" means any country in the European Union (as it exists on the date hereof) or Switzerland.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any warrants, options or other rights to acquire such shares or interests.

         "Equity Issuance" means any issuance of any Equity Interests by Xerox, other than any such issuance to directors, officers or employees pursuant to employee benefit plans in the ordinary course of business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Xerox or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Xerox or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Xerox or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Xerox or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Xerox or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Xerox or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "ESOP Guarantee Agreement" has the meaning specified in the Domestic Security Agreement.

         "ESOP Note Documents" means the ESOP Guarantee Agreement and the Note Agreement dated as of October 1, 1993, among Xerox Corporation Employee Stock Ownership Plan Trust, Xerox Corporation and Connecticut General Life Insurance Company.

         "ESOP Notes" means the 7.89% (7.82% since January 1, 1993) Guaranteed Series B ESOP Notes due October 1, 2002 and the Guaranteed ESOP Restructuring Notes due October 1, 2003, each issued by Xerox Corporation Employee Stock Ownership Plan Trust, a Massachusetts trust.

     "ESOP Plan" means the Xerox Corporation Employee Stock Ownership Plan, 2000 Restatement dated March 17, 2000, as amended by Amendment Nos. 1-4, a Xerox-sponsored employee benefit plan, subject to ERISA.

     "ESOP Preferred Shares" means the Series B Convertible Preferred shares issued pursuant to the Restated Certificate of Incorporation of Xerox dated October 17, 1996, as amended by a Certificate of Amendment dated May 21, 1999; each of which shares are convertible into six shares of Xerox common stock.

     "Eurodollar", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Events of Default" has the meaning specified in Section 7.01.

     "Excess Foreign Cash" has the meaning specified in Section 5.12(a).

     "Excepted Qualified Receivables Transactions" means, at any time when the Tranche C Term Loans have been paid in full, (a) if all Tranche C Term Loans have been paid in full solely by the application of the proceeds of one or more Planned Qualified Receivables Transactions, all other Planned Qualified Receivables Transactions and (b) if all Tranche C Term Loans have been paid in full, in whole or in part, by application pursuant to Section 2.10(b), in whole or in part, of the Net Proceeds of any Casualty Event, Asset Transfer (other than a Planned Qualified Receivables Transaction), Equity Issuance or Capital Markets Event ("Alternate Net Proceeds"), all Planned Qualified Receivables Transactions consummated after such repayment in full of the Tranche C Loans, but only to the extent the Net Proceeds thereof exceed such amount of Tranche C Term Loans as have been paid out of such Alternate Net Proceeds.

     "Excepted Transactions" means (a) any Excepted Qualified Receivables Transactions and (b) any incurrence of Debt by a Foreign Subsidiary from a Person other than a Xerox Company that is determined by Xerox or such Foreign Subsidiary in good faith to be necessary or desirable for local working capital and operational requirements of, or other uses in the ordinary course of business (including the repayment of Debt permitted by this Agreement or for other purposes permitted by this Agreement that are otherwise not inconsistent in any material respect with the Business Plan) by, the Foreign Subsidiaries, provided that the aggregate principal amount of Debt under this clause (b) shall not exceed $425,000,000 at any time outstanding for all Foreign Subsidiaries.

     "Excluded Taxes" means, with respect to any Lender Party or other recipient of a payment made by or on account of any obligation of any Borrower hereunder:

          (a) income or franchise taxes imposed on (or measured by) such Lender Party's net income by the United States or by a Lender Party Jurisdiction;

          (b) any branch profits taxes imposed by the United States or any similar tax or capital tax imposed by any other jurisdiction described in clause (a) above;

          (c) in the case of a Foreign Lender, any withholding tax imposed on any such payment by the United States to the extent that it is determined on the basis of laws in effect and tax rates applicable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office (except to the extent of the rate of any such tax for which such Lender Party was indemnified under the Existing Credit Agreement);

          (d) in the case of any such payment made to a Lender Party by reason of an assignment, any withholding tax imposed by Canada or the United Kingdom to the extent attributable to any excess as of the date of such assignment of (i) such tax determined on the basis of laws in effect and tax rates applicable to such Lender Party over (ii) such tax determined on the basis of laws in effect and tax rates applicable to the assignor (taking into account for purposes of this clause (ii) only taxes that were not Excluded Taxes with respect to such assignor);

          (e) in the case of any such payment made to a Lender Party that was a party to the Existing Credit Agreement immediately prior to the Effective Date, any withholding tax imposed by the United States, Canada or the United Kingdom to the extent attributable to any excess of (i) such tax determined on the basis of laws in effect and tax rates applicable to such Lender Party as of the Effective Date over (ii) such tax determined on the basis of the rate thereof for which such Lender Party was indemnified under the Existing Credit Agreement; and

          (f) any withholding tax to the extent attributable to a Lender's failure to comply with Section 2.16(e) or 2.16(g), as applicable.

Notwithstanding the foregoing, a withholding tax will not be an "Excluded Tax" to the extent that (x) it is imposed on any such payment made to a Lender Party that becomes a party to this Agreement by an assignment after the Effective Date, and does not exceed the amount for which the assignor would have been indemnified pursuant to Section 2.16(a), or (y) in the case of designation of a new lending office, it does not exceed the amount for which such Lender Party would have been indemnified if it had not designated a new lending office. In the case of any payment made to the Administrative Agent for the account of any other Lender Party, no Tax shall be characterized as an Excluded Tax with respect to such other Lender Party by reason of applying the foregoing definition with reference to the Administrative Agent.

     "Existing Borrowings" means the Borrowings that were made under the Existing Credit Agreement that remain outstanding after giving effect to the Effective Date Paydown.

     "Existing Credit Agreement" has the meaning specified in the recitals in this Agreement.

     "Extended Debt" means any Capital Markets Debt of any Xerox Company outstanding on the date hereof and maturing prior to October 31, 2005, but only to the extent repayment or other satisfaction of the principal amount thereof is effected by issuing to the holders thereof in exchange therefor Permitted Refinancing Debt or Permitted Refinancing Preferred Stock.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on such Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Finance SPE" means (a) any Receivables SPE and (b) any Subsidiary that (i) is a special purpose financing vehicle, (ii) was created solely for the purpose of facilitating the incurrence of Capital Markets Debt by any Xerox Company or any Equity Issuance by any Xerox Company (including the issuance of any Trust Preferred Securities), (iii) has no business other than the facilitation of such incurrence or issuance and activities incidental thereto and (iv) is capitalized with no more than an amount equal to the cash proceeds received by such Finance SPE from such transaction, provided that such transaction does not constitute or create indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount.

     "Financial Officer" means the chief financial officer, treasurer or any assistant treasurer of Xerox.

     "Fiscal Quarter" means a fiscal quarter of Xerox.

     "Fiscal Year" means a fiscal year of Xerox.

     "Flextronics Transaction" means the Transfer of certain assets related to Xerox's manufacturing, assembly and distribution operations and all of the issued and outstanding capital stock or other ownership interests of Xerox Corporation (Penang) Sdn. Bhd. and Xerox Equipamentos e Servicos Ltda. pursuant to the Master Purchase Agreement, dated as of October 1, 2001, by and between Flextronics International Ltd. ("Flextronics") and Xerox and the related Ancillary Agreements (as defined in such Master Purchase Agreement), and the agreement between Flextronics and Xerox for Flextronics and its affiliates to supply Xerox and its affiliates with manufactured products pursuant to the terms and subject to the conditions set forth in the Master Supply Agreement, dated as of November 30, 2001, by and between Flextronics and Xerox, as amended as of January 31, 2002, and the related Specific Supply Agreements (as defined in the Master Supply Agreement).

     "Foreign Collateral" means Collateral granted pursuant to a Foreign Security Document.

     "Foreign Credit Parties" means each Overseas Borrower and each Foreign Guarantor.

     "Foreign Guarantee Agreements" means the Canadian Security Agreement, the UK Guarantee Agreement and any other guarantee agreement executed and delivered by a Foreign Guarantor pursuant to Section 5.11 or 5.13.

     "Foreign Guarantors" means each Canadian Guarantor, each UK Guarantor and each other Foreign Subsidiary that is designated as a Guarantor pursuant to
Section 5.11(b) or 5.14(a).

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction outside the United States.

     "Foreign Net Cash Proceeds" has the meaning specified in Section 5.12(a).

     "Foreign Security Agreements" means the UK Security Agreement, the Canadian Security Agreement, the Hypothec and any other Security Agreement executed and delivered by a Foreign Credit Party pursuant to Section 5.11 or 5.13.

     "Foreign Security Documents" means the Foreign Security Agreements, the Foreign Guarantee Agreements and any other Security Document that is not a Domestic Security Document.

     "Foreign Subsidiary" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by Xerox's independent public accountants) with the most recent audited consolidated financial statements of Xerox and its consolidated Subsidiaries delivered to the Lenders.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     The amount of any Guarantee shall be equal to the amount of the primary obligation so guaranteed or otherwise supported, if any, or, if less, the amount to which such Guarantee is specifically limited, unless such primary obligation and the amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Guarantors" means Xerox, each Domestic Guarantor and each Foreign Guarantor.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

         "High Yield Indenture" means that certain Indenture dated as of January 17, 2002 among Xerox and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 9 3/4% Senior Notes due 2009 (denominated in U.S. dollars).

         "Hypothec" has the meaning specified in the Canadian Security
Agreement.

         "Immaterial Subsidiary Certificate" means a certificate of a Financial Officer certifying that one or more Foreign Subsidiaries or Domestic Subsidiaries do not qualify as Material Foreign Subsidiaries (it being understood that a particular Foreign Subsidiary may be a Material Foreign Subsidiary for purposes of clause (a) of the definition of "Material Foreign Subsidiary" while not qualifying as a Material Foreign Subsidiary for purposes of clause (b) of such definition) or Material Domestic Subsidiaries, as the case may be, determined at such time in accordance with the definitions of such terms.

         "Included Asset Transfer" means (a) any Asset Transfer by Xerox or any Wholly-Owned Domestic Subsidiary (other than Equity Issuances made by Turnaround Program Subsidiaries or Third Party Vendor Financing Subsidiaries) and, to the extent a Domestic Subsidiary that is not a Wholly-Owned Domestic Subsidiary pays a dividend or makes a distribution to Xerox or any Wholly-Owned Domestic Subsidiary, on account of such Subsidiary having received the proceeds of any Asset Transfer, the receipt by Xerox or such Wholly-Owned Domestic Subsidiary of such dividend or distribution, and (b) any Asset Transfer by any Wholly-Owned Foreign Subsidiary and, to the extent a Foreign Subsidiary that is not a Wholly-Owned Foreign Subsidiary pays a dividend or makes a distribution to any Wholly-Owned Foreign Subsidiary in respect of any Asset Transfer, the receipt of such dividend or distribution by such Wholly-Owned Foreign Subsidiary, to the extent the proceeds of such Asset Transfer are required to be transferred to Xerox pursuant to Section 5.12, or all or any portion of such proceeds that are in fact transferred to Xerox or a Domestic Subsidiary, except, in each case, the Excepted Qualified Receivables Transactions and the Flextronics Transaction.

         "Indemnified Taxes" means all Taxes except Excluded Taxes.

         "Indenture" means any indenture, credit agreement or similar agreement governing Capital Markets Debt of any Xerox Company.

         "Initial Mortgaged Properties" means the parcels of real estate, and the improvements located thereon, described in Schedule 5.13.

         "Initial Paydown" means, together, the Effective Date Paydown and the Tranche C Paydown.

         "Intellectual Property" has the meaning specified in the Domestic Security Agreement.

         "Interest Election" means an election by a Borrower to change or continue the Interest Type of a Borrowing in accordance with Section 2.06.

         "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, if such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period

         "Interest Period" means, with respect to any Eurodollar Borrowing (and subject to Section 2.06(a) in the case of the Existing Borrowings), the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (c) any Interest Period that would end after the Termination Date (or, in the case of the Tranche C Term Loans, after the Tranche C Maturity Date) shall end on the Termination Date (or, in the case of the Tranche C Term Loans, on the Tranche C Maturity Date). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made (or, in the case of the Existing Borrowings, the Effective Date) and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.

         "Interest Type", when used with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit, merger or otherwise. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange as determined in good faith by the Person making such Investment. Investments shall not include intercompany mergers permitted by Section 6.03(a) or extensions of trade credit made by any Xerox Company to any Person that is not an Affiliate of Xerox in the ordinary course of business consistent in all material respects with past practice.

         "IP Company" means any Person, whether now existing or hereafter formed, in which any Xerox Company owns or acquires any Equity Interests, which Person (a) has as its primary business one or more of the following: (i) research and development, (ii) the generation or management of Intellectual Property or (iii) the commercialization or maximization of the value of Intellectual Property developed by or Transferred to such Person or one or more Xerox Companies, and activities incidental thereto, and (b) has no other significant business, provided that each of the following Persons and its subsidiaries shall be deemed to be an IP Company: (i) PARC, (ii) XESystems, Inc., (iii) Integic Corporation, (iv) ScanSoft, Inc., (v) Telesensory Corporation, (vi) Placeware, Inc., (vii) Document Sciences Corporation, (viii) dpiX, LLC, (ix)

ContentGuard Holdings, Inc., (x) InXight Software, Inc. and (xi) Gyricon Media Inc.

         "LC Disbursement" means a payment made by an LC Issuing Bank in respect of a drawing under a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by the Borrowers at such time. The LC Exposure of any Revolving Lender at any time will be its Revolving Percentage of the total LC Exposure at such time.

         "LC Issuing Banks" means Bank One, NA, in its capacity as the issuer of Letters of Credit hereunder, and each Lender that, at the request of Xerox and with the consent of the Administrative Agent (such consent not to be unreasonably withheld, it being understood that in any particular instance the Administrative Agent may take into account the absolute number of LC Issuing Banks), agrees to become an LC Issuing Bank after the Effective Date, and their respective successors in such capacity as provided in Section 2.04(i). An LC Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "LC Issuing Banks" shall include each such Affiliate with respect to Letters of Credit issued by it.

         "LC Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Banks for amounts paid by them in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to the LC Issuing Banks pursuant to Section 2.04(e).

         "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Lender Parties" means the Lenders, the LC Issuing Banks and the Administrative Agent.

         "Lender Party Jurisdiction" means, with respect to any Lender Party:

                  (a) the jurisdiction under the laws of which such Lender Party is organized or in which its principal office is located,

                  (b) in the case of any Lender, the jurisdiction in which its applicable lending office is located, and

                  (c) in the case of any Lender, any jurisdiction in which it is treated as resident for purposes of income or franchise taxes imposed on (or measured by) net income (or is otherwise subject to such taxes) by reason of its business activities and operations that are unrelated to this Agreement, the Existing Credit Agreement and the loans hereunder and thereunder.

         "Lender Share" means, with respect to any Lender, the aggregate outstanding amount of such Lender's Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan and Revolving Commitments (or, if the Revolving Commitments shall have been terminated, the aggregate outstanding amount of such Lender's Revolving Loans and LC Exposure).

         "Lenders" means the Persons listed in Appendix I and any other Person that shall have become a party hereto pursuant to an Assignment, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day minus (i) 85% of the amount of net finance receivables that are, in accordance with GAAP, included on the consolidated balance sheet of Xerox and its Subsidiaries as of such day and (ii) the amount of cash and cash equivalents as reflected on the consolidated balance sheet of Xerox and its Subsidiaries as of such day (it being understood that such amounts would not include any cash or cash equivalents that are subject to any Lien) in excess of $1,300,000,000 to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such day; provided that for purposes of calculating the Leverage Ratio, (x) if any Xerox Company has consummated any Business Acquisition after the Effective Date during the relevant period for determining Consolidated EBITDA, Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if any such Business Acquisition (and any related incurrence, repayment or assumption of Debt, with any new Debt being deemed to be amortized over the relevant period in accordance with its terms) had occurred on the first day of the relevant period for determining Consolidated EBITDA and (y) if any Xerox Company has consummated any Asset Transfer (other than Transfers to a Xerox Company or

Transfers that are part of the Third Party Vendor Financing Program) after the Effective Date pursuant to which assets that generated Consolidated EBITDA of $50,000,000 or more during the period of four Fiscal Quarters most recently ended before such Asset Transfer, Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if any such Transfer (and any related incurrence, repayment or assumption of Debt, with any new Debt being deemed to be amortized over the relevant period in accordance with its terms) had occurred on the first day of the relevant period for determining Consolidated EBITDA, provided that pro forma calculations shall not be required pursuant to clause (y) if Xerox determines in good faith that the relevant information is not ascertainable without unreasonable effort or expense.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period (and subject to the last sentence of this definition in the case of the Existing Borrowings), the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period. The LIBO Rate for the initial Interest Period applicable to each Existing Borrowing (all of which are Eurodollar Borrowings) shall be the rate set forth in Appendix II as applicable to such Existing Borrowing.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities which, if exercised, would not constitute a Transfer permitted by this Agreement, it being understood that a license or assignment of Intellectual Property, a lease or sublease of assets to another Person or the filing of a precautionary financing statement (or similar filing) in connection with an operating lease or consignment does not constitute a "Lien".

     "Loan Documents" means this Agreement and the Security Documents.

     "Loans" means loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Xerox Companies taken as a whole, (b) the ability of the Credit Parties to perform their monetary obligations under any Loan Document or (c) the rights of and benefits available to any Lender Party under any Loan Document; provided that
(i) downgrades after the Effective Date of two levels of Xerox's senior unsecured debt ratings from S&P and Moody's shall not, in and of themselves, constitute a Material Adverse Effect, although the consequence of such actions, taken together with other changes, may constitute a Material Adverse Effect and
(ii) the occurrence of any Restatement Event shall not constitute a Material Adverse Effect.

     "Material Canadian Subsidiary" means a Material Foreign Subsidiary that is organized under the laws of Canada or any province or territory thereof.

     "Material Debt" means Debt (other than obligations in respect of the Loans and Letters of Credit) of any one or more Xerox Companies in an aggregate principal amount exceeding $25,000,000.

     "Material Document" means any Indenture or certificate of designations or other document governing rights or obligations with respect to any Trust Preferred Securities or any other Preferred Stock.

     "Material Domestic Subsidiary" means, (a) at any time prior to the date that Xerox delivers the Domestic Subsidiary Update Certificate, any Restricted Domestic Subsidiary, and (b) at any time thereafter, any Domestic Subsidiary that as of the end of the most recently completed Fiscal Year had total assets exceeding $25,000,000 or for such Fiscal Year had total revenues exceeding $25,000,000, with any change in a Person's status as a Material Domestic Subsidiary becoming effective as of the date of delivery of the financial statements for such Fiscal Year pursuant to Section 1.04 or 5.01; provided that any such Person will cease to be a Material Domestic Subsidiary only if its total assets or total revenues do not meet or exceed the required threshold for two consecutive Fiscal Years.

     "Material Foreign Subsidiary" means, on any date prior to the date that is 90 days after the Restatement Date, any Restricted Foreign Subsidiary, and on any date thereafter, (a) for all purposes except Sections 7.01(h) - (j), any Foreign Subsidiary that as of the end of the most recently completed Fiscal Year had total assets exceeding $50,000,000 or for such Fiscal Year had total revenues exceeding $50,000,000, with any change in a Person's status as a Material Foreign Subsidiary becoming effective as of the date of delivery of the financial statements for such Fiscal Year pursuant to Section 1.04 or 5.01, provided that any such Person will cease to be a Material Foreign Subsidiary only if its total assets or total revenues do not meet or exceed the required threshold for two consecutive Fiscal Years and (b) for purposes of Sections 7.01(h) - (j), any Foreign Subsidiary that either (i) as of the end of the most recently completed Fiscal Year had Consolidated Net Worth (determined applying such definition mutatis mutandis to just such Foreign Subsidiary and its subsidiaries) exceeding $25,000,000 or (ii) as of the end of the most recently completed Fiscal Year had total assets exceeding $100,000,000 or for such Fiscal Year had total revenues exceeding $100,000,000, provided that each Foreign Subsidiary shall be deemed to be a Material Foreign Subsidiary at all times and for purposes of both clauses (a) and (b) of this definition unless and to the extent that Xerox has delivered an Immaterial Subsidiary Certificate with respect to such Foreign Subsidiary for purposes of such clause.

     "Material Subsidiaries" means the Material Domestic Subsidiaries and the Material Foreign Subsidiaries.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure any of the Domestic Secured Obligations. Each Mortgage must be substantially in the form of Exhibit D (appropriately modified in the case of a Deed of Trust) or otherwise reasonably satisfactory in form and substance to the Administrative Agent.

     "Mortgaged Property" means each parcel of real property and improvements thereto owned by a Domestic Credit Party that is either (a) an Initial Mortgaged Property or (b) subject to a Transaction Lien granted after the Effective Date pursuant to Section 5.13(a) or 5.14(c).

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received and (ii) in the case of a Casualty Event, insurance proceeds or condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and other out-of-pocket expenses paid or payable by the Xerox Companies to third parties (other than Affiliates) in connection with such event (including, with respect to a Casualty Event, incurred in connection with the adjustment or settlement of any claims in respect thereof), (ii) in the case of any Transfer of an asset, any costs incurred by the Xerox Companies within the year preceding the consummation of such Transfer expressly in anticipation of such Transfer (but not including ordinary course of business expenses such as maintenance and routine repairs), (iii) in the case of Transfer of an asset (including pursuant to a Sale and Leaseback Transaction, a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Xerox Companies as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (not including any such repayment that can be avoided by repaying Loans or acquiring replacement assets), (iv) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP (and, in the case of any Transfer of assets, issuance of Covered Capital Markets Debt or Equity Issuance by any Foreign Subsidiary, the amount of any Tax paid or accrued by any Xerox Company in connection with or as a result of the proceeds of such event being transferred to Xerox to satisfy the mandatory prepayment provisions of this Agreement), and the amount of any reserves established by the Xerox Companies to fund contingent liabilities reasonably estimated to be payable, in each case during the term of this Agreement, that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of Xerox) and (v) any portion of such proceeds that are required to be held in escrow or as collateral for any obligations of any Xerox Company in respect thereof or thereunder (and, in the case of a Qualified Receivables Transaction, the Receivables subject thereto or the servicing obligations of any Xerox Company relating to such Receivables), provided that
(x) in the case of any issuance of Permitted Refinancing Debt or Permitted Refinancing Preferred Stock, the Net Proceeds determined in connection therewith shall instead be deemed to be the portion of the principal amount of the related Refunded Debt or Extended Debt, as the case may be that was scheduled to be repaid (whether at maturity or otherwise) before April 30, 2005 (less, without duplication, any make-whole or other premiums and any items of a type described in clauses (i), (iv) or (v) above in connection with the issuance of such Permitted Refinancing Debt or Permitted Refinancing Preferred Stock or the repayment or satisfaction of such Refunded Debt or Extended Debt), which Net Proceeds shall further be deemed to have been received by Xerox on the date of the applicable scheduled repayment of such Refunded Debt or Extended Debt, (y) in the case of any issuance of Capital Markets Debt or Equity Issuance of Preferred Stock in connection with which

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

cash and cash equivalents are made subject to Qualified Capital Markets Liens, the Net Proceeds determined in connection therewith shall initially be reduced by the amount of such cash and cash equivalents, but on any date, if ever, that any such cash and cash equivalents are released from such Qualified Capital Markets Liens, they shall be deemed to be Net Proceeds of a Capital Markets Event or Equity Issuance, as applicable, received on the date of release and (z) in the event that Xerox satisfies its obligation to repurchase the Convertible Subordinated Debentures on April 21, 2003 with Equity Interests of Xerox instead of purchasing such debentures for cash, an amount equal to the cash purchase price that would have been required to be paid to the holders of such debentures to satisfy such obligation (net of costs of a type described in clauses (b)(i) or (b)(iv) above in connection therewith) shall be deemed to be Net Proceeds of an Equity Issuance, which Net Proceeds shall further be deemed to have been received by Xerox on the date of the applicable scheduled repayment of such obligation.

     "Notes" has the meaning specified in Section 2.08(f).

     "Objection Notice" has the meaning specified in Section 1.04.

     "Operating Agreement" means the Amended and Restated Operating Agreement dated as of November 1, 1980, between Xerox and XCC, as amended, supplemented or otherwise modified prior to the date hereof.

     "Ordinary Course Needs" means as of any date of determination with reference to any Foreign Subsidiary, the cash working capital and other needs of such Foreign Subsidiary and its subsidiaries in the ordinary course of business (net of other sources of funds available or expected to be available to it from any source other than a Xerox Company), determined in good faith by a Financial Officer consistent in all material respects with past practice (subject to appropriate adjustment to the extent past practice has been modified to reflect changes in the nature of the business and operations of the Foreign Subsidiaries contemplated by the Business Plan), including reasonably anticipated needs for repaying Debt and other obligations and making investments in its business not inconsistent in any material respect with the Business Plan, provided that in determining the Ordinary Course Needs of any Foreign Subsidiary, Xerox may take into account its ordinary course of business cash management practices whereby amounts that would otherwise constitute Cash Balances of one or more Foreign Subsidiaries are managed by being concentrated in a single Foreign Subsidiary.

     "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales or property taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, any Loan Document and any similar taxes.

     "Overseas Borrowers" means (a) XCE, (b) XCD and (c) any other Qualified Foreign Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent in accordance with Section 2.19; provided that the status of any of the foregoing as an Overseas Borrower shall terminate if and when an Election to Terminate is delivered to the Administrative Agent in accordance with Section 2.19.

     "PARC" means Palo Alto Research Center, Incorporated, a Delaware corporation and, as of the Effective Date, a Wholly-Owned Subsidiary of Xerox.

     "Participants" has the meaning specified in Section 9.05(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Exhibit A to the Domestic Security Agreement and in respect of any Foreign Credit Party, a certificate in the form provided in the Foreign Security Agreement to which such Foreign Credit Party is a party or any other form approved by the Administrative Agent.

     "Permitted Investments" means investments in:

          (a) marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or the government of any Eligible Jurisdiction (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the such government), in each case maturing within one year from the date of acquisition thereof;

          (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (c) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, at least the second highest credit rating obtainable from S&P or from Moody's;

          (d) certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any bank organized under the laws of the

     United States or any State thereof or the District of Columbia or any Eligible Jurisdiction or any U.S. branch of a foreign bank which has at the date of acquisition thereof a combined capital and surplus of at least $100,000,000;

          (e) repurchase agreements with a term of not more than 7 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above;

          (f) Investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) - (e) above; and

          (g) Investments in cash in euros or dollars or, to the extent determined by Xerox or a Foreign Subsidiary in good faith to be necessary for local working capital requirements and operations requirements of such Foreign Subsidiary, other cash and cash equivalents denominated in the currency of the jurisdiction of organization or place of business of such Foreign Subsidiary which are, in the case of cash equivalents, otherwise substantially similar to the items specified in clauses (a) - (f), above;

provided that in the case of Ridge Re, "Permitted Investments" shall also include an investment that may legally be made by a Bermuda insurance company.

     "Permitted Joint Ventures" means (a) Fuji Xerox Co., Limited and (b) any joint venture, partnership or other arrangement in connection with the Third Party Vendor Financing Program or any Qualified Receivables Transaction.

     "Permitted Liens" means:

          (a) Liens imposed by law for Taxes that are not yet required to be paid pursuant to Section 5.05(a);

          (b) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business or similar deposits or pledges in the ordinary course of business, including those made to obtain the release of such Lien;

          (c) pledges and deposits made and other Liens arising in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure payments of workers' compensation or unemployment insurance;

          (d) Liens (except for Liens on the Collateral) or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, or to secure surety and appeal bonds and other obligations of a like nature;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Xerox or any Subsidiary;

          (g) with respect to each Mortgaged Property, Permitted Encumbrances (as defined in the applicable Mortgage); and

          (h) security given in the ordinary course of business consistent with past practice to any public utility or Governmental Authority in connection with the operation of the business, other than security for borrowed money;

provided that the term "Permitted Liens" shall not include any Lien that secures Debt.

     "Permitted Refinancing Debt" means (a) any Capital Markets Debt issued by Xerox, XCE or any Finance SPE, the proceeds of which a Financial Officer certifies are intended to be, and actually are, applied within 180 days of the date such Capital Markets Debt is issued to make scheduled repayments (including at maturity), together with accrued interest, fees, premiums and other amounts outstanding in respect thereof, of Capital Markets Debt of any Xerox Company outstanding on the date hereof, which scheduled repayment is due prior to October 31, 2005, (b) any Capital Markets Debt issued by Xerox, XCE or any Finance SPE to effect the repayment or other satisfaction of any Extended Debt or (c) any XCC Exchange Debt, all of which Capital Markets Debt (i) matures no earlier than, and has no mandatory amortization (other than mandatory repayment on terms no more onerous for Xerox than set forth herein upon the occurrence of an event that would constitute an Asset Transfer or Change of Control) before October 31, 2005, and (ii) contains financial and negative covenants and events of default that, taken as a whole, are not materially more onerous for Xerox than those set forth herein.

     "Permitted Refinancing Preferred Stock" means any Preferred Stock issued by Xerox or a Finance SPE that is not Disqualified Capital Stock and that contains financial and negative covenants that, taken as a whole, are not materially more onerous for Xerox than those set forth herein, the proceeds of which a Financial Officer certifies are intended to be, and actually are, applied within 180 days of the date such Preferred Stock is issued to make, or that is used to effect the repayment or other satisfaction of, scheduled repayments (including at maturity), together with accrued interest, fees, premiums and other amounts outstanding in respect thereof, of Capital Markets Debt of any Xerox Company outstanding on the date hereof, which scheduled repayment is due prior to October 31, 2005.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (except a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which Xerox or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

     "Planned Qualified Receivables Transactions" means (a) Qualified Receivables Transactions (other than Qualified Receivables Transactions described in clause (b) of this definition) that, when consummated, result in Xerox, directly or indirectly through a Subsidiary, having received aggregate Net Proceeds from all Qualified Receivables Transactions occurring after January 1, 2002 of $2,214,000,000, it being understood that Net Proceeds of such Qualified Receivables Transactions in excess of such amount are to be taken into account for purposes of determining mandatory prepayments (and Revolving Commitment reductions) pursuant to Section 2.10, and (b) any Qualified Receivables Transaction that is consummated as part of the Third Party Vendor Financing Program or, if the effectiveness of the Third Party Vendor Financing Program in any jurisdiction is delayed beyond the projected date used in preparation of the Business Plan or is determined to be impracticable to accomplish, any Qualified Receivables Transaction that is consummated in lieu of or in anticipation of the Third Party Vendor Financing Program in such jurisdiction. Whether a Qualified Receivables Transaction is part of, or in lieu of or in anticipation of, the Third Party Vendor Financing Program shall be as determined in good faith by a Financial Officer, having reference to the Business

Plan and the categories and estimated percentages of receivables that were projected to be Transferred pursuant to the Third Party Vendor Financing Program.

     "Pledged Securities" has the meaning specified in the Domestic Security Agreement.

     "Post-Closing Collateral and Guarantee Requirement" means the requirement that:

          (a) Xerox and each other relevant Domestic Subsidiary shall (i) deliver, with respect to each of the Mortgaged Properties other than the Tulsa, Oklahoma Mortgaged Property, (A) a Mortgage, duly executed and delivered by the record owner of such Mortgaged Property, (B) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, Liens permitted by Section and other liens and matters otherwise reasonably acceptable to the Agents, in amounts set forth on Schedule 5.13 or as determined by appraisal pursuant to Section 5.13 (as applicable), together with such endorsements as are specified on Schedule
     5.13 and such coinsurance as is reasonably requested by the Agents, (C) a survey (which may be an existing survey) in a form reasonably acceptable to the Agents and (D) a favorable written opinion of local counsel for the Credit Parties in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Agents; and (ii) make arrangements reasonably satisfactory to the Agents for the payment of mortgage recording and other similar taxes and charges and title insurance premiums in respect of the policies of title insurance described above and, if Xerox has not consummated a Sale and Leaseback on the Tulsa, Oklahoma Mortgaged Property by the date which is 270 days after the Effective Date, Xerox shall satisfy the foregoing requirements with respect to such property within 30 days of such date (unless a Sale and Leaseback is consummated prior to such date); provided that the Agents may agree in their discretion, with respect to any asset constituting Collateral pledged pursuant to any Mortgage, that compliance with any or all of the requirements set forth in this clause (a) with respect thereto is impossible, impractical or unreasonably burdensome or expensive (or has been substantially, but not fully, completed) and the Agents may, in their respective good faith discretion, consent to a waiver of any or all of such conditions with respect to such asset. In acting pursuant to this clause
     (a), each Agent shall be entitled to the benefits of Article 8 of this Agreement, and, without limiting the generality of the foregoing, the Lenders hereby authorize the Agents, in their sole discretion and from time to time, to grant such waivers and hereby confirm and agree, without limiting the generality of Article 8 of this Agreement, that in the absence of gross negligence or willful misconduct, no Agent shall be liable to any Lender on account of granting any such waiver and any consequences thereof;

          (b) Xerox shall cause (i) XCD and each Canadian Subsidiary identified on Schedule 3.12 as an initial Canadian Guarantor to deliver duly executed counterparts of the Canadian Security Agreement, and, if applicable, the Hypothec, (ii) each UK Guarantor to deliver duly executed copies of the UK Guarantee Agreement, (iii) XCE to deliver duly executed copies of the UK Security Agreement, (iv) the delivery of favorable written opinions of (A) Fasken Martineau DuMoulin LLP, Canadian counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agents, (B) Lovells, United Kingdom counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agents, (C) the General Counsel of XCI, XCL and XCFI, in form and substance reasonably satisfactory to the Agents, (D) the General Counsel of Xerox UK Holdings Limited, in form and substance reasonably satisfactory to the Agents, (E) the Counsel of XCD, in form and substance reasonably satisfactory to the Agents and (F) local counsel in each province and territory of Canada reasonably requested by the Administrative Agent with respect to the Canadian security interests required to be effective at such date pursuant to the Canadian Security Documents stating that (w) the Canadian Security Agreement or Hypothec, as the case may be, creates a valid security interest or hypothec, respectively, (x) all filings and registrations required to perfect the security interests or hypothecs, as applicable, in such province or territory are complete, (y) the choice of law provision in the Canadian Security Agreement or Hypothec, as the case may be, is valid and enforceable according to its terms and (z) a court in such province or territory will enforce a foreign judgment in connection with a breach or default under the Canadian Security Agreement or Hypothec, as the case may be, in each case in form and substance satisfactory to the Collateral Agent and (v) the delivery of each other document or instrument reasonably required by the Administrative Agent in order for such Canadian or UK Credit Party to fulfill the Post-Closing Collateral and Guarantee Requirement; provided that the Agents may agree in their discretion, with respect to any asset constituting Collateral pledged pursuant to any Canadian Security Document or UK Security Document, that compliance with any or all of the requirements set forth in this clause (b) with respect thereto is impossible, impractical or unreasonably burdensome or expensive (or has been substantially, but not fully, completed) and the Agents may, in their respective good faith discretion, consent to a waiver of any or all of such conditions with respect to such asset. In acting pursuant to this clause
     (b), each Agent shall be entitled to the benefits of Article 8 of this Agreement, and, without limiting the generality of the foregoing, the Lenders hereby authorize the Agents, in their sole discretion and from time to time, to grant such waivers and hereby confirm and agree, without limiting the generality of Article of this Agreement, that in the absence of gross negligence or willful misconduct, no Agent shall be liable to any Lender on account of granting any such waiver and any consequences thereof;

          (c) (i) all outstanding Equity Interests directly owned by or on behalf of any Domestic Credit Party (other than XCC), Canadian Credit Party or XCE in each Foreign Subsidiary on Schedule 3.12 and (ii) all other Pledged Securities on Schedule 1 of the Domestic Security Agreement, in each case identified as required to be pledged as part of the Post-Closing Collateral and Guarantee Requirement, shall have been pledged pursuant to the relevant Security Document (except that (i) no more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary that is a corporation for United States Federal income tax purposes shall be pledged to secure the obligations of Xerox or any Domestic Subsidiary (either directly or through any entity that is a disregarded entity for such purposes), (ii) no Canadian Credit Party shall be required to pledge Equity Interests in any Person other than Foreign Subsidiaries directly owned by it and organized under the laws of Canada (or any province or other political subdivision thereof) and (iii) XCE shall not be required to pledge Equity Interests in any Person other than Foreign Subsidiaries directly owned by it and organized under the laws of the United Kingdom (or any political subdivision thereof)), and the Administrative Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (d) the Administrative Agent shall have received (i) a completed Perfection Certificate delivered from each of XCI (on behalf of all Canadian Guarantors) and XCD and signed by an appropriate officer of XCI or XCD, as the case may be, together with all attachments contemplated thereby, including the results of a search of the personal property security registries in the applicable provinces and territories of Canada (except, with respect to the province of Quebec, a search of the register of movable and personal real rights in the province of Quebec) made with respect to each Canadian Credit Party in the jurisdictions contemplated by such Perfection Certificate and (ii) the results of a search of the register of charges kept by the registrar of companies pursuant to the Companies Act of 1985 in the United Kingdom made with respect to XCE, and in each case, copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) that are effective to perfect a Lien are permitted by Section or have been released or the obligations secured thereby have been satisfied;

          (e) each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents described in clauses (a), (b) and (c) of this definition to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

          (f) each Credit Party shall have taken all other action required under this Agreement or under the Security Documents to be undertaken to perfect, register and/or record the Liens granted by it pursuant to the Security Documents described in clauses (a), (b) and (c) of this definition.

     "Preferred Stock" of any Person shall mean capital stock or other ownership interests of or in such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock or other ownership interests of or in any other class of such person, provided that the XCI Class B Shares shall not constitute Preferred Stock.

     "Prime Rate" means a rate per annum equal to the publicly announced prime rate announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer) changing when and as said prime rate changes.

     "Proposed Transfer" has the meaning specified in Section 5.12(b).

     "Purchase Money Debt" means Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Debt, in whole or in part, that do not increase the outstanding principal amount thereof (other than to finance accrued interest, fees and other amounts outstanding in respect thereof and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof, provided that (a) such Debt (other than any extension, renewal, refinancing or replacement thereof) is incurred before or within 120 days after such acquisition or the completion of such construction or improvement and (b) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets.

     "Qualification Requirements" means (a) Xerox has delivered a notice to the Administrative Agent (a copy of which the Administrative Agent shall promptly deliver to each Lender) proposing a transaction that would result in (i) the acquisition or creation of a Wholly-Owned Subsidiary (other than a Third Party Vendor Financing Subsidiary) in connection with the Turnaround Program, (ii) both (A) any Person other than a Xerox Company acquiring Equity Interests in any Subsidiary (other than a Third Party Vendor Financing Subsidiary) and (B) such Subsidiary failing to qualify as an Automatic Turnaround Program Subsidiary immediately after giving effect thereto, (iii) any Equity Interests of a Subsidiary being prohibited from being pledged to the Collateral Agent as part of the Collateral by any agreement entered into in connection with the Turnaround Program with or for the benefit of any other Person owning or acquiring Equity Interests in such a Subsidiary or (iv) any Intellectual Property interest retained by a Credit Party as set forth in clause (e)(iv) of the definition of "Turnaround Program" being prohibited from being pledged to the Collateral Agent as part of the Collateral by any agreement entered into in connection with the Turnaround Program and (b) the Super-Majority Lenders have not notified the Administrative Agent within 45 days of Xerox's delivery of such notice to the Administrative Agent that they disapprove of such transaction (the Administrative Agent agreeing to promptly notify Xerox if it has received such notice of disapproval from the Super-Majority Lenders); any notice delivered by Xerox pursuant to clause (a) shall set forth in reasonable detail a description of such transaction and Xerox agrees to provide such additional information concerning such transaction as any Lender, through the Administrative Agent, shall reasonably request, it being understood that failure to comply with such requirements in any instance shall not affect satisfaction of the Qualification Requirements in such instance if the Super-Majority Lenders do not disapprove pursuant to clause (b) of this definition.

     "Qualified Capital Markets Lien" means any Lien on (a) deposit or other accounts (and the cash or cash equivalents or investments from time to time credited thereto) created in connection with a Capital Markets Event or Equity Issuance of Preferred Stock for the direct or indirect benefit of the holders of the related securities, or (b) any assets of, or Equity Interests in, each and any Finance SPE used to facilitate such transaction, provided that (a) such Lien does not result in secured indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount and (b) the amount of cash and cash equivalents or other investments subject to such Lien or held in a deposit or other account subject to such Lien pursuant to clause (a) may not exceed an

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

amount equal to the cash proceeds received by the Xerox Companies from such Capital Markets Event or Equity Issuance.

     "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

     "Qualified Foreign Subsidiary" means XCI or any of its subsidiaries or any other Subsidiary of Xerox, each of which satisfies the following criteria: (a) the principal place of business and jurisdiction of organization or incorporation of such Subsidiary is located outside the United States, (b) all or, in the case of XCI or any of its subsidiaries, at least 97%, of the shares of capital stock or other ownership interests of such Subsidiary (except directors' qualifying shares) are at the time directly or indirectly owned by Xerox and (c) except in the case of XCI or any of its subsidiaries, such Subsidiary is not a "Specified Subsidiary" under the Reference Indenture (or if the High Yield Indenture ceases to be the Reference Indenture, a corresponding category under a new Reference Indenture) or a "Restricted Subsidiary" under the ESOP Guarantee Agreements.

     "Qualified Receivables Transaction" means any transaction or arrangement or series of transactions or arrangements entered into by Xerox or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of Receivables, leases or other financial assets (including, without limitation, financing contracts), including, without limitation, any transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such Receivables, leases or other financial assets (in each case whether now existing or arising in the future) and which may include Qualified Receivables Transaction Liens, provided that such transaction or arrangement does not constitute or create indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount.

     "Qualified Receivables Transaction Lien" means any Lien in connection with a Qualified Receivables Transaction on (a) Receivables, (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified Receivables Transaction to secure obligations of any Xerox Company arising in connection with or otherwise related to such transaction, provided that the amount of cash and cash equivalents or other investments subject to such Lien do not exceed an amount equal to the cash proceeds received by the Xerox Companies from such Qualified Receivables Transaction, (c) any promissory note issued by any Xerox Company evidencing the repayment of amounts directly or indirectly distributed to such Xerox

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Company from any such accounts and (d) any assets of or Equity Interests in each and any Receivables SPE used to facilitate such transaction.

     "Qualified Turnaround Program Subsidiary" means any Subsidiary (other than a Third Party Vendor Financing Subsidiary) (a) that is acquired or created, or ceases to be directly or indirectly wholly-owned by Xerox, after the date hereof in connection with the Turnaround Program and that does not qualify as an Automatic Turnaround Program Subsidiary but (b) with respect to which Xerox has satisfied the Qualification Requirements.

     "Receivables" means Accounts (as such term is defined in the UCC (or the Personal Property Security Act in effect in each of the provinces or territories in Canada (other than Quebec), to the extent applicable thereto), including the proceeds of inventory to the extent it also constitutes an Account), "claims" as such term is defined in the Civil Code of Quebec, Book Debts (as defined in the UK Security Agreement) and any other accounts receivable, lease receivables, finance receivables, service receivables and supply receivables and any property or assets (including, without limitation, equipment, inventory, software and servicing contracts) related thereto.

     "Receivables SPE" means a Subsidiary that is a special purpose entity that
(a) borrows against Receivables or purchases, leases or otherwise acquires Receivables or Transfers Receivables to one or more third party purchasers or another Receivables SPE as part of a Qualified Receivables Transaction or (b) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of Qualified Receivables Transaction or the Third Party Vendor Financing Program, or (c) is established solely for the purpose of, and has no business other than, owning a Receivables SPE, servicing Receivables owned by a Receivables SPE, owning or holding title to the property or assets giving rise to such Receivables or any activities incidental thereto (including those described in the definitions of Qualified Receivables Transaction or the Third Party Vendor Financing Program).

     "Reference Basket Lien Provision" means the first proviso (not in a parenthetical) to Section 1012(a) of the Reference Indenture described in clause
(a) of the definition of "Reference Indenture" or, if the Reference Indenture in effect is an indenture described in clause (b) of the definition of "Reference Indenture", the comparable provision of such indenture.

     "Reference Indenture" means (a) initially, the High Yield Indenture and (b) if all of the Debt issued under the High Yield Indenture has been repaid in full, from time to time thereafter such other Indenture governing outstanding Debt of Xerox (which must have a provision governing the creation of liens securing Debt of Xerox and its Subsidiaries that, to the reasonable satisfaction of the Administrative Agent, is substantially identical to the comparable provision in the High Yield Indenture) as shall have been designated by Xerox in a notice to the Administrative Agent (with a copy of such indenture attached thereto), it being understood that even if all of the Debt issued under the Indenture described in clause (a) has been repaid in full, such Indenture shall remain as the Reference Indenture until Xerox has so designated another indenture pursuant to this clause (b).

     "Reference Indenture Consolidated Net Worth" of any Person means its "Consolidated Net Worth" as defined in the Reference Indenture.

     "Refunded Debt" means any Capital Markets Debt of any Xerox Company outstanding on the date hereof, but only to the extent that any scheduled payment of the principal thereof (including at maturity) is made by direct application of the proceeds of any Permitted Refinancing Debt or Permitted Refinancing Preferred Stock, provided that any Capital Markets Debt of XCC that is repaid or purchased using the proceeds of XCC Exchange Debt or which is otherwise paid or satisfied by issuance of XCC Exchange Debt to the holders thereof shall constitute Refunded Debt.

     "Register" has the meaning specified in Section 9.05(c).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

     "Release Conditions" means (a) with respect to any Domestic Credit Party, the "Release Conditions" as defined in the Domestic Security Agreement, (b) with respect to each Canadian Credit Party, the "Release Conditions" as defined in the Canadian Security Agreement, and the conditions specified in the Hypothec for the release of all of the hypothec in such Canadian Credit Party's assets, if any, in the province of Quebec in Canada, (c) with respect to each UK Credit Party, the "Release Conditions" as defined in the relevant UK Security Document and (d) with respect to any other Credit Party, the corresponding obligations specified in the relevant Security Document.

     "Required A Lenders" means, at any time, Tranche A Lenders having outstanding Tranche A Loans representing at least a majority of the sum of all outstanding Tranche A Loans.

     "Required A/B Lenders"means, at any time, Lenders holding at least a majority of the aggregate outstanding amount of the Tranche A Loans and the Tranche B Loans.

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

     "Required B Lenders" means, at any time, Tranche B Lenders having outstanding Tranche B Loans representing at least a majority of the sum of all outstanding Tranche B Loans.

     "Required C Lenders" means, at any time, Tranche C Lenders having outstanding Tranche C Loans representing at least a majority of the sum of all outstanding Tranche C Loans.

     "Required Lenders" means, at any time, Lenders having Revolving Exposures, outstanding Term Loans and unused Revolving Commitments representing at least a majority of the sum of all Revolving Exposures, outstanding Term Loans and unused Revolving Commitments at such time.

     "Required Revolving Lenders" means, at any time, Revolving Lenders holding at least a majority of the aggregate amount of the Revolving Commitments or, if the Revolving Commitments have been terminated, the Revolving Exposures.

     "Required Revolving/B Lenders" means, at any time, Lenders holding at least a majority of the aggregate outstanding amount of the (a) Revolving Commitments or, if the Revolving Commitments have been terminated, the Revolving Exposure and (b) Tranche B Loans.

     "Responsible Officers" means the chief executive officer, any Financial Officer and the general counsel of Xerox, and solely for the purpose of Section 3.11, shall also include each individual considered an "officer" of Xerox for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     "Restatement" means the restatement of any Xerox Company's financial statements for any or all of Fiscal Years 1997 through 2000 (or any Fiscal Quarter of any such Fiscal Year), as well as any adjustment of previously announced results for Fiscal Year 2001, but only if made (a) to reflect adjustments in the timing and allocation of lease revenue recognition, adjustments due to the establishment and release of certain reserves prior to 2001 and other miscellaneous items, all as described in Xerox's Form 8-K filed with the SEC on April 12, 2002, or (b) to reflect other adjustments or other new methods of accounting required by the independent public accountants reporting on the financial statements for such periods in connection with their audit thereof.

     "Restatement Date" means the date that Xerox delivers its audited financial statements for Fiscal Year 2001 to the Administrative Agent pursuant to Section 1.04(a).

     "Restatement Event" means (a) the Restatement, (b) any lawsuit or other action previously or hereafter brought against any Xerox Company, any of their Affiliates or any present or former officer or director of a Xerox Company or any of their Affiliates involving or arising out of the Restatement, and any settlement thereof or other development with respect thereto, (c) the failure to timely satisfy any requirement for the delivery of financial statements of any Xerox Company for Fiscal Year 2001 or the first or second Fiscal Quarter of Fiscal Year 2002 or to timely file Xerox's or XCC's Form 10-K for Fiscal Year 2001 or Form 10-Q for the first or second Fiscal Quarter of Fiscal Year 2002 or
(d) the occurrence of any default or event of default under any indenture, instrument or other agreement or contract, or the exercise of any remedy in respect thereof, that arises directly or indirectly as a result of any of the matters described in any of the foregoing clauses (a) - (c) or this clause (d).

     "Restricted Debt" means Debt of Xerox or any Subsidiary, the payment, prepayment, redemption, purchase or defeasance of which is restricted under
Section 6.08.

     "Restricted Domestic Subsidiary" means a Domestic Subsidiary that (a) as of the end of the most recently completed Fiscal Year for which audited financial statements of Xerox and its Subsidiaries have been delivered pursuant to Section 3.04(a), 1.04(a) or 5.01(a) had Reference Indenture Consolidated Net Worth of $100,000,000 or more and (b) is not a Subsidiary of the type described in the proviso of the definition of "Specified Subsidiary" in the High Yield Indenture; provided that XCC and Xerox Financial Services, Inc. shall each be Restricted Domestic Subsidiaries.

     "Restricted Foreign Subsidiary" means a Foreign Subsidiary that (a) as of the end of the most recently completed Fiscal Year for which audited financial statements of Xerox and its Subsidiaries have been delivered pursuant to Section 3.04(a), 1.04(a) or 5.01(a) had Reference Indenture Consolidated Net Worth of $100,000,000 or more and (b) is not a Subsidiary of the type described in the proviso of the definition of "Specified Subsidiary" in the High Yield Indenture; provided that Xerox Canada Finance Inc., Xerox XF Holdings (Ireland) Limited and Xerox Finance Limited shall each be Restricted Foreign Subsidiaries.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any Xerox Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in any Xerox Company (including, for this purpose, any payment in respect of any Equity Interest in any Xerox Company under a Synthetic Purchase Agreement).

     "Revised Business Plan" has the meaning specified in Section

     "Revolving Availability Period" means the period from and including the Effective Date to but excluding the Revolving Maturity Date (or, if earlier, the date on which all outstanding Revolving Commitments terminate).

     "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's potential Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender's Revolving Commitment is set forth on Appendix I or in the Assignment pursuant to which such Lender shall have assumed its initial Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Commitments is $1,500,000,000.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Revolving Exposure.

     "Revolving Loan" means a Loan arising pursuant to Section 2.01(a)(iv) or made pursuant to Section 2.01(b).

     "Revolving Maturity Date" means April 30, 2005 or, if such day is not a Business Day, the next preceding Business Day.

     "Revolving Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages will be determined based on Revolving Exposures.

     "Ridge Re" means Ridge Reinsurance Limited, a Bermuda corporation, and a Wholly-Owned Subsidiary of Xerox Financial Services, Inc., itself a Wholly-Owned Subsidiary of Xerox.

     "S&P" means Standard & Poor's.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by Xerox or any of its Subsidiaries of any property that has been or is to be sold or transferred by Xerox or such Subsidiary to such Person, other than (a) leases between Xerox and a Subsidiary or between Subsidiaries of Xerox and (b) leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement of such property, or the commencement of commercial operation, of such property.

     "SEC" means the Securities and Exchange Commission.

     "SEC Filings" means public filings with the Securities and Exchange Commission on Form S-4, Form 8-K, Form 10-Q or Form 10-K, and any filed amendments to any of the foregoing.

     "Secured Obligations" means the Domestic Secured Obligations, the Canadian Secured Obligations and the UK Secured Obligations.

     "Secured Parties" means (a) with respect to the Domestic Security Documents, the "Secured Parties" defined in the Domestic Security Agreement, (b) with respect to the Canadian Security Documents, the "Secured Parties" defined in the Canadian Security Agreement, (c) with respect to the UK Security Documents, the Revolving Lenders and (d) with respect to any other Security Document, any Person or Persons holding secured obligations thereunder.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means the Domestic Security Documents, the Foreign Security Documents and each other security agreement, guarantee agreement, instrument or document executed and delivered pursuant to Section 5.11 or 5.13 to secure or guarantee any of the Secured Obligations.

     "Statutory Reserve Adjustment" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent (or, if the Administrative Agent is not a "member bank" of the Federal Reserve System, Bank One, NA) is subject with respect to (a) for purposes of determining the Base CD Rate, new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) for purposes of determining the Adjusted LIBO Rate, eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages will include those imposed pursuant to such Regulation D. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent and/or one or more of its subsidiaries.

     "Subsidiary" means any subsidiary of Xerox.

     "Super-Majority Lenders" means, at any time, Lenders having Revolving Exposures, outstanding Term Loans and unused Revolving Commitments representing at least 66 2/3% of the sum of all Revolving Exposures, outstanding Term Loans and unused Revolving Commitments at such time.

     "Support Agreement" means the Support Agreement dated as of November 1, 1980, between Xerox and XCC, as amended, supplemented or otherwise modified prior to the date hereof.

     "Synthetic Purchase Agreement" means any swap, derivative or combination of similar agreements pursuant to which Xerox or a Subsidiary is or may become obligated to make (a) any payment in connection with the purchase by any third party, from a Person other than Xerox or a Subsidiary, of any Equity Interest or Restricted Debt or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Debt; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Xerox or its Subsidiaries (or their heirs or estates) will be deemed to be a Synthetic Purchase Agreement.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions or similar charges (whether imposed directly or through withholdings) imposed by any Governmental Authority, together with any interest, penalties and additions to tax.

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

     "Term Loans" means Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

     "Termination Date" means April 30, 2005 or, if such day is not a Business Day, the next preceding Business Day.

     "Third Party Vendor Financing Program" means the arrangement by Xerox or any Subsidiary of third party vendor financing for customers of the Xerox Companies, including (a) the sale of a financing business or a Qualified Receivables Transaction as contemplated by the Business Plan and (b) Transfers of all or any portion of the business of, and assets relating to the business of, providing billing, collection and other services in respect of finance, lease and other Receivables.

     "Third Party Vendor Financing Subsidiaries" means any Subsidiary acquired or created in connection with the Third Party Vendor Financing Program.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported for such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Threshold Amount" means, (a) in the case of any Proposed Transfer of Excess Foreign Cash, 5% of such Excess Foreign Cash, and (b) in the case of any Proposed Transfer of Foreign Net Cash Proceeds in respect of an Included Asset Transfer, 10% of such Foreign Net Cash Proceeds.

     "Total Debt" means, as of any date, the sum of (a) the aggregate principal amount of debt of Xerox and its Subsidiaries outstanding as of such date, in the amount that would be reflected as debt on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and (b) (without duplication) the aggregate LC Exposure, adjusted in accordance with the second paragraph of the definition of "Debt", provided that notwithstanding the treatment thereof under GAAP, Total Debt shall always exclude (without

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

duplication) any amount shown on such balance sheet in respect of any Trust Preferred Securities or other Preferred Stock outstanding on the date hereof.

     "Tranche A Lender" means a Lender with an outstanding Tranche A Term Loan.

     "Tranche A Maturity Date" means April 30, 2005 or, if such day is not a Business Day, the next preceding Business Day.

     "Tranche A Term Loan" means a Loan arising pursuant to Section 2.01(a)(ii).

     "Tranche B Lender" means a Lender with an outstanding Tranche B Term Loan.

     "Tranche B Maturity Date" means April 30, 2005 or, if such day is not a Business Day, the next preceding Business Day.

     "Tranche B Term Loan" means a Loan arising pursuant to Section
2.01(a)(iii).

     "Tranche C Lender" means a Lender with an outstanding Tranche C Term Loan.

     "Tranche C Maturity Date" means September 15, 2002 or, if such day is not a Business Day, the next preceding Business Day.

     "Tranche C Paydown" means the mandatory repayment of the Tranche C Term Loans on or prior to September 15, 2002.

     "Tranche C Term Loan" means a Loan arising pursuant to Section 2.01(a)(i).

     "Transactions" means the execution, delivery and performance by each Credit Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Transaction Liens" means the Liens on Collateral granted by the Credit Parties under the Security Documents.

     "Transfer" means any sale, disposition, assignment, lease, license, conveyance or other transfer of any property.

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

     "Trust Preferred Securities" means the $650.0 million aggregate liquidation amount of 8% Trust Preferred Securities of Xerox Capital Trust I, the $1,035.0 million aggregate liquidation amount of 7 1/2% Convertible Trust Preferred Securities of Xerox Capital Trust II and the Deferred Preferred Shares, Series A, of Xerox Capital LLC, and any other similar preferred securities issued by any Xerox Company after the date hereof.

     "Turnaround Program" means (a) the Third Party Vendor Financing Program, including the creation and maintenance of joint ventures in furtherance thereof,
(b) the outsourcing of manufacturing activities, including Transfers and closings of any related manufacturing sites, offices or other real property or assets and the creation and maintenance of joint ventures in furtherance thereof, (c) Transfers of assets related to the SOHO business, (d) deployment of, and transition to, a "distributor" model in the "Developing Markets Operations" or other markets outside North America pursuant to which a Xerox Company's products or services, or any receivables relating to any thereof, would be sold or disposed of to third-party vendors or any other Person, including Transfers of offices, equipment and real estate relating to such markets and the creation and maintenance of joint ventures in furtherance thereof and (e) the following types of transactions in respect of research and development and Intellectual Property of the Xerox Companies: (i) the creation of IP Companies, whether alone or with third-parties; (ii) the Transfer of assets of, or Equity Interests in, any IP Company, (iii) the Transfer to any IP Company of any offices, real property, equipment or other tangible assets relating to the business of the applicable IP Company and (iv) the Transfer to any IP Company of Intellectual Property, provided that the terms of any such Transfer pursuant to this clause (e)(iv) do not restrict in any material manner the ability of the Xerox Companies to utilize any such Intellectual Property that is material to the production or office businesses of the Xerox Companies in such business and, where ownership of such Intellectual Property is Transferred to an IP Company by any Xerox Company, all rights (if any) of the Xerox Companies to so use such Intellectual Property are evidenced by a license or other agreement that, in the case of any such right of a Credit Party, may be included in the Collateral subject to the Security Documents (unless the Qualification Requirements have been satisfied with respect thereto), provided that in no event shall the foregoing include any Transfer of ownership of the "Xerox" name.

     "Turnaround Program Subsidiaries" means each Automatic Turnaround Program Subsidiary and each Qualified Turnaround Program Subsidiary.

     "UCC" has the meaning specified in the Domestic Security Agreement.

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

     "UK Credit Parties" means XCE, the UK Guarantors and any Foreign Subsidiary that is organized under the laws of the United Kingdom that becomes an Overseas Borrower or Foreign Guarantor after the Effective Date.

     "UK Guarantor" means Xerox UK Holdings Limited and XOH and each other Foreign Subsidiary that is organized under the laws of the United Kingdom that is designated as a Guarantor pursuant to Section 5.11(b) or 5.13(a).

     "UK Guarantee" means the guarantee obligations of the UK Guarantors created pursuant to the UK Guarantee Agreement.

     "UK Guarantee Agreement" means the Deed of Guarantee and Indemnity among the UK Guarantors and the Collateral Agent, substantially in the form of Exhibit C-4.

     "UK Secured Obligations" means XCE's obligations to pay the "Secured Sums" as defined in the UK Security Agreement.

     "UK Security Agreement" means the Debenture among XCE and the Collateral Agent, substantially in the form of Exhibit C-3.

     "UK Security Documents" means the UK Security Agreement, the UK Guarantee Agreement and each other Security Document executed and delivered by a UK Credit Party pursuant to this Agreement.

     "United States" means the United States of America.

     "Wholly-Owned" when used in reference to any Subsidiary (including a Domestic Subsidiary, Foreign Subsidiary, Material Subsidiary, Material Domestic Subsidiary or a Material Foreign Subsidiary) means a Subsidiary more than 80% (or, in the case of PARC, 90%) of the voting Equity Interests of which are owned, directly or indirectly, by Xerox.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "XCC" means Xerox Credit Corporation, a Delaware corporation.

     "XCC Exchange Debt" means any Capital Markets Debt issued by Xerox, (a) the proceeds of which a Financial Officer certifies are intended to be, and actually are, transferred to XCC within 30 days of the date such Capital Markets Debt is issued and applied by XCC within 5 Business Days of receipt to the repayment or purchase of Capital Markets Debt of XCC outstanding on the

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

date hereof or (b) which is issued to holders of Capital Markets Debt of XCC outstanding on the date hereof in payment or other satisfaction thereof (in either case without regard to the scheduled repayment date of such Capital Markets Debt of XCC).

     "XCD" means Xerox Canada Capital Ltd., a Canadian corporation.

     "XCE" means Xerox Capital (Europe) plc, a company incorporated in England and Wales.

     "XCFI Debentures" means (a) the 10.70% Sinking Fund Debentures due 2006 issued pursuant to that certain Trust Indenture dated as of December 15, 1986, as supplemented and amended by the First through Fourth Supplemental Trust Indentures, among Xerox Canada Finance Inc., Xerox Canada Inc., Xerox Canada Holdings Inc. and National Trust Company, as Trustee and (b) the 12.15% Sinking Fund Debentures due 2007 issued pursuant to that certain Trust Indenture dated as of October 27, 1987, as supplemented and amended by the First through Fourth Supplemental Trust Indentures, among Xerox Canada Finance Inc., Xerox Canada Inc., Xerox Canada Holdings Inc. and National Trust Company, as Trustee.

     "XCFI Indentures" has the meaning specified in the Domestic Security Agreement.

     "XCI" means Xerox Canada Inc., a company organized under the laws of the Province of Ontario, Canada.

     "XCI Class B Shares" means the Non-Voting Class B Exchangeable Shares of
XCI.

     "XCL" means Xerox Canada Ltd., a Canadian corporation.

     "Xerox Austria" means Xerox (Austria) Holdings GmbH, a company organized under the laws of Austria.

     "Xerox Companies" means Xerox and the Subsidiaries.

     "Xerox Group Companies" means each Xerox Company except (a) any Subsidiary existing on the date hereof that is not a Wholly-Owned Subsidiary, (b) any Turnaround Program Subsidiary or (c) any Subsidiary that (i) is not a Wholly-Owned Subsidiary and (ii) is formed or acquired pursuant to Section 6.04(a)(xvi).

     "XFI" means Xerox Finance, Inc., a Delaware corporation.

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     "XOH" means Xerox Overseas Holdings Limited, a company incorporated in
England and Wales.

     Section 1.01. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if Xerox notifies the Administrative Agent that Xerox requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies Xerox that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Interest Type (e.g., a "Eurodollar Loan") or by Class and Interest Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Interest Type (e.g., a "Eurodollar Borrowing") or by Class and Interest Type (e.g., a "Eurodollar Revolving Borrowing").

     Section 1.03. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Whenever in this Agreement an amount

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or other circumstance is to be as determined in the good faith judgment of any
Xerox Company (including as determined by a Financial Officer), or any comparable criterion, such reference shall be construed to require that (a) such determination be reasonable in fact or based on reasonable assumptions under the circumstances and (b) the Xerox Company in question shall be required to provide such internally generated information, including reasonably detailed financial data and calculations, as shall be reasonably requested by the Administrative Agent to demonstrate that there is a reasonable basis for such determination. In addition, whenever any provision of this Agreement requires a certificate of a Financial Officer or any other Person, such provision shall be deemed to be satisfied by the delivery of a certificate of Xerox executed, on behalf of Xerox, by a Financial Officer or such other Person.

     Section 1.04. Restatement; Covenant Re-set. (a) As promptly as possible and in any event no later than December 31, 2002, Xerox will deliver to the Administrative Agent and each Lender its audited consolidated balance sheet as of the end of Fiscal Year 2001 and the related statements of operations, stockholders' equity and cash flows for such Fiscal Year, accompanied by an unqualified report of PricewaterhouseCoopers LLP (or other independent public accountants of recognized national standing) as to such financial statements presenting fairly in all material respects the financial position, results of operations and cash flows of Xerox and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, it being understood that such financial statements will reflect the Restatement. The provisions of the last paragraph of Section 5.01 shall be available for delivery of such financial statements to the Lenders, but Xerox shall furnish a hard copy of such statements to the Administrative Agent as soon as available (with as many additional copies as the Administrative Agent shall have reasonably requested).

     (b) Promptly and in any event no later than 60 days after the Restatement Date, Xerox will deliver to the Administrative Agent (i) a revised version of the Business Plan, prepared as described in Section 1.04(b)(ii)(A) below (the "Revised Business Plan"), and (ii) the certificate described in Section 1.04(b)(ii)(B) below (the "Adjustment Certificate"), in accordance with the following:

               (A) The Revised Business Plan shall be prepared by Xerox in good faith and shall restate the projected financial data set forth in the initial Business Plan solely to give effect to the Restatement, the effect of the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement") on Fiscal Year 2001 and future periods and the effect of Xerox's change as of January 2002 to the new method of lease revenue recognition adopted in connection with the

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          Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement"). Except for the Restatement and as otherwise provided in this Section 1.04(b)(ii)(A), no other restatement or other adjustment of any such financial data shall be made for this purpose on account of any other new or additional information that has become known or available to Xerox since the preparation of the initial Business Plan that is or might otherwise be a basis for adjusting any projection or other statement in the initial Business Plan, or any assumption upon which it was based, notwithstanding that the Revised Business Plan otherwise may, as of its date, contain material misstatements or omit to state material facts, it being understood and agreed that the application of
          Section 3.11 and Section 7.01(c) to the Revised Business Plan is qualified to this extent. The Revised Business Plan shall be accompanied by a certificate of the Chief Financial Officer or Treasurer of Xerox stating that it has been prepared in accordance with the foregoing requirements. The Revised Business Plan will also be accompanied by a supplement to the initial Business Plan (which, upon delivery, will be considered part of the initial Business Plan), prepared by Xerox in good faith and signed by the Chief Financial Officer or Treasurer of Xerox, in which the projected Consolidated Net Income for Fiscal Years 2003, 2004 and 2005 (which is set forth in the initial Business Plan on only an annual basis) will be broken down on a quarterly basis (but only through the first Fiscal Quarter of Fiscal Year 2005).

               (B) The Adjustment Certificate shall be prepared by Xerox in good faith and signed by the Chief Financial Officer or Treasurer of Xerox, and shall have attached thereto a Schedule (the "Covenant Re-set Schedule") setting forth the content of Sections 6.13 - 6.15 but with the amounts and ratios included therein in accordance with the following:

                    (1) Minimum Consolidated EBITDA. The minimum Consolidated
               EBITDA required by Section 6.13 for each period of four consecutive Fiscal Quarters specified therein shall be adjusted to equal the total of (A) the amount set forth opposite the last day of such period in Section 6.13 (before giving effect to the last sentence thereof), plus (or minus) (B) the increase (decrease) of (1) the Consolidated EBITDA for such period contemplated by the Revised Business Plan compared to (2) the Consolidated EBITDA for such period contemplated by the initial Business Plan.

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                    (2) Leverage Ratio. The maximum Leverage Ratio permitted by
               Section 6.14 as of the last day of any Fiscal Quarter specified therein shall be adjusted to equal the ratio, rounded upwards to the nearest 1/10th, of:

                         (a) the excess of (x) the amount of "Covenant Total
                    Debt" set forth opposite such Fiscal Quarter in Schedule
                    1.04 over (y) the sum of (i) 85% of the amount of net finance receivables as of such day contemplated by the Revised Business Plan and (ii) the excess, if any, of the amount of consolidated cash and cash equivalents of Xerox as of such day contemplated by the Revised Business Plan (other than those subject to Liens) over $1.3 billion, to

                         (b) the sum of (x) the minimum Consolidated EBITDA
                    covenant level determined pursuant to Section
                    1.04(b)(ii)(B)(1) for the period of four consecutive Fiscal Quarters ending on such day and (y) the amount of "Capitalized Software" set forth opposite the last Fiscal Quarter of such period in Schedule 1.04.

                    (3) Consolidated Net Worth. The minimum Consolidated Net
               Worth required by Section 6.15 as of the last day of each Fiscal Quarter shall be adjusted to equal:

                         (a) in the case of the Fiscal Quarter ending September
                    30, 2002, (x) the excess of (i) Consolidated Net Worth as of December 31, 2001 determined by reference to the audited Fiscal Year financial statements delivered pursuant to this
                    Section 1.04(a) over (ii) $1.3 billion, plus (or minus) (y) the increase (decrease) of (i) Consolidated Net Income contemplated by the Revised Business Plan for the first three Fiscal Quarters of Fiscal Year 2002 compared to (ii) Consolidated Net Income contemplated by the initial Business Plan for such three Fiscal Quarters, and

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                         (b) in the case of each subsequent Fiscal Quarter
                    through and including the first Fiscal Quarter of Fiscal Year 2005, the sum of the amount determined under Section 1.04(b)(ii)(B)(3) for the immediately preceding Fiscal Quarter plus the increase (or minus the decrease, as the case may be) of (x) Consolidated Net Income contemplated by the Revised Business Plan for such subsequent Fiscal Quarter compared to (y) Consolidated Net Income contemplated by the initial Business Plan for such subsequent Fiscal Quarter.

The Adjustment Certificate shall set forth in reasonable detail the basis for, and the computations of, all of the adjustments set forth therein.

     (c) During the 30-day period following delivery of the Revised Business Plan and the Adjustment Certificate, as and when reasonably requested by the Administrative Agent, Xerox will make available one or more Financial Officers, its independent public accountants (with a Financial Officer present) and its financial adviser to review with the Administrative Agent (and any advisers identified by it) the adjustments from the initial Business Plan reflected in the Revised Business Plan (it being understood that (x) the Revised Business Plan shall not be subject to approval of any Agent or any Lender, (y) any such review of the Revised Business Plan by the Administrative Agent (and any advisers) shall be solely for informational purposes and determining Xerox's compliance with Section 1.04(b) and (z) the Revised Business Plan and the outcome of such review thereof by the Administrative Agent (and any advisers) shall only constitute grounds for the delivery of an Objection Notice with respect to any failure by Xerox to comply with Section 1.04(b)) and the basis for, and the computations of, the adjustments set forth in the Adjustment Certificate, and to provide such additional information and responses to other questions as the Administrative Agent (or such advisers) may reasonably request with respect to the Restatement and the application of Section 1.04(b). On or before the last day of such 30-day period, the Administrative Agent may deliver a notice (the "Objection Notice") to Xerox stating that it disagrees with one or more of the adjustments set forth in the Adjustment Certificate, which notice shall set forth in reasonable detail the basis for such disagreement. In the event the Administrative Agent delivers an Objection Notice in accordance with this Section 1.04(c), Xerox and the Administrative Agent shall negotiate in good faith to resolve promptly the matters described in the Objection Notice, and any references herein to the Adjustment Certificate, including the Covenant Re-set Schedule, shall mean the Adjustment Certificate and Covenant Re-set Schedule if and as modified by the agreement of Xerox and the Administrative Agent as a result of such negotiations. The Covenant Re-set Date shall be (i) the last day of such 30-

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day period (or such earlier date as the Administrative Agent notifies Xerox that it does not have any disagreements with the adjustments set forth in the Adjustment Certificate), unless the Administrative Agent delivers an Objection Notice on or prior thereto, or (ii) if the Administrative Agent delivers an Objection Notice, the date an Adjustment Certificate (including a Covenant
Re-set Schedule) is agreed to by the Administrative Agent and Xerox following their negotiations (it being understood that such negotiations may result in no actual changes to the previously delivered Adjustment Certificate).

     (d) Effective automatically on the Covenant Re-set Date, without the requirement of any notice to or action by the Lenders, the covenants in Sections
6.13 - 6.15 shall be replaced in their entirety by the Covenant Re-set Schedule, a copy of which shall be distributed to each Lender by the Administrative Agent promptly after the Covenant Re-set Date and which shall be deemed to be incorporated into this Agreement as if attached hereto. At all times prior to the Covenant Re-set Date, compliance with Sections 6.13 - 6.15 shall be determined without giving effect to the Restatement, the effect of the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement") on Fiscal Year 2001 and future periods and the effect of Xerox's change as of January 2002 to the new method of lease revenue recognition adopted in connection with the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement").

     (e) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, it is the intent of the parties hereto that the occurrence or existence of any Restatement Event shall not constitute or cause a Default hereunder or prevent any Borrower from requesting and receiving any Loan, and the provisions hereof and of the other Loan Documents shall be deemed modified to the extent necessary to avoid the foregoing, provided that (A) the foregoing provisions shall not permit any Xerox Company to take or fail to take any action explicitly required not to be taken or to be taken by Sections 5.01 or 5.02 or
Article 6 other than as set forth therein with reference to Restatement Events, nor shall the foregoing excuse any Event of Default under Section 7.01(k) on account of any judgment arising out of a Restatement Event or, except as specifically provided therein, any Event of Default under Section 7.01(f)-7.01(j) arising out of or directly or indirectly caused by a Restatement Event and (B) the foregoing shall have no effect on the calculation of Consolidated Net Worth. Furthermore, to the extent that the delivery by any Xerox Company of any financial report or certificate required to be delivered by it hereunder or in any other Loan Document, or the maintenance by any Xerox Company of its books and records, reflects the Restatement, the effect of the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement") on Fiscal Year 2001 and future periods and the effect of Xerox's

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

change as of January 2002 to the new method of lease revenue recognition adopted in connection with the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement"), any requirement herein or in any other Loan Document that any such report, certificate or books and records be delivered, prepared or maintained in accordance with past practice or in a consistent manner shall, on and after the Restatement Date, be modified to allow such matters to be reflected.

                                    ARTICLE 2
                                   The Credits

     Section 2.01. Revolving Commitments; Conversion to Term Loans. (a) Subject to the terms and conditions set forth herein, on the Effective Date:

          (i) $700,000,000 aggregate principal amount of the loans outstanding under the Existing Credit Agreement shall be converted to Tranche C Term Loans;

          (ii) $1,500,000,000 aggregate principal amount of the loans outstanding under the Existing Credit Agreement shall be converted to Tranche A Term Loans;

          (iii) $500,000,000 aggregate principal amount of the loans outstanding under the Existing Credit Agreement shall be converted to Tranche B Term Loans; and

          (iv) $1,500,000,000 aggregate principal amount of the loans outstanding under the Existing Credit Agreement shall remain outstanding as Revolving Loans, and the Revolving Commitments shall be ratably reduced to an aggregate amount of $1,500,000,000.

Each Lender under the Existing Credit Agreement shall convert into Tranche C Term Loans, Tranche A Term Loans, Tranche B Term Loans and Revolving Loans a portion of its loans outstanding under the Existing Credit Agreement that bears the same proportion to the total amount of its loans outstanding under the Existing Agreement as the initial aggregate principal amount of such Tranche or of the Revolving Loans set forth above bears to $7,000,000,000. Each Lender's Revolving Commitment on and after the Effective Date will be an amount that bears the same proportion to the total amount of its loans outstanding under the Existing Credit Agreement as $1,500,000,000 bears to $7,000,000,000. The Tranche C Term Loans, Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Revolving Commitments of each Lender that will be outstanding and exist on the Effective Date are set forth in Appendix I.

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     (b) Subject to the terms and conditions set forth herein, on and after the
Effective Date each Revolving Lender agrees to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not, after giving effect to any simultaneous repayment of the Revolving Loans (or reimbursement of any LC Disbursement or cancellation of any Letter of Credit) and the provisions of
Section 2.05(b), at any time result in such Lender's Revolving Exposure exceeding its Revolving Commitment. Within such limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Revolving Loans. Amounts repaid in respect of any Term Loans may not be reborrowed.

     (c) The Revolving Commitments of the Revolving Lenders are several, i.e., the failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender's failure to make Loans as and when required hereunder.

     Section 2.02. Revolving and Term Loans. (a) The Loans comprising each Existing Borrowing shall be Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans, all as set forth in Appendix II. Each Revolving Loan made after the Effective Date shall be made as part of a Borrowing consisting of Loans of the same Interest Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments as the relevant Borrower may request (subject to Section 2.13) in accordance herewith. Subject to Section 2.18, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. Any exercise of such option shall not affect the relevant Borrower's obligation to repay such Loan as provided herein.

     (b) At the beginning of each Interest Period for any Eurodollar Borrowing, the aggregate amount of such Borrowing shall be an integral multiple of $5,000,000 and not less than $25,000,000. When each Base Rate Borrowing is made, the aggregate amount of such Borrowing shall be an integral multiple of $5,000,000 and not less than $25,000,000; provided that a Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments. Borrowings of more than one Class and Interest Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

     (c) Notwithstanding any other provision hereof, no Borrower will be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date or Tranche C Maturity Date, as applicable.

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

     Section 2.03. Requests to Borrow Revolving Loans. To request a Revolving Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than Noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of a Base Rate Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Xerox and the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of such Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds (if any) are to be disbursed, which shall comply with the requirements of
     Section 2.05.

If no election as to the Interest Type of a Borrowing is specified, the requested Borrowing will be a Base Rate Borrowing. If no Interest Period with respect to a requested Eurodollar Borrowing is specified, the relevant Borrower will be deemed to have selected an Interest Period of one month's duration. Promptly after it receives a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender as to the details of such Borrowing Request and the amount of such Lender's Loan to be made pursuant thereto.

     Section 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own benefit or the benefit of any Xerox Company, in a form

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

reasonably acceptable to the Administrative Agent and the relevant LC Issuing Bank, from time to time during the Revolving Availability Period. If the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any LC Issuing Bank relating to any Letter of Credit are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant LC Issuing Bank) to the relevant LC Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant LC Issuing Bank, the relevant Borrower also shall submit a letter of credit application on such LC Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $200,000,000 and (ii) the total Revolving Exposures will not exceed the total Revolving Commitments.

     (c) Expiration Date. Each Letter of Credit shall expire at or before the close of business on the earlier of (i) the date that is one year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days before the Revolving Maturity Date.

     (d) Participations. Effective upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any LC Issuing Bank or the Revolving Lenders, the LC Issuing Banks grant to each Revolving Lender, and each Revolving Lender acquires from the relevant LC Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Percentage of the aggregate amount available to be drawn thereunder. Pursuant to such participations, each Revolving

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Lender agrees to pay to the Administrative Agent, for the account of the relevant LC Issuing Bank, such Lender's Revolving Percentage of (i) each LC Disbursement made by such LC Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in Section 2.04(e) and (ii) any reimbursement payment required to be refunded to the relevant Borrower for any reason. Each Lender's obligation to acquire participations and make payments pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If any LC Issuing Bank makes any LC Disbursement under a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying an amount equal to such LC Disbursement to the Administrative Agent not later than 2:00 p.m., New York City time, on the day after Xerox receives notice of such LC Disbursement; provided that, if such LC Disbursement is at least $5,000,000 or the entire unused balance of the Revolving Commitments, the relevant Borrower may, without regard to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be made with the proceeds of a Base Rate Revolving Borrowing in an equivalent amount and, to the extent so requested, the relevant Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing. If the relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Revolving Percentage thereof. Promptly after it receives such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the relevant Borrower, in the same manner as is provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05(c) shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant LC Issuing Bank the amounts so received by it from the Revolving Lenders. If a Revolving Lender makes a payment pursuant to this subsection to reimburse an LC Issuing Bank for any LC Disbursement (other than by funding Base Rate Revolving Loans as contemplated above), (i) such payment will not constitute a Loan and will not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement and (ii) such Revolving Lender will be subrogated to its pro rata share of such LC Issuing Bank's claim against such Borrower for such reimbursement. Promptly after the Administrative Agent receives any payment from a Borrower pursuant to this subsection, the Administrative Agent will distribute such payment to the relevant LC Issuing Bank or, if Revolving Lenders

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have made payments pursuant to this subsection to reimburse an LC Issuing Bank, then to such Lenders and such LC Issuing Bank as their interests may appear.

     (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in Section 2.04(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any LC Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the LC Issuing Banks and their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant LC Issuing Bank; provided that the foregoing shall not excuse the LC Issuing Banks from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such LC Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In the absence of gross negligence or wilful misconduct on the part of an LC Issuing Bank (as finally determined by a court of competent jurisdiction), such LC Issuing Bank shall be deemed to have exercised care in each such determination. Without limiting the generality of the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant LC Issuing Bank may, in its sole discretion, either (A) accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or (B) refuse to accept and make payment upon such documents if such documents do not strictly comply with the terms of such Letter of Credit.

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     (g) Disbursement Procedures. The relevant LC Issuing Bank shall, promptly after its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant LC Issuing Bank shall promptly notify the Administrative Agent and Xerox by telephone (confirmed by telecopy) of such demand for payment and whether such LC Issuing Bank has made or will make an LC Disbursement pursuant thereto; provided that any failure to give or delay in giving such notice will not relieve the relevant Borrower of its obligation to reimburse the relevant LC Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. Unless the relevant Borrower reimburses an LC Disbursement in full on the day it is made, the unpaid amount thereof shall bear interest, for each day from and including the day on which such LC Disbursement is made to but excluding the day on which such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.04(e), then Sections 2.12(c) and 2.12(d) shall apply. Interest accrued pursuant to this subsection shall be for the account of the LC Issuing Banks, except that a pro rata share of interest accrued on and after the day that any Revolving Lender reimburses an LC Issuing Bank for a portion of such LC Disbursement pursuant to Section 2.04(e) shall be for the account of such Lender.

     (i) Replacement of LC Issuing Banks. Any LC Issuing Bank may be replaced at any time by written agreement among Xerox, the Administrative Agent, the replaced LC Issuing Bank and the successor LC Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement. At the time any such replacement becomes effective, Xerox shall pay all unpaid fees accrued for the account of the replaced LC Issuing Bank pursuant to Section 2.11(c). On and after the effective date of any such replacement, (i) the successor LC Issuing Bank will have all the rights and obligations of an LC Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "LC Issuing Bank" will be deemed to refer to such successor or to any previous LC Issuing Bank, or to such successor and all previous LC Issuing Banks, as the context shall require. After an LC Issuing Bank is replaced, it will remain a party hereto and will continue to have all the rights and obligations of an LC Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such replacement, but will not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If an Event of Default has occurred and the Loans then outstanding have been or are concurrently being declared to be due and payable pursuant to Section 7.01, then on the Business Day that Xerox receives notice from the Administrative Agent, the Required Lenders or the

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Required Revolving Lenders demanding the deposit of cash collateral pursuant to this subsection, the relevant Borrower shall deposit in its Cash Collateral Account an amount in cash equal to 105% of the LC Exposure attributable to such Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article 7. Any amount so deposited (including any earnings thereon) will be applied to pay the Secured Obligations as provided in the relevant Security Document.

     Section 2.05. Funding of Revolving and Term Loans. (a) Each Lender making a Revolving Loan hereunder shall (subject to Section 2.05(b)) wire the principal amount thereof in immediately available funds, by 12:00 noon, New York City time, on the proposed date of such Loan, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent shall make such funds available to the relevant Borrower by promptly transferring the amounts so received, in like funds, to an account of such Borrower maintained in the United States and designated in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) will be remitted by the Administrative Agent to the relevant LC Issuing Bank.

     (b) If any Lender makes a new Loan to any Borrower on a day on which another Borrower (the "repaying Borrower") is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.05(a), or remitted by the repaying Borrower to the Administrative Agent as provided in Section 2.17, as the case may be.

     (c) Unless the Administrative Agent receives notice from a Lender before the proposed date of any Borrowing that such Lender will not make its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance on such assumption, make a corresponding amount available to a Borrower. In such event, if a Lender has not in fact made its share of such Borrowing available to the Administrative Agent, such Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the day such amount is made available to such Borrower to but excluding the date of payment

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to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of a Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, such amount shall constitute such Lender's Loan included in such Borrowing.

     Section 2.06. Interest Elections. (a) Each Existing Borrowing initially shall be a Eurodollar Borrowing with an initial Interest Period as set forth in Appendix II. Each Revolving Borrowing made after the Effective Date initially shall be of the Interest Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter (including in the case of any Existing Borrowing), a Borrower may elect to convert such Borrowing to a different Interest Type or, in the case of a Eurodollar Borrowing, to continue such Borrowing for one or more additional Interest Periods, all as provided in this Section 2.06. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section 2.06, the relevant Borrower shall notify the Administrative Agent thereof by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting that a Borrowing of the Interest Type resulting from such election be made on the effective date of such election. Each such telephonic Interest Election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election in a form approved by the Administrative Agent and signed by Xerox and the relevant Borrower.

     (c) Each telephonic and written Interest Election shall specify the following information in compliance with Section 2.02 and Section 2.06(e):

          (i) the Borrowing to which such Interest Election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.06(c)(iii) and 2.06(c)(iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election, which shall be a Business Day;

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          (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period".

If an Interest Election requests a Eurodollar Borrowing but does not specify an Interest Period, the relevant Borrower will be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly after it receives an Interest Election, the Administrative Agent shall advise each Lender of the relevant Class as to the details thereof and such Lender's portion of each resulting Borrowing.

     (e) If the relevant Borrower fails to deliver a timely Interest Election with respect to a Eurodollar Borrowing before the end of an Interest Period applicable thereto, such Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Xerox, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) each Eurodollar Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto on the date of such notice.

     Section 2.07. Termination or Reduction of Commitments. (a) The Revolving Commitments shall be reduced from time to time or terminated in accordance with the terms of Section 2.10(b), and, unless previously terminated, the Revolving Commitments will terminate on the Revolving Maturity Date.

     (b) Xerox may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (A) the amount of each reduction of the Revolving Commitments shall be the amount of $10,000,000 or an integral multiple thereof and (B) Xerox shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayment of Revolving Loans pursuant to Section 2.10, the total Revolving Exposures would exceed the total Revolving Commitments.

     (c) Xerox shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under Section 2.07(b), or any required reduction of the Revolving Commitments under Section 2.10(b), at least

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two Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Xerox pursuant to this Section will be irrevocable; provided that any such notice terminating the Revolving Commitments may state that it is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by Xerox (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments will be permanent and will be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

     Section 2.08. Payment at Maturity; Evidence of Debt. (a) Each Borrower unconditionally promises to pay to the Administrative Agent on the Revolving Maturity Date, for the account of each Revolving Lender, the then unpaid principal amount of such Lender's Revolving Loans attributable to such Borrower.

     (b) Xerox unconditionally promises to pay the Administrative Agent (i) on the Tranche A Maturity Date, for the account of each Tranche A Lender, the then unpaid principal amount of such Lender's Tranche A Term Loans, (ii) on the Tranche B Maturity Date, for the account of each Tranche B Lender, the then unpaid principal amount of such Lender's Tranche B Term Loans and (iii) on the Tranche C Maturity Date, for the account of each Tranche C Lender, the then unpaid principal amount of such Lender's Tranche C Term Loans.

     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder (including the Existing Borrowings), the Class and Interest Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (e) The entries made in the accounts maintained pursuant to Section 2.08(c) and 2.08(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not

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affect the Borrowers' obligation to repay the Loans in accordance with the terms of this Agreement.

     (f) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of Exhibit G-1, G-2, G-3 or G-4 hereto, as appropriate (each such promissory note is a "Note"). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.09. Scheduled Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.09(c), Xerox shall repay Tranche A Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

            Date                                     Amount
            ----                                     ------

     March 31, 2003                               $200,000,000
     September 30, 2003                           $200,000,000
     March 31, 2004                               $300,000,000
     September 30, 2004                           $300,000,000

     (b) Subject to adjustment pursuant to Section 2.09(c), Xerox shall repay Tranche B Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

            Date                                     Amount
            ----                                     ------

     March 31, 2003                               $2,500,000
     September 30, 2003                           $2,500,000
     March 31, 2004                               $2,500,000
     September 30, 2004                           $2,500,000

     (c) Except as provided in Sections 2.10(a)(iv) and 2.10(b)(v), any prepayment of Term Loans of any Class will be applied first to reduce the scheduled repayments of the Term Loans of such Class to be made pursuant to this
Section in direct order of maturity and second to the amount to be paid at final maturity. Each repayment pursuant to this Section 2.09 shall be made

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together with accrued interest on the amount repaid and any amounts owing under
Section 2.15 in respect of such repayment.

         Section 2.10. Optional and Mandatory Prepayments. (a) Optional Prepayments. (i) Each Borrower will have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the provisions of this Section.

                 (ii) No Borrower will be permitted to prepay any Revolving Loans until such time as the Tranche C Loans are paid in full, unless, after giving effect to any new Borrowing of Revolving Loans being made by another Borrower on the same day or the following Business Day, the aggregate outstanding principal amount of Revolving Loans will be unchanged.

                (iii) Except as set forth in Section 2.10(a)(iv), any optional prepayment of Term Loans shall be applied as follows: first, to the outstanding principal amount of the Tranche C Term Loans until the Tranche C Term Loans are paid in full, second, to the outstanding principal amount of the Tranche A Term Loans until the Tranche A Term Loans are paid in full (which payment shall be applied in direct order of maturity as set forth in Section 2.09(c)) and third, to the outstanding principal amount of the Tranche B Term Loans (which payment shall be applied in direct order of maturity as set forth in Section 2.09(c)). Any such prepayment shall be made together with any premium payable pursuant to Section 2.10(c), accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment.

                 (iv) If the Basket Lien Available Amount has become fixed as contemplated by clause (A) of the definition of "Basket Lien Available Amount" and Xerox at any time thereafter determines in good faith that the Basket Lien Available Amount is an amount that requires it to equally and ratably secure the Debt outstanding under the Reference Indenture (or any other indenture with a provision substantially identical to the Reference Basket Lien Provision), or determines in good faith that it is significantly likely that within 90 days it would be required to do so, then upon five Business Days' notice to the Administrative Agent (which notice shall be accompanied by a certificate of a Financial Officer setting forth in reasonable detail the computations underlying such determination (and any projections underlying any such significant likelihood)), Xerox may prepay an outstanding principal amount of the Tranche B Term Loans equal to the amount (rounded upwards to the nearest multiple of $1,000,000) by which the Basket Lien Available Amount must be reduced

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         so that Xerox is not required to equally and ratably secure any such other Debt. Such prepayment shall be made together with any premium payable pursuant to Section 2.10(c), accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment, and such prepayment shall be applied, first, to reduce the principal amount of the Tranche B Term Loans payable at maturity and, second, to reduce all then remaining unpaid installments of principal of the Tranche B Term Loans payable pursuant to Section 2.09 in inverse order of maturity.

         (b) Mandatory Prepayments. (i) Asset Transfers. Within three Business Days after Xerox or any Wholly-Owned Domestic Subsidiary receives any Net Proceeds of any Included Asset Transfer, Xerox shall prepay an aggregate amount equal to the Applicable Percentage of such Net Proceeds as follows: first, an outstanding principal amount of the Tranche C Term Loans until the Tranche C Term Loans have been paid in full, second, an outstanding principal amount of the Tranche A Term Loans and the Tranche B Term Loans, allocated ratably based on outstanding principal amount, until such Loans have been paid in full (which payment shall be applied in direct order of maturity as set forth in Section 2.09(c)) and third, an outstanding principal amount of the Revolving Loans (and in connection with any prepayment pursuant to this clause third the Revolving Commitments shall be permanently reduced (but not to an amount less than $1,000,000,000) by an amount equal to the amount of such prepayment plus, if the amount of Net Proceeds available after application pursuant to clauses first and second exceeds the outstanding principal amount of the Revolving Loans, the amount of such excess). Such prepayment shall be made together with accrued interest thereon to the date of prepayment and all amounts then owing under
Section 2.15 in respect of such prepayment. Notwithstanding the foregoing, if the Net Proceeds of any Included Asset Transfer are less than $75,000,000, Xerox shall not be required to make any prepayment pursuant to this Section 2.10(b)(i) until the aggregate Net Proceeds of Included Asset Transfers not so applied equal or exceed $75,000,000.

             (ii) Debt and Equity Issuances. Within (A) three Business Days after Xerox or any Finance SPE that is a Domestic Subsidiary receives any Net Proceeds of any Covered Capital Markets Debt or Equity Issuance and (B) five Business Days after XCE or any Finance SPE that is a Foreign Subsidiary receives any Net Proceeds of any Covered Capital Markets Debt or Equity Issuance, Xerox shall prepay an aggregate amount equal to the Applicable Percentage of such Net Proceeds as follows: first, an outstanding principal amount of the Tranche C Term Loans until the Tranche C Term Loans have been paid in full, second, an outstanding principal amount of the Tranche A Term Loans until the Tranche A Term Loans have been paid in full (which payment shall be applied in direct

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         order of maturity as set forth in Section 2.09(c)) and third, an outstanding principal amount of the Tranche B Term Loans and the Revolving Loans, allocated ratably based on outstanding principal amount (which payment of Tranche B Term Loans shall be applied in direct order of maturity as set forth in Section 2.09(c)), and in connection with any prepayment pursuant to this clause third the Revolving Commitments shall be permanently reduced (but not to an amount less than $1,000,000,000) by an amount equal to the amount of such prepayment of the Revolving Loans plus, if the amount of Net Proceeds available after application pursuant to clauses first and second exceeds the outstanding principal amount of the Tranche B Term Loans and the Revolving Loans, the amount of such excess). Such prepayment shall be made together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment.

                (iii) Casualty Events. Within thirty Business Days after any Credit Party receives any Net Proceeds of any Casualty Event, Xerox shall prepay an aggregate amount equal to the Applicable Percentage of such Net Proceeds as follows: first, an outstanding principal amount of the Tranche C Term Loans until the Tranche C Term Loans are paid in full, second, an outstanding principal amount of the Tranche A Term Loans and the Tranche B Term Loans, allocated ratably based on outstanding principal amount, until such Loans have been paid in full (which payment shall be applied in direct order of maturity as set forth in Section 2.09(c)) and third, an outstanding principal amount of the Revolving Loans (and in connection with any prepayment pursuant to this clause third the Revolving Commitments shall be permanently reduced (but not to an amount less than $1,000,000,000) by an amount equal to the amount of such prepayment plus, if the amount of Net Proceeds available after application pursuant to clauses first and second exceeds the outstanding principal amount of the Revolving Loans, the amount of such excess); provided that, if Xerox shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that (A) such Credit Party intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to repair, restore or replace the property with respect to which such Net Proceeds were received, (B) if such property is to be replaced, the property acquired to replace it will be included in the Collateral at least to the extent that the property to be replaced was included therein and (C) no Event of Default has occurred and is continuing, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except that, if any such Net Proceeds have not been so applied by the end of such 360-day period, a prepayment will be required at that time in an amount

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         equal to the amount of such Net Proceeds that have not been so applied
         (unless a binding commitment with a third party to repair or replace the applicable asset is in effect). Notwithstanding the foregoing, if the Net Proceeds of any Casualty Event are less than $75,000,000, Xerox shall not be required to make any prepayment pursuant to this Section 2.10(b)(iii) until the aggregate Net Proceeds of Casualty Events not so applied equal or exceed $75,000,000. Such prepayment shall be made together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment.

                 (iv) Change in Control. Within 15 days after any Change in Control, Xerox shall prepay all outstanding Term Loans and Revolving Loans in full and deposit in the Cash Collateral Account an amount in cash equal to 105% of the LC Exposure as of such date. Upon the occurrence of any Change in Control, the Revolving Commitments shall automatically terminate. Such prepayment shall be made together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment.

                  (v) If as of the last day of any Fiscal Quarter the Basket Lien Available Amount has become fixed as contemplated by clause (A)(2) of the definition of "Basket Lien Available Amount", and as of the last day of the immediately succeeding Fiscal Quarter, the Basket Lien Principal Amount determined as of such date (notwithstanding the fact that the Basket Lien Available Amount has previously become fixed) is less than the aggregate outstanding principal amount of the Tranche B Term Loans (such difference is the "shortfall"), Xerox shall prepay, within three Business Days after the delivery of the compliance certificate required pursuant to Section 5.01(c) with respect to such succeeding Fiscal Quarter, or, if such Fiscal Quarter is the fourth Quarter of a Fiscal Year, such Fiscal Year, an aggregate amount of Tranche B Term Loans equal to the shortfall. Such prepayment shall be made together with any premium payable pursuant to Section 2.10(c), accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.15 in respect of such prepayment, and such prepayment shall be applied, first, to reduce the principal amount of the Tranche B Term Loans payable at maturity and, second, to reduce all then remaining unpaid installments of principal of the Tranche B Term Loans payable pursuant to Section 2.09 in inverse order of maturity.

         (c) Prepayment Premium. In the case of the prepayment of any Tranche B Term Loans pursuant to Section 2.10(a) or 2.10(b)(v) prior to the second anniversary of the Effective Date, Xerox shall also pay a premium for the account of each Tranche B Lender in an amount equal to the Applicable Premium

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Percentage of the aggregate principal amount of the Tranche B Term Loans being prepaid.

         (d) Partial Prepayments. Each partial prepayment of a Borrowing shall be in an amount that would be permitted under Section 2.02(b) for a Borrowing of the same Interest Type, except as needed to apply fully the required amount of a mandatory prepayment. Each partial prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.


         (e) Notice of Prepayments. Xerox shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of any Borrowing hereunder (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

         Section 2.11. Fees. (a) Xerox shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the Revolving Availability Period. Accrued commitment fees will be payable in arrears on the last day of March, June, September and December of each year and the day when the Revolving Commitments terminate, commencing on the first such day to occur after the date hereof. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Lender's Revolving Commitment will be deemed to be used to the extent of its outstanding Revolving Loans.

         (b) On the Effective Date, Xerox shall pay to the Administrative Agent for the account of each Lender a restructuring fee in an amount equal to 1.25% of the amount of such Lender's Loans outstanding after giving effect to the Initial Paydown (determined on a pro forma basis assuming that the Tranche C Paydown was made on the Effective Date).

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          (c) Xerox shall pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue for each day, at the Applicable Rate that applies to Eurodollar Revolving Loans, on the amount of such Lender's LC
Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) on such day, during the period from the Effective Date to the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each LC Issuing Bank a fronting fee, which, subject to any different agreement as to the basis of calculation between Xerox and such LC Issuing Bank, shall accrue at the rate or rates per annum separately agreed upon by the relevant Borrower and such LC Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such LC Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from the Effective Date to the later of the date on which the Revolving Commitments terminate and the date on which there ceases to be any LC Exposure, as well as such LC Issuing Bank's standard fees with respect to issuing, amending, renewing or extending any Letter of Credit or processing drawings thereunder. Participation fees and fronting fees accrued through the last day of March, June, September and December of each year will be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees accrued to the date on which the Revolving Commitments terminate will be payable on such date, and any such fees accruing after such date will be payable on demand. Any other fees payable to the LC Issuing Banks pursuant to this subsection will be payable within 15 days after demand. All such participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) Xerox shall pay to the Administrative Agent, for its own account (including in its capacity as Collateral Agent), fees payable in the amounts and at the times separately agreed upon by Xerox and the Administrative Agent.

          (e) Xerox shall pay to the Arrangers, for their own accounts, fees payable in the amounts and at the times separately agreed upon by Xerox and the Arrangers.

          (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant LC Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

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         Section 2.12. Interest. (a) The Base Rate Loans of each Class shall bear interest for each day at the Alternate Base Rate plus the Applicable Rate for such Class.

         (b) The Loans comprising each Eurodollar Borrowing of each Class shall bear interest for each Interest Period in effect for such Borrowing at the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate for such Class (it being understood that although the Existing Borrowings will, for their initial Interest Periods, continue to have the same Adjusted LIBO Rates, determined under the Existing Credit Agreement, as are applicable to currently effective interest periods, all as specified on Appendix II, interest accrued for such Interest Periods on and after the Effective Date will be calculated using the Applicable Rate).

         (c) Notwithstanding the foregoing, if an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) has occurred and is continuing or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the direction of the Required Lenders, has given notice to Xerox specifying the application of this Section 2.12(c), then during the continuance of such Event of Default, the interest rates applicable to the Loans and all fees and other amounts payable by any Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Revolving Loans.

         (d) Interest accrued on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (A) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (B) upon any repayment of any Loan (except a prepayment of a Base Rate Revolving Loan before the end of the Revolving Availability Period), interest accrued on the principal amount repaid shall be payable on the date of such repayment and (C) upon any conversion of a Eurodollar Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). Each applicable Alternate Base Rate or Adjusted LIBO

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Rate shall be determined by the Administrative Agent, and its determination thereof will be conclusive absent manifest error.

         (f) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and each Note (and stated herein or therein as applicable to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time.

         Section 2.13. Alternate Rate of Interest. If before the beginning of any Interest Period for a Eurodollar Borrowing:

                  (i) the Administrative Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                 (ii) Lenders whose Loans to be included in such Borrowing aggregate at least 51% thereof advise the Administrative Agent that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to Xerox and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Xerox and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Class of Borrowings, then the other Classes of Borrowings shall be permitted to be Eurodollar Borrowings.

         Section 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any LC Issuing Bank; or

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                 (ii) impose on any Lender or any LC Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost (other than an increase in Taxes, which increase is dealt with exclusively in Section 2.16) to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make Eurodollar Loans) or to increase the cost to such Lender or LC Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce any amount received or receivable by such Lender or LC Issuing Bank hereunder (whether of principal, interest or otherwise), then Xerox shall pay to such Lender or LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.

         (b) If any Lender or LC Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or LC Issuing Bank's capital or on the capital of such Lender's or LC Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by such LC Issuing Bank, to a level below that which such Lender or LC Issuing Bank or such Lender's or LC Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or LC Issuing Bank's policies and the policies of such Lender's or LC Issuing Bank's holding company with respect to capital adequacy), then from time to time Xerox shall pay to such Lender or LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

         (c) A certificate of a Lender or an LC Issuing Bank setting forth in reasonable detail the basis for, and the calculation of, the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in Section 2.14(a) or 2.14(b) shall be delivered to Xerox and shall be conclusive absent manifest error. Xerox shall pay such Lender or LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

         (d) Failure or delay by any Lender or LC Issuing Bank to demand compensation pursuant to this Section 2.14 will not constitute a waiver of its right to demand such compensation; provided that Xerox will not be required to compensate a Lender or LC Issuing Bank pursuant to this Section 2.14 for any increased cost or reduction incurred more than 270 days before it notifies Xerox of the Change in Law giving rise to such increased cost or reduction and of its

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intention to claim compensation therefor. However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

         (e) This Section 2.14 shall not apply to any Change in Law that imposes or increases the amount of any Tax.

         Section 2.15. Break Funding Payments. If (a) any principal of any Eurodollar Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default but excluding any principal amount that is simultaneously reborrowed by another Borrower as contemplated by Section 2.05(b)), (b) any Eurodollar Loan is converted on a day other than the last day of an Interest Period applicable thereto, (c) any Borrower fails to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(e) and is revoked in accordance therewith), or (d) any Eurodollar Loan is assigned on a day other than the last day of an Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.18, then such Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost and expense to any Lender shall be deemed to be equal to an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the basis for, and the calculation of, any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to Xerox and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

         Section 2.16. Taxes. (a) All payments by the Borrowers under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(A) the sum payable will be increased as necessary so that, after all required deductions (including deductions applicable to additional sums payable under this

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Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

          (b) In addition, each Borrower shall pay any Other Taxes to the extent required to be withheld or paid by such Borrower to the relevant Governmental Authority in accordance with Applicable Law.

          (c) Each Borrower shall indemnify each Lender Party, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or incurred by such Lender Party with respect to any payment by or obligation of such Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender Party shall make a good faith effort to verify that such Indemnified Taxes or Other Taxes are correctly and legally imposed or asserted by the relevant Governmental Authority. An officer's certificate as to the amount of any such payment delivered to Xerox by a Lender Party on its own behalf, or by the Administrative Agent on behalf of a Lender Party, shall be conclusive absent manifest error.

          (d) Within 15 Business Days after any Borrower pays any Indemnified Taxes, Other Taxes or any withholding tax that is an Excluded Tax to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment. Each Borrower shall promptly furnish to each Lender Party any other information, documents and receipts that the Lender Party may from time to time reasonably request to establish to its satisfaction that full and timely payment of all Indemnified Taxes and Other Taxes has been made. The applicable Borrower will be deemed to have satisfied the requirement of this
Section 2.16(d) if it has furnished such information, documents and/or receipts to the Administrative Agent.

          (e) Any Lender Party that is entitled to an exemption from or reduction of withholding tax imposed by Canada or the United Kingdom with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Administrative Agent) within 15 Business Days following receipt of the written notice referred to below, such properly completed and executed documentation as is reasonably requested by such Borrower or the Administrative Agent in order to permit such payments to be made with the benefit of such

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exemption or reduction (and shall make application to the relevant Governmental
Authority for exemption or reduced rates if it is the party required by law to do so), provided that such Lender Party has received written notice from such Borrower or the Administrative Agent identifying the requirements for such exemption or reduction, supplying all applicable documentation and specifying the time period within which documentation is to be provided under this paragraph 2.16(e) (or such application is to be made). Without limiting the Lender Parties' obligations under the preceding sentence, each Lender Party agrees that it will, without material cost or other material disadvantage (as determined in such Lender Party's good faith judgment), cooperate with such Borrower to minimize the applicable withholding tax burdens in Canada and the United Kingdom. If any Lender Party becomes subject to any Tax because it fails to comply with this subsection 2.16(e), each Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Tax. The Administrative Agent agrees that it will provide administrative and ministerial cooperation to each Borrower with respect to (i) procedures for reducing or eliminating the withholding taxes imposed by Canada or the United Kingdom on payments to the Lender Parties and (ii) the reporting, withholding and remitting of Taxes to the appropriate Governmental Authority and shall administer such reporting, withholding and remitting in a manner consistent with its practice under the Existing Credit Agreement, provided that such cooperation shall not impose upon the Administrative Agent greater burdens than those that have arisen in the administration of the Existing Credit Agreement unless such greater burdens are attributable to changes in Applicable Law or procedures with respect to any such taxes. Notwithstanding the foregoing,
(i) the Borrowers shall retain primary responsibility for ascertaining the requirements of Applicable Law and providing to the Lender Parties the written notice described in the first sentence of this paragraph, and (ii) no failure by the Administrative Agent to meet any obligations under this paragraph shall operate to excuse any Borrower from its obligations to the Lender Parties under this Section 2.16.

          (f) If the Administrative Agent or any Lender Party receives a cash refund of any Indemnified Tax or Other Tax deducted, withheld or paid by any Borrower pursuant to this Section 2.16 from the Governmental Authority that imposed such tax, which in the good faith judgement of the Administrative Agent or such Lender Party is allocable to such deduction, withholding or payment and is not (or is no longer) subject to return, reassessment or other repayment to such Governmental Authority, the Administrative Agent or such Lender Party shall promptly pay to such Borrower an amount equal to such cash refund, net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender Party in obtaining such cash refund.

          (g) Each Foreign Lender shall provide Xerox (or its designated paying agent) within the time periods required by Applicable Law with Internal Revenue

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Service form W-8BEN or W-8ECI, as appropriate, (or any successor form)
certifying to the effect that (i) such Foreign Lender is entitled to benefits under an income tax treaty that exempts such Foreign Lender from United States withholding tax or reduces the rate of such tax on payments of interest (or is otherwise exempt) or (ii) such interest is effectively connected with the conduct of a trade or business in the United States. If and to the extent that such withholding tax is an Excluded Tax, Xerox will determine the amount of any applicable United States withholding tax (or the exemption therefrom) on the basis of such certification (or prior certification under the Existing Credit Agreement), except to the extent that Xerox has actual knowledge of the incorrectness of such certification and provides written notice thereof to the relevant Foreign Lender at least 10 Business Days prior to the relevant Interest Payment Date. The parties agree otherwise to cooperate with respect to United States withholding tax matters in a manner consistent with the principles of
Section 2.16(e) above, mutatis mutandis.

          Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or reimbursement of LC Disbursements, or amounts payable under Section 2.14, 2.15 or 2.16 or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1 Bank One Plaza, Chicago, Illinois, 60670, except payments to be made directly to an LC Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.04 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly after receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to

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such parties, and (ii) second, to pay principal and unreimbursed LC
Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any of its participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 2.17(c) shall not apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.17(c) shall apply). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from Xerox notice that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to each relevant Lender Party the amount due to it. In such event, if the relevant Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the

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Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(c), 2.17(d) or 9.04(c), the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.


          Section 2.18. Lender's Obligation to Mitigate; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The relevant Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then Xerox may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) Xerox shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the LC Issuing Banks) in accordance with Section 9.05(b)(A) and
(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Xerox to require such assignment cease to apply.

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         Section 2.19. Designation of Overseas Borrower; Termination of
Designations. (a) Xerox may from time to time designate any Qualified Foreign Subsidiary as an additional Overseas Borrower for purposes of this Agreement by delivering to the Administrative Agent an Election to Participate duly executed on behalf of such Subsidiary and Xerox in such number of copies as the Administrative Agent may request. The Administrative Agent shall promptly notify the Lenders of its receipt of any such Election to Participate.

         (b) Xerox may at any time terminate the status of any Subsidiary as an Overseas Borrower for purposes of this Agreement by delivering to the Administrative Agent an Election to Terminate duly executed on behalf of such Subsidiary and Xerox in such number of copies as the Administrative Agent may request. The delivery of such an Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred under this Agreement or any other Loan Document or any rights of the Lenders and the Agents against such Subsidiary or against Xerox in its capacity as guarantor of the obligations of such Subsidiary. The Administrative Agent shall promptly notify the Lenders of its receipt of any such Election to Terminate.

         Section 2.20. Overseas Borrower Costs. (a) If the cost to any Lender of making or maintaining any Loan to an Overseas Borrower is increased (or the amount of any sum received or receivable by any Lender or its applicable lending office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Overseas Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). The foregoing indemnity shall not apply to any Excluded Taxes or Taxes addressed in Section 2.16. A certificate of such Lender claiming compensation under this Section 2.20 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

         (b) Each Lender will promptly notify the relevant Overseas Borrower and the Administrative Agent of any event or circumstance of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 2.20 and will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

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                                    ARTICLE 3
                         Representations and Warranties

         Each Borrower represents and warrants (as to itself and, to the extent required by the context, its Subsidiaries only) to the Lender Parties that:

         Section 3.01. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Credit Party are within its corporate (or equivalent) powers and have been duly authorized by all necessary corporate (or equivalent) and, if required, stockholder (or equivalent) action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Borrower or other Credit Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Section 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings, registrations and recordings necessary to perfect the Transaction Liens, (b) will not violate any Applicable Law or the charter, by-laws or other organizational documents of any Credit Party, (c) will not violate any order of any Governmental Authority, except in any such case where such violation could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default under any indenture or other agreement governing Debt or other material agreement or other instrument binding upon any Xerox Company or any of its properties, or give rise to a right thereunder to require any Xerox Company to make any payment thereof (it being understood that any decrease in the consolidated net worth of Xerox following any fixing of the Basket Lien Available Amount could result in a default under various Debt agreements), and (e) will not result in the creation or imposition of any Lien on any property of any Xerox Company, other than the

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Transaction Liens (which include the equal and ratable Liens securing the ESOP
Notes and the XCFI Debentures).

         Section 3.04. Financial Statements; No Material Adverse Change. (a) Xerox has heretofore furnished to the Lenders (i) its consolidated balance sheet as of December 31, 2000 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, independent public accountants, and (ii) its consolidated balance sheet as of September 30, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, all certified by a Financial Officer, it being understood that such financial statements do not give effect to the Restatement. Except for changes resulting from any Restatement Event, such financial statements present fairly, in all material respects, the financial position of Xerox and its consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the statements referred to in this Section 3.04(a)(ii).

         (b) After giving effect to the Transactions, none of the Xerox Companies has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses which are required to be disclosed pursuant to GAAP, except as disclosed in the financial statements referred to above or the notes thereto or in the Business Plan, except for those that may arise from any Restatement Event and except for the Disclosed Matters and those contingent liabilities, unusual long-term commitments and unrealized losses that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Except for the Disclosed Matters and any Restatement Event, since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Xerox Companies, taken as a whole.

         Section 3.05. Properties. (a) Except for the Disclosed Matters, each Xerox Company has good title to, or valid license or leasehold interests in, all real and personal property material to its business (including all its Mortgaged Properties), except for Liens permitted by Section 6.02 and defects in title that could not reasonably be expected to result in a Material Adverse Effect.

         (b) Except for the Disclosed Matters, each Xerox Company owns, or is licensed to use, all Intellectual Property material to its business, and to the knowledge of a Responsible Officer the use thereof by the Xerox Companies does not infringe upon the Intellectual Property rights of any other Person, except for

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any such failures of the foregoing to be true that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Other than the Initial Mortgaged Properties, neither Xerox nor any Domestic Subsidiary owns as of the Effective Date any real property the fair market value of which is, in the good faith judgment of Xerox, $25,000,000 or more.

         Section 3.06. Litigation and Environmental Matters. (a) Except for any Restatement Event and the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of any Borrower, threatened against or affecting any Xerox Company (i) as to which there is a reasonable possibility of adverse determinations that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

         (b) Except for the Disclosed Matters and except for other matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Xerox Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability, and no Responsible Officer of a Xerox Company knows of any basis for any Environmental Liability that could reasonably be expected to have a Material Adverse Effect.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 3.07. Compliance with Laws and Agreements. Except for the Disclosed Matters or as a result of any Restatement Event, each Xerox Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding on it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         Section 3.08. Investment and Holding Company Status. No Xerox Company is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" or "subsidiary company" of a holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

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         Section 3.09. Taxes. Each Xerox Company has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Xerox or the relevant Xerox Company has set aside on its books adequate reserves or (b) to the extent that failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect

         Section 3.10. ERISA and Pension Plans. (a) Except in respect of the Disclosed Matters, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, (i) with respect to each Plan, the present value of the accumulated benefit obligations thereunder did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets thereof by an amount that could reasonably be expected to result in a Material Adverse Effect, and (ii) with respect to all underfunded Plans in the aggregate, the present value of all the accumulated benefit obligations thereunder did not, as of such date, exceed the fair market value of all the assets thereof by an amount that could reasonably be expected to result in a Material Adverse Effect.

         (b) Except as could not reasonably be expected to result in a Material Adverse Effect, (i) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other Applicable Laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status; (ii) all material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion; (iii) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans; (iv) there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans; and (v) each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

         Section 3.11. Disclosure. Each of the Borrowers has disclosed to the Lenders, in the Disclosed Matters or otherwise in writing, all facts and other circumstances specific to the Xerox Companies known, as of the Effective Date, to any Responsible Officer, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as a result

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of any Restatement Event, and except for the Disclosed Matters and as otherwise disclosed to the Lenders in writing, neither the Business Plan nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, when taken together as a whole and with the Disclosed Matters) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect in light of the circumstances in existence when made; provided that, with respect to projected financial information, Xerox represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time (and, as of any time prior to the Restatement Date, in the absence of any Restatement Event), it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results (including as a result of any Restatement Event) and that such differences may be material.

         Section 3.12. Subsidiaries. Schedule 3.12 (a) sets forth the name and jurisdiction of organization of each Xerox Company, (b) sets forth the ownership interest of Xerox and any other Subsidiary in each Subsidiary, (c) identifies each Subsidiary that is (i) a Material Domestic Subsidiary, (ii) a Material Foreign Subsidiary, (iii) an initial Domestic Guarantor, (iv) an initial Canadian Guarantor, (v) a UK Guarantor, (vi) an Overseas Borrower, (vii) a Subsidiary the Equity Interests of which are required to be pledged on the Effective Date or (viii) a Subsidiary the Equity Interests of which are required to be pledged as part of the Post-Closing Collateral and Guarantee Requirement,
(d) identifies each Xerox Group Company and (e) sets forth the U.S. Federal employer identification number of Xerox and each Domestic Guarantor, in each case as of May 31, 2002, and at any time on or after Xerox has delivered the Domestic Subsidiary Update Certificate, as of the date of such certificate, determined at such time in accordance with the terms hereof.

         Section 3.13. Labor Matters. As of the Effective Date, except as set forth in the Disclosed Matters, there are no strikes, lockouts or slowdowns against any Xerox Company pending or, to the knowledge of any Responsible Officer of the Borrowers, threatened that could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the hours worked by and payments made to employees of the Xerox Companies have not violated the Fair Labor Standards Act or any other applicable Federal, state, provincial, local or foreign law dealing with such matters. Except as could not reasonably be expected to have a Material Adverse

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Effect, all payments due from any Xerox Company, or for which any claim may be made against any Xerox Company, on account of wages and employee health and welfare insurance and other such benefits, have been paid or accrued as a liability on the books of such Xerox Company. Except as could not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which any Xerox Company is bound.

         Section 3.14. Representations and Warranties of Future Overseas Borrowers. Each Overseas Borrower (other than XCE and XCD) shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) The execution and delivery by it of its Election to Participate and any other Loan Document, and the performance by it of this Agreement and any other Loan Document are within its corporate (or equivalent) powers, have been duly authorized by all necessary corporate (or equivalent) action, and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction governing Debt or other material restriction binding on or affecting it or any of its assets.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by it of its Election to Participate and any other Loan Document, and the performance by it of this Agreement and any other Loan Document, other than those which have been duly obtained or made and are in full force and effect and filings, registrations and recordings necessary to perfect the Transaction Liens.

          (d) This Agreement is, and each other Loan Document when delivered hereunder will be, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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                                    ARTICLE 3
                                   Conditions

         Section 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates, special counsel for the Credit Parties, substantially in the form of Exhibit B-1, (ii) Fasken Martineau DuMoulin LLP, Canadian counsel for the Credit Parties, substantially in the form of Exhibit B-3, (iii) Lovells, United Kingdom counsel for the Credit Parties, substantially in the form of Exhibit B-4, (iv) Martin S. Wagner, Associate General Counsel, Corporate, Finance and Ventures, of Xerox, substantially in the form of Exhibit B-2, (v) the Counsel of XCD, substantially in the form of Exhibit B-5, and (vi) the General Counsel of XCE, substantially in the form of Exhibit B-6, and, in the case of each opinion required by this Section 4.01(b), covering such other matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each Borrower requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Domestic Credit Party, XCD and XCE, the authorization of the Transactions and any other legal matters relating to such Credit Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of Xerox, confirming compliance with the conditions set forth in Sections 4.02(a) and 4.02(b).

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                  (e) The Credit Parties shall have paid all fees and other
         amounts due and payable to the Lender Parties on or before the Effective Date, including, to the extent invoiced, all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Agents) required to be reimbursed or paid by any Credit Party under the Loan Documents.

                  (f) The Effective Date Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate delivered by Xerox on behalf of the Domestic Credit Parties dated the Effective Date and signed by an appropriate officer of Xerox, together with all attachments contemplated thereby, including the results of a search of the UCC filings made with respect to the Credit Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) that are effective to perfect a Lien are permitted by Section 6.02 or have been released or the obligations secured thereby have been satisfied.

                  (g) The Administrative Agent shall have received evidence that all insurance required by Section 5.07 is in effect.

                  (h) The Administrative Agent shall have received the Effective Date Paydown.

                  (i) The Administrative Agent shall have received promissory notes evidencing the Loans, to the extent requested by any Lender.

                  (j) Xerox shall have paid all interest on Advances (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and all commitment fees pursuant to Section 2.07(a) of the Existing Credit Agreement, each as accrued and unpaid through but excluding the Effective Date.

                  (k) The Administrative Agent shall have received copies of the Reference Indenture, the ESOP Note Documents, the XCFI Indentures, the Support Agreement and the Operating Agreement, each as in effect as of the Effective Date, certified by an appropriate officer.

Promptly after the Effective Date occurs, the Administrative Agent shall notify Xerox and the Lenders thereof, and such notice shall be conclusive and binding.

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         Section 4.02. Each Extension of Credit. The obligation of each Lender to make any Loan and the obligation of any LC Issuing Bank to issue, amend, renew or extend any Letter of Credit, are each subject to receipt of the relevant Borrower's request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date), provided that with respect to any Loans being repaid and made in an equal amount pursuant to Section 2.05(b), the representations and warranties set forth in Sections 3.01 (with respect to power and authority only), 3.04(b)-(c), 3.05(a)-(b), 3.06, 3.07, 3.09, 3.10, 3.12 and 3.13 shall be excluded.

                  (b) Immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in this Section 4.02.

         Section 4.03. First Borrowing by Certain Overseas Borrowers. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Overseas Borrower (other than XCE and XCD) is subject to the satisfaction of the following further conditions:

                  (a) receipt by the Administrative Agent of an opinion of counsel for such Overseas Borrower reasonably acceptable to the Administrative Agent, substantially in the form of Exhibit B-7 hereto and covering such additional matters relating to the transactions contemplated hereby as any Lender through the Administrative Agent may reasonably request; and

                  (b) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Overseas Borrower, its corporate authority for and the validity of its Election to Participate, this Agreement and any other Loan Document, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Documentation Agent.

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         The opinion referred to in clause 4.03(a) above shall be dated no more than five Business Days before the date of the first Borrowing by such Overseas Borrower hereunder.

                                    ARTICLE 4
                              Affirmative Covenants

         Until all the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled or been cash collateralized pursuant to Section 2.04(j) and all LC Disbursements have been reimbursed, Xerox covenants and agrees with the Lenders that:

         Section 5.01 Financial Statements and Other Information. Xerox will furnish to the Administrative Agent and each Lender:

                  (a) within 105 days after the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2002, its audited consolidated balance sheet as of the end of such Fiscal Year and the related statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on without qualification by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing as presenting fairly in all material respects the financial position, results of operations and cash flows of Xerox and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the third Fiscal Quarter of 2002, its consolidated balance sheet as of the end of such Fiscal Quarter and the related statements of operations, stockholders' equity and cash flows for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial position, results of operations and cash flows of Xerox and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, provided that if the Restatement Date has not occurred by the date that Xerox is required by this Section 5.01(b) to furnish consolidated

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         financial statements for the third Fiscal Quarter of 2002, it is understood and agreed that the consolidated financial statements for the third Fiscal Quarter of 2002 pursuant to this Section 5.01(b) shall be prepared on a basis consistent with the consolidated financial statements referred to Section 3.04(a)(ii), without giving effect to the Restatement, the effect of the Restatement on Fiscal Year 2001 and the effect of Xerox's change as of January 2002 to the new method of lease revenue recognition adopted in connection with the Restatement (and any new method of accounting of the character described in clause
         (b) of the definition of "Restatement"), and the Financial Officer's certification need not state that such consolidated financial statements have been prepared in accordance with GAAP and may be otherwise qualified to reflect this proviso;

                  (c) concurrently with each delivery of financial statements under Section 5.01(a) and 5.01(b), a certificate of a Financial Officer
         (i) certifying whether or not any Responsible Officer has knowledge as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 through 6.15, (iii) stating whether any change in GAAP affecting Xerox's consolidated financial statements or in the application thereof has occurred since the later of (A) the date of the most recent financial statements delivered pursuant to Section 5.01(a) and (B) the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (provided that such certificate need not address the Restatement, the effect of the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement") on Fiscal Year 2001 and the effect of Xerox's change as of January 2002 to the new method of lease revenue adopted in connection with the Restatement (and any new method of accounting of the character described in clause (b) of the definition of "Restatement")) and (iv) in the case of Section 5.01(a), the comparable figures for such Fiscal Year included in the Business Plan and in the case of Section 5.01(b), to the extent the Business Plan contains figures for such Fiscal Quarter, the comparable figures for such Fiscal Quarter included in the Business Plan (in each case in a level of detail consistent with the Business Plan) and an explanation in reasonable detail of any significant variances from such Business Plan figures;

                  (d) concurrently with each delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether during the course of their examination

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         of such financial statements they obtained knowledge of any Default
         (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) as soon as available and in any event by February 15 of each Fiscal Year, a copy of Xerox's annual business and financial plan for the Xerox Companies for such Fiscal Year on a quarterly basis and for any subsequent Fiscal Year up to and including 2005 on an annual basis, in form and level of detail consistent in all material respects with the Business Plan or otherwise reasonably satisfactory to the Agents (taking into account the sensitive nature of such information) and in any event including (i) projected balance sheets, income statements and cash flows, (ii) a description of the material assumptions used in preparing such plan and (iii) a comparison to the comparable information included in the Business Plan and an explanation of any significant variances, and promptly when available, any significant revisions to such plan;

                  (f) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and 105 days after the end of the last Fiscal Quarter of each Fiscal Year (commencing with the second Fiscal Quarter of 2002 with respect to Section 5.01(f)(ii) and commencing with the third Fiscal Quarter of 2002 with respect to all other clauses of this Section 5.01(f)), a certificate of a Financial
         Officer:

                           (i) describing in reasonable detail the amount of any
                  Foreign Net Cash Proceeds received by any Foreign Subsidiary during such Fiscal Quarter;

                          (ii) setting forth the aggregate Cash Balances of all
                  Foreign Subsidiaries, taken as a whole, as of the last day of such Fiscal Quarter and the aggregate amount of all Debt of Foreign Subsidiaries outstanding on the last day of such Fiscal Quarter that was incurred in reliance on Section 6.01(a)(iii);

                         (iii) stating that in the good faith judgment of such
                  Financial Officer either no Excess Foreign Cash or Foreign Net Cash Proceeds were required to be transferred to Xerox during such Fiscal Quarter or the amount of Excess Foreign Cash and Foreign Net Cash Proceeds that were required to be and were transferred to Xerox during such Fiscal Quarter, and in either case setting forth in reasonable detail the relevant calculations of any Excess Foreign Cash;

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                           (iv) setting forth in reasonable detail the aggregate
                  amount of all loans or advances made to the Foreign Subsidiaries during such Fiscal Quarter pursuant to Section 6.04(a)(v) and the relevant calculations demonstrating that such loans and advances were made in compliance with such clause; and

                           (v) setting forth any information required to be delivered pursuant to Sections 5.03(a), 5.11 and 5.14(c);

                  (g) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, beginning with the first Fiscal Quarter ending on or after the Restatement Date, and 105 days after the end of the last Fiscal Quarter of each Fiscal Year, and at any other time within 30 days after a request from the Administrative Agent (provided that, unless a Default has occurred and is continuing, the Administrative Agent may not make such a request more than two times in any Fiscal Year), a certificate of a Financial Officer (each, a "Basket Lien Principal Amount Certificate"), in substantially the form of
         Exhibit I hereto, setting forth (i) the calculation of the Basket Lien Principal Amount and the Basket Lien Coverage Ratio and (ii) a list of all "Specified Subsidiaries" under the Reference Indenture (or if the High Yield Indenture ceases to be the Reference Indenture, a corresponding category under a new Reference Indenture), in each case as of the last day of such Fiscal Quarter or as of the date specified in such request, as the case may be, provided that (A) it is understood that such calculation made at the request of the Administrative Agent may only be an estimate and (B) in the absence of gross negligence or wilful misconduct, if the calculation of the Basket Lien Principal Amount in any Basket Lien Principal Amount Certificate with respect to Liens existing on the Effective Date shall prove to have been incorrect, such incorrect calculation shall not constitute an Event of Default pursuant to Section 7.01(c) unless the error is more than $25,000,000;

                  (h) within 105 days of the end of each Fiscal Year, a certificate of a Financial Officer setting forth the names of each Foreign Subsidiary with respect to which Xerox has previously delivered an Immaterial Subsidiary Certificate and each Domestic Subsidiary that was identified as not being a Material Domestic Subsidiary in either the Domestic Subsidiary Update Certificate or an Immaterial Subsidiary Certificate and certifying whether each such Subsidiary still does not qualify as a Material Foreign Subsidiary or Material Domestic Subsidiary, as the case may be;

                  (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed

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         by any Xerox Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or distributed by Xerox to its shareholders generally, as the case may be; and

                  (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Xerox Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

         Xerox shall be deemed to have delivered the financial statements and other information referred to in Sections 5.01(a), 5.01(b) and 5.01(i) above, when (i) such SEC filings, financials or other information have been posted on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) or on Xerox's own internet website as previously identified to the Administrative Agent and Lenders and (ii) Xerox has notified the Administrative Agent and the Lenders by electronic mail of such posting. If the Administrative Agent or a Lender requests such SEC filings, financial statements or other information to be delivered to it in hard copies, Xerox shall furnish to the Administrative Agent or such Lender, as applicable, such statements accordingly; provided, that no such request shall affect that such SEC filings, financial statements or other information have been deemed to have been delivered in accordance with the terms of the immediately preceding sentence.

         Section 5.02 Notice of Material Events. Xerox will furnish to the Administrative Agent and each Lender written notice of the following promptly after a Responsible Officer becomes aware thereof:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Xerox Company or any Subsidiary thereof that
         (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to result in a Material Adverse Effect or (ii) involves any of the Loan Documents or the Transactions;

                  (c) the occurrence of any ERISA Event or any Canadian Funding Failure that, alone or together with any other ERISA Events or Canadian Funding Failures that have occurred, could reasonably be expected to result in liabilities of the Xerox Companies in an aggregate amount exceeding $25,000,000;

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                  (d) the occurrence of any Capital Markets Event, Equity
         Issuance, Asset Transfer, Casualty Event or Change of Control; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer describing in reasonable detail the event or development requiring such notice and any action taken or currently proposed to be taken with respect thereto.

         Section 5.03. Information Regarding Collateral. (a) Xerox will furnish to the Administrative Agent promptly (but in any event within 20 Business Days of the occurrence of such event) written notice of any change in (i) any Credit Party's corporate, partnership, company or other legal name or location (determined as provided in Section 9-307 of the UCC), or, in the case of any Canadian Credit Party, its place of business or chief executive office if it has more than one place of business (determined as provided in the personal property security act applicable to such Canadian Credit Party or its property) or, if applicable, its domicile (as defined in the Quebec Civil Code), (ii) any Credit Party's identity or organizational structure or (iii) any U.S. Credit Party's Federal Taxpayer Identification Number or organization identification number, and promptly will make or cause to be made all filings that are required under the UCC (or its equivalent) and will ensure that all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral.

         (b) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 5.01(a), Xerox will deliver to the Administrative Agent a certificate of a Responsible Officer (i) setting forth the information required pursuant to Sections A and B of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate or notice delivered pursuant to this Section 5.03 and (ii) certifying that all UCC (or its equivalent) financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral which have been required to be filed pursuant to the relevant Security Agreement have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate based on current facts and law (except as noted therein, including with respect to any continuation statements to be filed within such period).

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         Section 5.04. Existence; Conduct of Business. Each Xerox Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits and privileges material to the conduct of its business; provided that the foregoing shall not prohibit (A) any merger, consolidation, liquidation or dissolution permitted under Section 6.03, (B) any changes in the nature of the business of any Xerox Company permitted by Section 6.03(b) or (C) failures to do any of the foregoing (except in respect of the existence of any Credit Party) that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 5.05. Payment of Obligations. Each Xerox Company will pay its Debt and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where either (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Xerox or the relevant Xerox Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or such payment has become due as a result of a Restatement Event.

         Section 5.06. Maintenance of Properties. Each Xerox Company will maintain (or will use commercially reasonable efforts to cause the party legally responsible for maintaining) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where all failures to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 5.07. Insurance. (a) The Xerox Companies will maintain (either with financially sound and reputable insurance companies selected by the Xerox Companies that customarily write insurance for the risks covered thereby in the amounts contemplated thereby or through a self-insurance program) insurance as is usually carried by companies of established repute engaged in the same or similar business, owning similar properties, and located in the same general areas as the Xerox Companies or as may be required by law and will furnish to the Administrative Agent upon request information in reasonable detail as to the insurance so carried.

         (b) Any property insurance covering any Collateral shall be endorsed or otherwise amended to include a lenders' loss payable clause in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee as sole loss payee, following receipt by the insurer from the Administrative Agent of a notice; provided that such notice will

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only be furnished by the Administrative Agent if an Event of Default has
occurred and is continuing (and shall be rescinded by the Administrative Agent promptly following the cessation of such Event of Default). Commercial general liability policies shall be endorsed to name the Administrative Agent, for itself and on behalf of each Lender, as an additional insured. Each such policy referred to in this Section 5.07(b) also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon at least 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon at least 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrowers hereby agree that the Administrative Agent may (but is not required to) cure defaults in the payment of premiums as described in clause (i) above at any time.

         Section 5.08. Proper Records; Rights to Inspect and Appraise. The Xerox Companies will keep proper books of record and account subject to year-end adjustments in which complete and correct entries in accordance with GAAP shall be made of all transactions relating to their business and activities. Each Xerox Company will permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (in the presence of its officers), all at such reasonable times during normal business hours and as often as reasonably requested.

         Section 5.09. Compliance with Laws. Each Xerox Company will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for general corporate purposes of the Xerox Companies in compliance with this Agreement. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. Letters of Credit will be requested and used only to support standby obligations, and no such Letter of Credit shall be permitted if, after giving effect to the issuance thereof, the aggregate face amount of all letters of credit issued and outstanding either as (a) Letters of Credit or (b) letters of credit not issued pursuant to this Agreement with reimbursement obligations that are secured by cash collateral pursuant to Section 6.02(k), in each case for purposes other than supporting obligations of Ridge Re, would exceed $195,000,000.

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         Section 5.11. Additional Subsidiaries. (a) (i) If any additional
Subsidiary is formed or acquired after the Effective Date, Xerox will promptly (but in any event within 20 Business Days of the occurrence of such event) after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and (ii) if (A) such Subsidiary is a Material Subsidiary that is directly owned by a Domestic Credit Party or a Foreign Credit Party or (B) a Domestic Subsidiary with respect to which Xerox has delivered an Immaterial Subsidiary Certificate or a Foreign Subsidiary with respect to which Xerox has delivered an Immaterial Subsidiary Certificate for purposes of clause (a) of the definition of "Material Foreign Subsidiary" becomes a Material Subsidiary that is directly owned by a Domestic Credit Party or a Foreign Credit Party, Xerox will promptly cause the outstanding Equity Interests of such Subsidiary to be pledged to the extent required by the relevant Security Document (except that (x) no more than 65% of the outstanding voting Equity Interests in any Material Foreign Subsidiary that is a corporation for United States Federal income tax purposes shall be pledged to secure the obligations of Xerox or any Domestic Subsidiary (either directly or through any entity that is a disregarded entity for such purposes) and (y) no Foreign Credit Party shall be required to pledge Equity Interests in any Person other than Material Foreign Subsidiaries directly owned by it and organized under the laws of the same country as such Credit Party (or any state, province or other political subdivision thereof)) and deliver or cause to be delivered to the Administrative Agent all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that the Agents may agree in their discretion, with respect to any pledge of the Equity Interests in any Material Foreign Subsidiary described in this clause
(ii), that the pledge of such Equity Interests is impossible, impractical or unreasonably burdensome or expensive (or has been substantially, but not fully, completed) and the Agents may, in their respective good faith discretion, consent to a waiver of the pledge of any such Equity Interests. In acting pursuant to the foregoing proviso, each Agent shall be entitled to the benefits of Article 8 of this Agreement, and without limiting the generality of the foregoing, the Lenders hereby authorize the Agents, in their sole discretion and from time to time, to grant such waivers and hereby confirm and agree, without limiting the generality of Article 8 of this Agreement, that in the absence of gross negligence or willful misconduct, no Agent shall be liable to any Lender on account of granting any such waiver and any consequences thereof.

         (b) If (i)(A) any additional Subsidiary referred to in Section 5.11(a) (other than a Subsidiary formed or acquired pursuant to Section 6.04(a)(xvi)) is or subsequently becomes a Wholly-Owned Material Domestic Subsidiary, a Wholly-Owned Material Canadian Subsidiary or a Foreign Subsidiary that is required to be a Foreign Guarantor pursuant to Section 5.14(a) or (B) a Subsidiary that is not a Guarantor on the Effective Date becomes a Wholly-Owned Material Domestic Subsidiary, a Wholly-Owned Material Canadian

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Subsidiary or a Foreign Subsidiary that is required to be a Foreign Guarantor pursuant to Section 5.14(a) (other than, in each case, a Subsidiary that is not a Xerox Group Company) and (ii) such Subsidiary is not prohibited by Applicable Law or legally valid contractual restrictions in effect on the date hereof or otherwise permitted by Section 6.10 (or, in the case of a Finance SPE, legally valid and customary contractual restrictions or other legally valid contractual restrictions entered into in connection with the Third Party Vendor Financing Program) from guaranteeing one or more Borrowers' obligations hereunder and, from time to time and pursuant to the relevant Security Document, securing such guarantee, Xerox shall promptly cause such Subsidiary to deliver a duly executed supplement to the relevant Security Documents, in the form specified therein, to the Administrative Agent, whereupon such Subsidiary will become a "Domestic Guarantor" or "Foreign Guarantor" and, from time to time, "Lien Grantor" for purposes of the Loan Documents. In addition, Xerox may, at its option, designate as a Guarantor any other Subsidiary that is not a Wholly-Owned Material Subsidiary. If any Subsidiary is so designated, Xerox shall promptly cause such Subsidiary to deliver a duly executed supplement to the relevant Security Documents, in the form specified therein, to the Administrative Agent, whereupon such Subsidiary will become a "Guarantor" and, from time to time, a "Lien Grantor" for purposes of the Loan Documents.

     Section 5.12. Subsidiary Cash. (a) If (i) on the last day of any Fiscal Quarter, the Cash Balances of the Wholly-Owned Foreign Subsidiaries that are Xerox Group Companies taken as a whole exceed their aggregate Ordinary Course Needs (such excess, "Excess Foreign Cash") or (ii) any Wholly-Owned Foreign Subsidiary receives Net Proceeds of an Included Asset Transfer, or XCE or any Foreign Subsidiary that is a Finance SPE receives Net Proceeds of an issuance of Covered Capital Markets Debt or an Equity Issuance permitted pursuant to Section 6.01(b)(ii), which in each case is not an Excepted Transaction ("Foreign Net Cash Proceeds"), then Xerox shall as promptly as practicable cause an amount equal to such Excess Foreign Cash (net of any Taxes described below) or the Applicable Percentage of Foreign Net Cash Proceeds effectively to be transferred directly or indirectly to Xerox (and, in the case of any Foreign Net Cash Proceeds, applied as provided in Section 2.10), provided that, except with respect to any Planned Qualified Receivables Transaction of a type described in clause (a) of the definition thereof consummated prior to the payment in full of the Tranche C Term Loans or the issuance of any Covered Capital Markets Debt by XCE or any Foreign Subsidiary that is a Finance SPE, (A) such transfer or application shall not be required to the extent that (1) it cannot be made in a tax efficient manner (as determined under Section 5.12(b)) or (2) such transfer or application would violate any applicable contracts in effect as of the date of this Agreement or otherwise permitted by Section 6.10 or would violate Applicable Law or if Applicable Law would require minority shareholder approval, a valuation or a discretionary order or would, in the good faith determination of

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Xerox or a majority of the Board of Directors of such Foreign Subsidiary, involve a reasonable likelihood of there being a breach of fiduciary duties by the directors of such Foreign Subsidiary and (B) it is understood and agreed that (1) Xerox may subsequently re-transfer any such Excess Foreign Cash to any Foreign Subsidiary, as provided in Section 6.04 and (2) in connection with managing transfers of Excess Foreign Cash pursuant to this Section 5.12 and making loans, investments and other advances to Foreign Subsidiaries permitted by Section 6.04, Xerox may cause Excess Foreign Cash to be transferred among Foreign Subsidiaries, rather than transferred to it, in lieu of loans, investments or other advances it would otherwise be permitted to make and would make pursuant to Section 6.04. Notwithstanding the foregoing, (a) in the case of any Foreign Net Cash Proceeds that would otherwise be required to be transferred to Xerox pursuant to this Section 5.12(a), Xerox need not make such transfer if it nonetheless makes the related mandatory prepayment that would otherwise be required by Section 2.10(b)(i) or 2.10(b)(ii) using funds not otherwise required to be made the basis of any mandatory prepayment pursuant to Section 2.10 and
(b) if the Foreign Net Cash Proceeds of an Included Asset Transfer are less than $75,000,000, Xerox shall not be required to cause the Applicable Percentage of such Foreign Net Cash Proceeds effectively to be transferred directly or indirectly to Xerox and applied as provided in Section 2.10(b)(i) until the aggregate Foreign Net Cash Proceeds of Included Asset Transfers not so applied equal or exceed $75,000,000.

     (b) For purposes of Section 5.12(a), the parties agree that a transfer or application of funds (the "Proposed Transfer") cannot be made in a tax efficient manner if and only if in the good faith judgement of Xerox

          (i) the aggregate amount of projected Taxes to be incurred by Xerox and all of its Subsidiaries if the Proposed Transfer is made exceeds the aggregate amount of such projected Taxes if the Proposed Transfer is not made by more than the Threshold Amount; and

          (ii) there is no reasonably practicable alternative transaction or transactions that would result in the receipt by Xerox of such Excess Foreign Cash or Foreign Net Cash Proceeds at a cost less than or equal to the Threshold Amount.

     For purposes of clause (i) above, Taxes shall be projected on the basis of:

          (A) reasonable, good faith estimates of income, expenses and cash flows, and (B) the overall net Tax cost to Xerox and its Subsidiaries, taking into account (without duplication) (1) all applicable Taxes for the fiscal year of the Proposed Transfer, (2) all credits and deductions in respect of taxes paid or accrued that are available for such fiscal year,

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     and (3) all carryovers of prior net operating losses or other tax attributes to such fiscal year but without taking into account any carryover of tax attributes from such fiscal year to any future fiscal year. For purposes of clause (ii) above Xerox shall give consideration in good faith to whether the Proposed Transfer can be effected indirectly through other wholly-owned subsidiaries.

     (c) If on the last day of any Fiscal Quarter XCC's Cash Balance exceeds the sum of (i) the aggregate principal amount of Debt and other obligations of XCC required to be repaid at any time within the next succeeding Fiscal Quarter, plus the amount of accrued interest premium, and other amounts that will be payable on the principal amount to be repaid, and (ii) such other amounts as XCC determines in good faith as are required to meet its ordinary course expenses during the succeeding Fiscal Quarter, then Xerox shall no later than the second Business Day of the next succeeding month cause an amount equal to such excess to be directly or indirectly transferred to it (which transfer may take, without limitation, the form of a demand loan or other advance from XCC to Xerox). On and after the date hereof, Xerox will not, nor will it permit any other Subsidiary to, make any loan, advance or other payment of money to XCC, repay any loan, advance or other obligation owing to XCC (other than any repayment all of the proceeds of which are applied on the Closing Date to repay loans of XCC outstanding under the Existing Credit Agreement pursuant to Section 4.01(c)) or sell or otherwise transfer any asset to XCC, except that Xerox Companies may (A) make loans, advances or other payments of money to XCC, or repay any loan, advance or other obligation owing to XCC, in an amount necessary, when added to XCC's Cash Balance (plus any other funds expected to be timely available to it), to enable XCC (1) to repay, together with accrued interest, any principal amount of Debt required to be repaid within 5 Business Days of such payment of money to XCC or (2) to repay or repurchase any Capital Markets Debt of XCC in connection with an issuance by Xerox of XCC Exchange Debt and (B) make any payment to XCC required by the Support Agreement or the Operating Agreement.

     Section 5.13. Post-Closing Collateral and Guarantees. (a) Within 75 days following the Effective Date, Xerox will cause an appraisal to be completed for the facilities located in Henrietta, New York and Rochester, New York by an appraiser and pursuant to instructions reasonably acceptable to the Agents. Within 90 days following the Effective Date, each relevant Credit Party shall cause the Post-Closing Collateral and Guarantee Requirement to be satisfied.

     (b) Within 90 days following the Restatement Date, Xerox will (i) deliver to the Administrative Agent a certificate of a Financial Officer (the "Domestic Subsidiary Update Certificate") setting forth the names of each Material Domestic Subsidiary, determined pursuant to clause (b) of the definition

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of such term, such certificate to have attached thereto a replacement Schedule
3.12 reflecting the information contained in such certificate (which shall replace in its entirety Schedule 3.12 as originally attached hereto and a copy of which shall be distributed to each Lender by the Administrative Agent promptly after receipt thereof), (ii) cause all outstanding Equity Interests in each Material Foreign Subsidiary directly owned by or on behalf of any Domestic Credit Party or any Foreign Credit Party, to the extent that such Equity Interests have not been pledged pursuant to Section 5.13(a) and to the extent required by the relevant Security Document, to be pledged pursuant to the relevant Security Document (except that (x) no more than 65% of the outstanding voting Equity Interests in any Material Foreign Subsidiary that is a corporation for United States Federal income tax purposes shall be pledged to secure the obligations of Xerox or any Domestic Subsidiary (either directly or through any entity that is a disregarded entity for such purposes) and (y) no Foreign Credit Party shall be required to pledge Equity Interests in any Person other than Material Foreign Subsidiaries directly owned by it and organized under the laws of the same country as such Credit Party (or any state, province or other political subdivision thereof)) and deliver or cause to be delivered to the Administrative Agent all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and (iii) cause each Wholly-Owned Material Canadian Subsidiary to deliver a duly executed supplement to the Canadian Security Documents (to the extent that such Subsidiary is not already a party to any Canadian Security Document), in the form specified therein, to the Administrative Agent, whereupon such Subsidiary will become a "Canadian Guarantor" and, from time to time, a "Lien Grantor" for purposes of the Loan Documents to the extent that such Subsidiary is not prohibited by Applicable Law or legally valid contractual restrictions in effect on the date hereof or otherwise permitted by Section 6.10 (or, in the case of a Finance SPE, legally valid and customary contractual restrictions or other legally valid contractual restrictions entered into in connection with the Third Party Vendor Financing Program) from guaranteeing XCD's obligations hereunder and, from time to time and pursuant to the relevant Canadian Security Document, securing such guarantee, provided that the Agents may agree in their discretion, with respect to any pledge of the Equity Interests in any Material Foreign Subsidiary described in Section 5.13(b)(ii) or required as part of satisfying this Section 5.13(b)(iii), that the pledge of such Equity Interests is impossible, impractical or unreasonably burdensome or expensive (or has been substantially, but not fully, completed) and the Agents may, in their respective good faith discretion, consent to a waiver of the pledge of any such Equity Interests. In acting pursuant to the foregoing proviso, each Agent shall be entitled to the benefits of Article 8 of this Agreement, and without limiting the generality of the foregoing, the Lenders hereby authorize the Agents, in their sole discretion and from time to time, to grant such waivers and hereby confirm and agree, without limiting the generality of Article 8 of this Agreement, that in the absence of gross

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negligence or willful misconduct, no Agent shall be liable to any Lender on account of granting any such waiver and any consequences thereof.

     Section 5.14. Further Assurances. (a) Xerox will, and will cause its Subsidiaries to, deliver such Security Documents to the Administrative Agent as the Administrative Agent may reasonably request with respect to any additional Overseas Borrower designated as such pursuant to Section 2.19 after the date hereof promptly, but in no event later than 30 days after such designation, in order to provide comparable guarantee and security arrangements for the obligations of such Overseas Borrower as are provided (or required to be provided) for XCE and XCD.

     (b) Each Credit Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any Applicable Law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Transaction Liens to constitute valid and perfected first priority Liens (subject to Liens permitted by Section 6.02) on the Collateral, all at the relevant Borrower or Borrowers' expense. Xerox will provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

     (c) If any Domestic Credit Party acquires any real property having, at the time of acquisition thereof, a fair market value of at least $25,000,000, Xerox will notify the Administrative Agent and the Lenders thereof promptly (but in any event within 20 Business Days of the occurrence of such event) and if requested by the Administrative Agent or the Required Lenders, will cause such real property (unless (i) a Financial Officer certifies that such real property is intended to be the subject of a Sale and Leaseback Transaction or the incurrence of Purchase Money Debt within 270 days, and such transaction is, in fact, consummated within 270 days or (ii) the granting of a Transaction Lien on such real property would violate Applicable Law or any contract existing on the date hereof or otherwise permitted by Section 6.10) to be subjected to a Transaction Lien securing the Secured Obligations and will take, or cause the relevant Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Transaction Lien, including actions described in Section 5.14(b), all at such Credit Party's expense.

     Section 5.15. Ownership of Overseas Borrowers. Xerox will, at all times, own, directly or indirectly, 100% of the Equity Interests of each Overseas Borrower, except, in the event that XCI or any of its subsidiaries is designated an

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Overseas Borrower, it shall be sufficient for Xerox to own 97% or more of the
Equity Interests of XCI or such subsidiary.



                                    ARTICLE 6
                               Negative Covenants

     Until all the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled or been cash- collateralized pursuant to Section 2.04(j) and all LC Disbursements have been reimbursed, Xerox covenants and agrees with the Lenders that:

     Section 6.01. Debt and Preferred Stock. (a) Other than as permitted by
Section 6.01(b), no Xerox Group Company will create, incur, assume or permit to exist any Debt or Preferred Stock, except:

          (i)  Debt created under the Loan Documents;

          (ii) Debt and Preferred Stock existing on the date hereof and, in the case of any such Debt or Preferred Stock issued to or held by a Person other than a Xerox Company as of May 31, 2002, listed in Schedule 6.01 and other Debt existing on the date hereof the individual outstanding principal amount of which does not exceed $10,000,000 and extensions, renewals, refinancings and replacements, in whole or in part, of any such Debt or Preferred Stock (whether or not with the same creditors or obligors (except that (x) a Subsidiary which is a Xerox Group Company cannot be substituted as an obligor for Xerox, and (y) a Subsidiary that is a Domestic Subsidiary cannot be substituted for an obligor that is a Foreign Subsidiary)) that do not increase the outstanding principal amount thereof (other than to finance accrued interest, fees and other amounts outstanding in respect thereof and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof, provided that any such extension, renewal, refinancing or replacement shall only be permitted under this Section 6.01(a)(ii) if (A) the Debt or Preferred Stock being extended, renewed, refinanced or replaced, as well as the related new Debt or Preferred Stock, is held by a Xerox Company, (B) the new Debt or Preferred Stock is of a type and in an amount that could be incurred, as of the date of such extension, renewal, refinancing or replacement, without relying on this Section 6.01(a)(ii) or Section 6.01(b) or (C) (x) such extension, renewal, refinancing or replacement (1) is not Capital Markets Debt and (2) does not exceed $10,000,000 in the case of

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     any individual facility and (y) the aggregate principal amount of all Debt incurred in reliance upon this clause (C) outstanding at any time does not exceed $75,000,000;

          (iii) Debt of Foreign Subsidiaries described in clause (b) of the definition of "Excepted Transaction";

          (iv) Debt or Preferred Stock of any Subsidiary issued to or held by Xerox or any Domestic Guarantor or, if such Subsidiary is not a Credit Party, any Credit Party; provided that any such Debt is permitted to be advanced pursuant to Section 6.04(a);

          (v)    Purchase Money Debt in an aggregate principal amount under this
     Section 6.01(a)(v) not exceeding $75,000,000 at any time outstanding;

          (vi) Debt consisting of obligations referred to in Section 6.02(d) and secured by Liens permitted under such Section 6.02(d);

          (vii) Guarantees of Debt of Xerox under any Indenture required to be entered into pursuant to the terms thereof, Guarantees permitted by Section 6.04, any Guarantee of Debt of any Subsidiary which Debt is permitted hereunder and Guarantees of Debt of the ESOP Plan pursuant to the Xerox Corporation Employee Stock Ownership Plan Trust Note Agreement dated as of October 1, 1993 as in effect on the date hereof;

          (viii) Debt of a Person existing at the time such Person becomes a Subsidiary; provided that such Debt was not created in contemplation of such Person becoming a Subsidiary;

          (ix) Debt or Preferred Stock incurred in a Qualified Receivables Transaction or a transaction pursuant to the Third Party Vendor Financing Program, provided that such Debt shall not constitute or create indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount;

          (x) Debt of a Credit Party owed to any Subsidiary, provided that such Debt (other than Debt of Xerox owed to XCC or Debt of any Credit Party owed to a Finance SPE) is subordinated to the Secured Obligations on the terms set forth on Exhibit H hereto;

          (xi) Obligations incurred by any Xerox Company to repay any amounts directly or indirectly transferred to such Xerox Company pursuant to
     Section III(e)(iv) of the Framework Agreement dated

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     September 11, 2001 between Xerox and General Electric Capital Corporation or any other arrangement pursuant to which any Xerox Company may receive and become obligated to repay amounts in a collateral, "holdback" or similar account established in connection with the Third Party Vendor Financing Program or any Qualified Receivables Transaction;

          (xii) other Debt in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

          (xiii) Debt of a Subsidiary which is not a Credit Party owed to a Subsidiary which is not Credit Party;

          (xiv)  Debt of a Foreign Subsidiary owed to a Foreign Subsidiary;

          (xv) Capital Lease Obligations arising in connection with Sale and Leaseback Transactions involving property owned by a Xerox Company as of the Effective Date; provided that the aggregate initial amount of such transactions entered into pursuant to this Section 6.01(a)(xv) shall not exceed $75,000,000; and

          (xvi) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, that such Debt is extinguished within five Business Days of incurrence.

     (b) In addition to Debt and Preferred Stock permitted to be incurred pursuant to Section 6.01(a), Xerox or XCE or any Finance SPE (but not any other Subsidiary) may

          (i) incur Capital Markets Debt that does not mature or have any principal amortization prior to October 31, 2005; and

          (ii)   issue Preferred Stock that is Qualified Capital Stock.

     Section 6.02. Liens. No Xerox Group Company (other than Foreign Subsidiaries that are not Credit Parties and are not "Specified Subsidiaries" as defined in the Reference Indenture) will create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable but excluding Transfers permitted by this Agreement) or rights in respect of any thereof, except:

     (a)  Liens created under the Security Documents;

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     (b)  Permitted Liens;

     (c) (i) any Lien on any property of Xerox or any Domestic Subsidiary existing on the date hereof and, in the case of any such Lien in existence on May 31, 2002, listed in Schedule 6.02, (ii) any other Lien on any property of Xerox or any Domestic Subsidiary existing on the date hereof that either (A) does not secure Debt, (B) secures Debt existing on the date hereof the individual outstanding principal amount of which does not exceed $25,000,000, or
(C) secures Debt owed to a Xerox Company, and (iii) any Lien on any property of any Foreign Subsidiary existing on the date hereof; provided that (A) such Lien shall not apply to any other property of any Xerox Company and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that are permitted by Section 6.01(a)(ii);

     (d) any Lien existing on any property before the acquisition thereof by any Xerox Company or existing on any property of any Person that becomes a Subsidiary after the date hereof before the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien will not apply to any other property of any Xerox Company and (C) such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than to finance accrued interest, fees and other amounts outstanding in respect thereof and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof;

     (e) Liens securing Purchase Money Debt permitted by Section 6.01(a)(v) or 6.01(a)(xv), provided that (A) such Liens under Section 6.01(a)(v) are incurred before or within 120 days after the acquisition or the completion of construction or improvement related to such Purchase Money Debt, and (B) such Liens will not apply to any other property of any Xerox Company;

     (f) Qualified Receivables Transaction Liens and Liens granted pursuant to the Third Party Vendor Financing Program, provided that such Liens do not secure indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount;

     (g)  Qualified Capital Markets Liens;

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     (h)  the rights of XCC relating to the certain reserve account established pursuant to the Operating Agreement;

     (i)  (i) Liens permitted by the first proviso (not in a parenthetical) of
Section 1012(a) of the Reference Indenture existing on the date hereof and (ii) other Liens permitted by the first proviso (not in a parenthetical) of Section 1012(a) of the Reference Indenture, provided that the aggregate principal amount of Debt secured by Liens permitted in this Section 6.02(i)(ii) (including Debt secured by Liens incurred in reliance on this Section 6.02(i)(ii) as permitted by the last sentence of Section 6.02) shall not exceed $25,000,000 at any time outstanding;

     (j) Liens on deposits or other accounts (and the cash and cash equivalents or investments from time to time credited thereto) securing obligations under any Hedging Agreement; and

     (k) Liens on deposits or other accounts (and the cash and cash equivalents or investments from time to time credited thereto) securing reimbursement and other obligations with respect to letters of credit other than Letters of Credit issued under this Agreement in an aggregate face amount outstanding at any time pursuant to this Section 6.02(k) not exceeding $250,000,000, provided that no such Liens shall be permitted to the extent that, after giving effect to the grant thereof, the aggregate face amount of all letters of credit issued and outstanding either as (a) Letters of Credit or (b) letters of credit not issued pursuant to this Agreement with reimbursement obligations that are secured by cash collateral pursuant to this Section 6.02(k), in each case for purposes other than supporting obligations of Ridge Re, would exceed $195,000,000.

     In addition, no Xerox Company that is not a Xerox Group Company (for purposes of this paragraph, "non-Xerox Group Companies") will create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable but excluding Transfers permitted by this Agreement) or rights in respect of any thereof, that secures indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount; provided that this sentence shall not prohibit (A) Liens created under the Security Documents, (B) any Lien on property of any non-Xerox Group Company existing on the date hereof, provided that such Lien shall not apply to any other property of any Xerox Company and such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that would be permitted by Section 6.01(a)(ii), if such Section applied to non-Xerox Group Companies, applying such Section to non-Xerox Group Companies, mutatis mutandis, or (C) Liens that would be permitted pursuant to Section 6.02(i)(ii) if

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such Section applied to non-Xerox Group Companies, applying such Section to non-Xerox Group Companies, mutatis mutandis, it being understood that any Debt secured by Liens on any property of any non-Xerox Group Company incurred in reliance on this clause (C) shall be included in the calculation of the aggregate principal amount of Debt that is allowed to be secured by Liens pursuant to Section 6.02(i)(ii).

     Section 6.03. Fundamental Changes. (a) No Xerox Group Company will merge into or consolidate with any other Person, or liquidate or dissolve, or permit any other Person to merge into or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person (including a Subsidiary) may merge into Xerox in a transaction in which Xerox is the surviving corporation, (ii) any Person (including a Subsidiary) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Guarantor) is or becomes a Guarantor, (iii) any Subsidiary (except a Credit Party) may liquidate or dissolve and any Credit Party may liquidate or dissolve into another Credit Party; provided that a Domestic Credit Party may only be liquidated or dissolved into another Domestic Credit Party; provided that in each case, if any such merger involves a Person that is not a wholly owned Subsidiary immediately before such merger, such merger shall not be permitted unless also permitted by
Section 6.04.

     (b) No Xerox Group Company (other than an IP Company) will engage in any business as its principal lines of business other than the principal lines of business engaged in by the Xerox Companies, taken as a whole, on the date hereof and similar or related businesses.

     Section 6.04. Investments and Acquisitions. (a) No Xerox Group Company will make or acquire any Investment in any Person other than:

          (i)    Permitted Investments;

          (ii) Investments existing on the date hereof, any extension or renewal thereof that does not increase the principal amount thereof (other than to reflect any accrued interest, dividends or other amounts with respect thereto and any expenses incurred in connection with such extension or renewal) and conversions of any such debt Investments into equity Investments and contributions or other transfers of such Investments to any Xerox Company (other than for cash);

          (iii) (A) Investments made by any Credit Party in any Domestic Credit Party (including any Person that becomes a Domestic Credit Party concurrently with the making of such Investment) and (B) Investments

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     made by any Credit Party in, and the contribution or other transfer of an
     Investment by any Credit Party to, any Foreign Credit Party or any Subsidiary that is not a Credit Party, provided that the aggregate outstanding amount of Investments made, contributed or transferred pursuant to this Section 6.04(a)(iii)(B) (including any Investments originally made pursuant to Section 6.04(a)(iii)(A) and subsequently transferred or contributed to a Subsidiary that is not a Credit Party pursuant to this
     Section 6.04(a)(iii)(B)) shall not exceed $25,000,000 at any time;

          (iv) Investments made by Xerox or any Domestic Subsidiary in any Foreign Subsidiary in order to enable the Foreign Subsidiaries' aggregate Cash Balance to be sufficient to meet their Ordinary Course Needs and extensions and renewals of any such Investments that do not increase the principal amount thereof (other than to reflect any accrued interest, dividends and other amounts with respect thereto and any expenses incurred in connection with such extension or renewal) and the transfer or other contribution of any such Investment to any Xerox Company (other than for cash); provided that in the case of any Investment in a Foreign Subsidiary for the purpose of enabling such Foreign Subsidiary to repay Debt, such loan or advance shall not be made more than 5 Business Days prior to the relevant Debt repayment;

          (v) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, suppliers or other Persons, in each case in the ordinary course of business;

          (vi) Investments directly or indirectly in Third Party Vendor Financing Subsidiaries or any Permitted Joint Ventures;

          (vii)  Investments permitted by Section 6.04(b);

          (viii) Investments directly or indirectly in Turnaround Program Subsidiaries, provided, that any such Investments pursuant to this clause
     (viii) that do not consist of Transfers of assets existing and owned by a Xerox Company on the Effective Date shall not, in the aggregate, exceed $125,000,000 in any calendar year;

          (ix) Investments in XCE and Finance SPEs in connection with issuances of Capital Markets Debt or Equity Interests by such Persons or the consummation by such Persons of a Qualified Receivables Transaction, provided that the aggregate amount invested by any Xerox Company in such Persons in connection with any such transaction

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     pursuant to this clause (ix) shall not exceed the aggregate amount of cash proceeds received by such Xerox Company from such transaction;

          (x) loans and advances to employees and officers of Xerox and the Subsidiaries to purchase Equity Interests of Xerox for bona fide business purposes; provided that the aggregate amount of such loans and advances outstanding pursuant to this Section 6.04(a)(x) does not exceed $1,000,000 at any time;

          (xi) Investments made by any Xerox Company as a result of consideration received in connection with any Asset Transfer permitted by
     Section 6.05;

          (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under insurance, health, disability, safety or environmental obligations;

          (xiii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (xiv) Investments relating to purchase or acquisition of products from vendors, manufacturers or suppliers in the ordinary course of business;

          (xv)   any purchase of ESOP Notes by any Xerox Company;

          (xvi) additional Investments in an amount taken together with all other Investments made pursuant to this Section 6.04(a)(xvi) (other than those made with Qualified Capital Stock) and all amounts paid (other than with Qualified Capital Stock or with the portion of proceeds of an Equity Issuance or issuance of Capital Markets Debt that is not required to be applied to make a mandatory prepayment pursuant to Section 2.10(b)(ii)) pursuant to Sections 6.04(b) and 6.07(l), not to exceed $150,000,000 in any calendar year and $300,000,000 in the aggregate;

          (xvii) Investments by (A) Foreign Subsidiaries in other Foreign Subsidiaries and (B) non-Credit Parties in other non-Credit Parties that are Subsidiaries;

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          (xviii) Guarantees of obligations of XCE and Finance SPEs in connection with Qualified Receivables Transactions and Guarantees in connection with the Third Party Vendor Financing Program to the extent such Guarantees do not constitute or create indebtedness that would be required to be taken into account in determining the Basket Lien Available Amount;

          (xix) the funding of any obligation in connection with transactions permitted by Sections 6.09(h) and 6.09(i);

          (xx) Investments received as part of a redemption or payment of or for, as a dividend on, or distribution in respect of, other Investments permitted by this Section 6.04 and contributions or other transfers of such Investments to any Xerox Company (other than for cash);

          (xxi) the issuance of letters of credit, including Letters of Credit under this Agreement, as support for the obligations of Ridge Re;

          (xxii) Investments in Qualified Capital Stock in connection with transactions permitted by Section 6.09(h) or 6.09(i) or the replacement of XCI Class B Shares with Qualified Capital Stock of Xerox;

          (xxiii) Investments by a Domestic Credit Party in a Foreign Subsidiary to the extent the amount of such Investment is directly or indirectly returned or repaid to such Domestic Credit Party in each case within 5 Business Days of the initial Investment; and

          (xxiv) Investments in connection with the acquisition of Equity Interests in Xerox Modicorp Ltd. in an aggregate amount not to exceed, pursuant to this clause (xxiv), $20,000,000.

     (b) No Xerox Group Company will make any Business Acquisition unless (i) Xerox shall be in compliance with the covenants in Sections 6.01 - 6.05, 6.07, 6.08, 6.10 and 6.12 - 6.15 as of the most recent date for compliance prior to the date of such acquisition, in all cases after giving effect on a pro forma basis to such acquisition, (ii) if the aggregate consideration (other than consideration to be paid in Qualified Capital Stock) to be paid in connection with such Business Acquisition is more than $25,000,000, Xerox shall have delivered to each of the Lenders, at least 10 days prior to the consummation of such Business Acquisition, a report of a Financial Officer of Xerox showing calculations in detail reasonably satisfactory to the Agents, demonstrating compliance with Section 6.04(b)(i) above and, if the aggregate consideration (other than consideration payable in Qualified Capital Stock) to be paid in connection with such Business Acquisition is more than $75,000,000,

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demonstrating that, after giving effect to such Business Acquisition and any financing therefor, Xerox shall be in compliance at the end of each Fiscal Quarter until the Termination Date with the covenants set forth in Section 6.04(b)(i) and (iii) the aggregate consideration (other than consideration payable in Qualified Capital Stock) paid in connection with Business Acquisitions by all Xerox Group Companies (including such Business Acquisition), together with all Investments made (other than those made with Qualified Capital Stock) pursuant to Section 6.04(a)(xvi) which are not also Business Acquisitions and all amounts paid (other than with Qualified Capital Stock or with the portion of proceeds of an Equity Issuance or issuance of Capital Markets Debt that is not required to be applied to make a mandatory prepayment pursuant to
Section 2.10(b)(ii)) pursuant to Section 6.07(l) do not exceed $150,000,000 in any Fiscal Year and do not exceed $300,000,000 in the aggregate.

     Section 6.05. Asset Transfers. No Xerox Group Company will consummate any Asset Transfer, except:

          (a) Qualified Receivables Transactions;

          (b) the Flextronics Transaction;

          (c) the Transfer or issuance of Equity Interests in, or the Transfer of other assets to, IP Companies, Turnaround Program Subsidiaries and Third Party Vendor Financing Subsidiaries, and other issuances of Equity Interests and Transfers of Assets as parts of transactions described in the definition of "Turnaround Program";

          (d) the Transfer of Equity Interests in Wholly-Owned Subsidiaries that are not Turnaround Program Subsidiaries resulting in such Subsidiary ceasing to be a Subsidiary, provided that the remaining Equity Interests in such entity held by any Xerox Company shall be pledged to the Collateral Agent as part of the Collateral; and

          (e) other Transfers that are not permitted by any other clause of this
     Section 6.05 (except Transfers of Equity Interests in Wholly-Owned Subsidiaries not otherwise permitted by this Section 6.05).

provided that (A) all Asset Transfers permitted by this Section shall be made for fair value as determined by the applicable Xerox Company in good faith, (B) all Asset Transfers permitted by Section 6.05(a) and 6.05(e) shall be for at least 75% cash consideration (it being understood that, in the case of a license, lease or similar transfer of any asset, the consideration therefor may be payable in installments customary for transactions of that type) and (C) no substantial part of the production or office businesses shall be Transferred except for Transfers of

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Intellectual Property described in clause (e)(iv) of the definition of
"Turnaround Program". For purposes of determining whether a Xerox Company received 75% cash consideration, (x) cash consideration shall be determined without regard to any portion of the consideration that is an earn-out or similar arrangement, (y) replacement assets in a like-kind property exchange shall be considered cash and (z) assumed debt shall be considered cash.

     Section 6.06. Hedging Agreements; Synthetic Purchase Agreements. (a) No Xerox Group Company will enter into any Hedging Agreement after the Effective Date except Hedging Agreements entered into in the ordinary course of business (and not for speculative purposes) to hedge or manage risks to which a Xerox Company is exposed in the conduct of its business or the management of its liabilities.

     (b) Xerox will not enter into or be party to, or make any payment under, any Synthetic Purchase Agreement or permit any Subsidiary to enter into, be party to, or make any payment under any Synthetic Purchase Agreement.

     Section 6.07. Restricted Payments. No Xerox Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) Xerox may declare and pay dividends with respect to its common stock payable solely in Qualified Capital Stock, (b) so long as no Event of Default has occurred and is continuing, any Xerox Company may declare and pay dividends with respect to its Preferred Stock, (c) any Xerox Company (other than Xerox) may declare and pay dividends or make other distributions with respect to its Equity Interests, provided that such dividends or other distributions are payable to Xerox or another Subsidiary, and so long as no Event of Default has occurred and is continuing, any Subsidiary that is not directly or indirectly wholly-owned by Xerox may declare and pay dividends or make other distributions payable to the other equity holders of such Subsidiary on a pro rata basis, (d) Xerox may directly or indirectly redeem or repay any of its or any Subsidiary's Equity Interests in exchange for Qualified Capital Stock, (e) any Xerox Company may redeem any of its Preferred Stock which is outstanding on the date hereof (other than the Trust Preferred Securities, unless such redemption is made with (i) Qualified Capital Stock or subordinated debentures as contemplated by the terms of such Trust Preferred Securities or (ii) the portion of proceeds of an Equity Issuance or issuance of Capital Markets Debt that is not required to be applied to make a mandatory prepayment pursuant to Section 2.10(b)(ii)) at any final scheduled or other mandatory redemption date thereof as in effect on the date hereof, (f) any Subsidiary may redeem or purchase any of its Equity Interests held by a Xerox Company, provided that if such redeeming or purchasing Subsidiary is a Credit Party, it may only make such redemption or purchase from another Xerox Company if such other Xerox Company is a Credit Party or the proceeds

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of such redemption or purchase are directly or indirectly effectively transferred to a Credit Party immediately following such redemption or purchase,
(g) any Turnaround Program Subsidiary, Third Party Vendor Financing Subsidiary or any Subsidiary existing on the date hereof that is not a Xerox Group Company may declare and pay dividends or make other distributions with respect to, and may make redemptions or repurchases of, its Equity Interests, (h) any Xerox Company may make payments to holders of such company's Equity Interests in lieu of the issuance of fractional shares, (i) Xerox may repurchase the Convertible Subordinated Debentures upon exercise of the right of the holders thereof to require Xerox to purchase such securities on April 21, 2003, (j) any Xerox Company may repurchase or otherwise acquire shares of Qualified Capital Stock of Xerox from employees, former employees, directors or former directors of any Xerox Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Xerox under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Qualified Capital Stock, provided that the aggregate amount paid pursuant to this Section 6.07(j) and Section 6.08(o) does not exceed $25,000,000, (k) Xerox may redeem the ESOP Preferred Shares as and when required by the terms of the ESOP Plan, provided that the aggregate amount paid pursuant to this Section 6.07(k) does not exceed $30,000,000, (l) the Xerox Companies may redeem or repurchase (i) the XCI Class B Shares on any date and (ii) the Deferred Preferred Shares, Series A, of Xerox Capital LLC on any mandatory redemption date thereof in accordance with the terms thereof as in effect on the date hereof, provided that the aggregate amount paid pursuant to this Section 6.07(l) (other than amounts paid with the proceeds of an Equity Issuance that are not subject to a mandatory prepayment pursuant to Section 2.10(b)(ii)), together with all Investments made pursuant to
Section 6.04(a)(xvi) and amounts paid pursuant to Section 6.04(b) (in each case other than with Qualified Capital Stock or with the portion of proceeds of an Equity Issuance or issuance of Capital Markets Debt that is not required to be applied to make a mandatory prepayment pursuant to Section 2.10(b)(ii)) do not exceed $150,000,000 during any Fiscal Year and do not exceed $300,000,000 in the aggregate, (m) any Xerox Company may make Restricted Payments that constitute Investments permitted by Section 6.04 and (n) XCI may distribute to the holders of the XCI Class B Shares rights to acquire additional XCI Class B Shares so long as (i) such rights are issued as a part of a plan to effectuate a direct or indirect conversion of the outstanding XCI Class B Shares and all such rights into Qualified Capital Stock and (ii) such conversion occurs promptly after such distribution. It is understood and agreed that any payments with respect to Trust Preferred Securities will continue to be governed by this Section 6.07 rather than Section 6.08 even if there is a change in GAAP requiring that amounts in respect of Trust Preferred Securities be reported as Debt rather than Preferred Stock.

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     Section 6.08. Certain Payments of Debt. No Xerox Group Company will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Debt (including, without limitation, any payment in respect of Restricted Debt under a Synthetic Purchase Agreement), except:

     (a) payment of Debt and other obligations created under the Loan Documents;

     (b) payment of Debt to any Xerox Company, provided such Debt is permitted under Section 6.01.

     (c) payment of regularly scheduled principal or interest payments or other amounts as and when due in respect of any Debt;

     (d) purchases, repurchases or other acquisitions of Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within three months of the date of such purchase, repurchase or other acquisition;

     (e) payment of secured Debt that becomes due as a result of the voluntary sale or transfer of, or a casualty with respect to, the property securing such Debt;

     (f) mandatory prepayments or redemptions of Debt (not including any such prepayment or redemption that can be avoided by repaying Loans or acquiring replacement assets);

     (g) payment of revolving Debt and other lines of credit permitted to be incurred or outstanding under Section 6.01;

     (h) purchases of Debt with Qualified Capital Stock;

     (i) exchanges of Extended Debt for, or payments of Refunded Debt with the proceeds of, Permitted Refinancing Debt;

     (j) deposits that are Liens permitted by Section 6.02;

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     (k) payment of Debt incurred after the date hereof in order to cure a default under Section 6.01 or 6.02 hereof;

     (l) the repayment or repurchase by any Xerox Company of the ESOP Notes;

     (m) payment or repurchase of any Debt, or agreeing to shorten the maturity of any Debt (whether explicitly or by giving the holder thereof the right to require any Xerox Group Company to repurchase such Debt), in respect of which an event of default or notice of default has occurred and is continuing or is, in the absence of obtaining a waiver or amendment, likely to occur in the good faith judgment of Xerox, in any case as a result of a Restatement Event, in a principal amount not exceeding $75,000,000 in the case of any individual facility or series and not exceeding, together with all amounts paid pursuant to
Section 6.08(n), a principal amount of $200,000,000 in the aggregate, provided that any such repayment, repurchase or agreement is permitted pursuant to this
Section 6.08(m) only if a repayment or repurchase is made, or an agreement is entered into, during 2002 or is in respect of any Debt as to which Xerox has notified the Administrative Agent during 2002, making specific reference to this
Section 6.08(m), that the holders thereof (or their representatives) have made demands on Xerox on account of such an event of default or likely or threatened event of default;

     (n) the repayment or repurchase of the XCFI Debentures in an aggregate amount not to exceed $55,000,000, provided that (i) such repayment or repurchase is made pursuant to a planned transaction or series of transactions that includes the repurchase or redemption of the XCI Class B Shares and (ii) if any Debt is repaid or repurchased, or is made subject to an agreement shortening its maturity, pursuant to Section 6.08(m), the foregoing amount of $55,000,000 shall be reduced by an amount equal to the principal amount of such Debt; and

     (o) other repayments of Debt which, when taken together with the payments permitted under Section 6.07(j), do not to exceed $25,000,000 in the aggregate;

each of the foregoing together with interest, fees, premiums and other amounts outstanding in respect thereof.

     Section 6.09. Transactions with Affiliates. No Xerox Group Company will Transfer any property to, or purchase, lease, license or otherwise acquire any property from, or otherwise engage in any other transaction with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable in any material respect to such Xerox Company than could reasonably have been obtained in the good faith

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judgment of the applicable Xerox Company on an arm's-length basis from unrelated third parties, (b) transactions in the ordinary course of business between Xerox Companies on prices and terms determined in accordance in all material respects with Xerox's policies in respect of such intercompany transactions and relevant tax or regulatory requirements as customarily applied by Xerox, (c) transactions between or among Xerox and the Domestic Guarantors, transactions between or among Subsidiaries that are not Credit Parties, in each case not involving any other Affiliate, and transactions between or among Subsidiaries that are Foreign Subsidiaries, (d) any Restricted Payment permitted by Section 6.07, (e) any Investment permitted by Section 6.04, (f) any merger or other transaction permitted by Section 6.03(a), (g) Qualified Receivables Transactions with a Receivables SPE and the provision of billing, collection and other services in connection therewith or transactions entered into in connection with the Third Party Vendor Financing Program, (h) any employment agreement, collective bargaining agreement, employee benefit plan, employee rights plan, related trust agreement or any similar arrangement, payment of compensation and fees to, and indemnity provided on behalf of, any present or former employees, officers, directors or consultants, maintenance of benefit programs or arrangements for any present or former employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plan and similar plans, and loans and advances to any present or former employees, officers, directors, consultants and shareholders, in each case entered into in the ordinary course of business or approved by the Board of Directors of the respective Xerox Company, as the case may be, (i) any agreement, instrument or arrangement as in effect on the Effective Date, but, in the case of any such material agreement, instrument or arrangement with directors, officers and shareholders of Xerox, only to the extent set forth in
Schedule 6.09, in each case together with any amendment thereto, any transaction contemplated thereby (including pursuant to any amendment thereto), or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to any Xerox Company in any material respect than the original agreement as in effect on the Effective Date as determined in the good faith judgment of Xerox and (j) the issuance or sale of any Qualified Capital Stock.

     Section 6.10. Restrictive Agreements. No Xerox Group Company will, directly or indirectly, enter into or permit to exist any agreement or other arrangement that (a) prohibits, restricts or imposes any condition on (i) the ability of any Xerox Group Company (other than restrictions on Finance SPEs or Third Party Vendor Financing Subsidiaries) to create or permit to exist any Lien on any of its property or (ii) the ability of any Xerox Group Company (other than restrictions on Finance SPEs or Third Party Vendor Financing Subsidiaries) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any other Xerox Group Company or to Guarantee Debt of any other Xerox Group Company or (b) in the case of any

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agreement evidencing or governing Debt, includes financial or negative covenants or events of default that, taken as a whole, are more onerous for Xerox than set forth herein, provided that (A) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by Applicable Law (including at the direction of any insurance department) or by any Loan Document or imposed in connection with the Third Party Vendor Financing Program, (B) the foregoing shall not apply to restrictions and conditions existing on the date hereof (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (C) the foregoing shall not apply to any financial or negative covenants or events of default that, taken as a whole, are no more onerous for Xerox than set forth herein, (D) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is to be sold, or to any Xerox Company party to such agreement (with respect to such Subsidiary or asset) and such sale is permitted hereunder, (E) Section
6.10(a)(i) shall not apply to restrictions or conditions imposed by any agreement relating to (x) secured Debt permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the property securing such Debt, (y) Qualified Receivables Transactions or (z) Qualified Turnaround Program Subsidiaries, with respect to restrictions of the type described in clauses (iii) and (iv) of the definition of "Qualification Requirements" to the extent, in the case of this clause (z), the Qualification Requirements have been satisfied with respect to such restrictions, (F) Section 6.10(a)(i) shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, transfer, pledge or other encumbrance thereof, (G) the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Capital Markets Debt, to the extent such prohibitions, restrictions or conditions are no more restrictive than those set forth herein, (H) the foregoing shall not apply to prohibitions, restrictions or conditions contained in any agreements relating to the refinancing of any Debt, to the extent such restrictions or conditions are no more restrictive than those set forth herein and (I) the foregoing shall not apply to prohibitions, restrictions or conditions imposed in any agreement relating to Debt of any Xerox Company that is not a Credit Party to the extent applicable only to such Xerox Companies and their subsidiaries, provided it is understood that references to restrictions or conditions no more onerous or restrictive than those set forth herein are qualified to the extent that such restrictions or conditions may not prevent, in a manner more restrictive than the High Yield Indenture, the Lenders from being secured as provided herein and in the other Loan Documents.

     Section 6.11. Amendment of Material Documents. No Xerox Group Company will amend, modify or waive any of its rights under any Material Document, if the effect of such amendment, modification or waiver would be to (a) cause all or any portion of the principal amount of any Debt under such

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Material Document to be payable, or to cause any redemption of any Equity
Interest under such Material Document, earlier than scheduled at the date hereof, except to the extent such prepayment or redemption would be permitted by
Section 6.07 or 6.08 without giving effect to such amendment, modification or waiver, (b) increase the interest rate payable on such Debt or increase the rate of dividends payable on such Equity Interest (other than in connection with the extension of the maturity of such Debt or the redemption date of such Equity Interest to a date no earlier than October 31, 2005) or (c) make the covenants, redemption provisions, mandatory prepayment provisions or events of default contained in such Material Document materially more burdensome to the Xerox Companies, taken as a whole, provided that notwithstanding the foregoing, a Xerox Group Company may agree to any such amendment, modification or waiver of any Material Document in respect of which a notice of default or an event of default has occurred and is continuing or is, in the absence of obtaining another waiver or amendment, likely to occur in the good faith judgment of Xerox, in any case as a result of a Restatement Event, so long as, after giving effect thereto, such Material Document does not contain financial and negative covenants and events of default that, taken as a whole, are not materially more onerous for the Xerox Group Companies than those in this Agreement.

     Section 6.12. Capital Expenditures. Xerox will not permit the aggregate amount of Capital Expenditures made in any Fiscal Year, commencing with the Fiscal Year ending December 31, 2002, to exceed the sum of:

     (a) $330,000,000; plus

     (b) for each Fiscal Year ending after December 31, 2002, the Carry Over Amount for such Fiscal Year plus any unused Carry Over Amount for the preceding Fiscal Year.

     Section 6.13. Minimum Consolidated EBITDA. Xerox will not permit Consolidated EBITDA less Capitalized Software Expense for any period of four consecutive Fiscal Quarters ending on any date set forth below, to be less than the amount set forth below opposite such date:

     Period                                   Consolidated EBITDA
     ------                                   -------------------

     September 30, 2002                            $  825,000,000

     December 31, 2002                             $  863,000,000

     March 31, 2003                                $  920,000,000

     June 30, 2003                                 $  998,000,000

     September 30, 2003                            $1,086,000,000

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     Period                                   Consolidated EBITDA
     ------                                   -------------------

     December 31, 2003                             $1,142,000,000

     March 31, 2004                                $1,167,000,000

     June 30, 2004                                 $1,222,000,000

     September 30, 2004                            $1,275,000,000

     December 31, 2004                             $1,386,000,000

On and after the Covenant Re-set Date, however, the foregoing provisions shall be superseded in their entirety by the applicable provisions of the Covenant Re-set Schedule.

     Section 6.14. Leverage Ratio. Xerox will not permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed the ratio set forth opposite such day below:

     Period                                        Leverage Ratio
     ------                                        --------------

     September 30, 2002                                      5.3x

     December 31, 2002                                       5.4x

     March 31, 2003                                          5.7x

     June 30, 2003                                           5.2x

     September 30, 2003                                      5.2x

     December 31, 2003                                       4.3x

     March 31, 2004                                          4.4x

     June 30, 2004                                           4.2x

     September 30, 2004                                      4.2x

     December 31, 2004                                       3.5x

On and after the Covenant Re-set Date, however, the foregoing provisions shall be superseded in their entirety by the applicable provisions of the Covenant Re-set Schedule.

     Section 6.15. Consolidated Net Worth. Xerox will not permit Consolidated Net Worth as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2002) to be less than

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$4,140,000,000. On and after the Covenant Re-set Date, however, the foregoing provisions shall be superseded in their entirety by the applicable provisions of the Covenant Re-set Schedule.

     Section 6.16. Overseas Borrower Status; XFI. (a) Except in the case of XCI or any of its subsidiaries (if XCI or such subsidiary is designated as an Overseas Borrower), Xerox will not change, alter or otherwise modify, and will not allow any Subsidiary to change, alter or otherwise modify, the nature of the business of any Overseas Borrower to the extent that such change, alteration or modification will make such Overseas Borrower a "Specified Subsidiary" under the Reference Indenture (or if the High Yield Indenture ceases to be the Reference Indenture, a corresponding category under a new Reference Indenture) or a "Restricted Subsidiary" under the ESOP Guarantee Agreements.

     (b) Notwithstanding the requirements of the Post-Closing Collateral and Guarantee Requirement or of Section 5.11(a)(ii) or Section 5.13(b)(ii), XFI (or any successor to XFI as the owner of all the capital stock of Xerox Austria, it being agreed that unless otherwise prohibited by this Agreement, XFI may be liquidated or dissolved) shall not be required to pledge any shares of Xerox Austria. But so long as Xerox Austria is a Material Foreign Subsidiary and 65% of its outstanding voting Equity Interests have not been pledged as contemplated by the Post-Closing Collateral and Guarantee Requirement (or pursuant to other pledge arrangements reasonably satisfactory to the Agents (who, in so acting, shall be entitled to the benefits of Article 8 of this Agreement)), then notwithstanding any other provision of this Agreement, XFI (or any successor to XFI as the owner of all the capital stock of Xerox Austria) will not engage in any business or conduct any activity other than that of a holding company owning stock or Debt of other Xerox Companies and activities incidental thereto (which shall not, however, prevent XFI or any such successor from liquidating or dissolving Xerox Austria), and without limiting the generality of the foregoing, XFI (or such successor) shall not incur or have outstanding any Debt unless (i) such Debt is owed to a Credit Party or (ii) such Debt is owed to a Subsidiary and is subordinated to the Secured Obligations on the terms set forth on Exhibit H hereto.

                                    ARTICLE 7
                                Events of Default

     Section 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

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     (a) any Borrower shall fail to pay any principal of any Loan or any LC
Reimbursement Obligation when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) any Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in Section 7.01(a)) payable under any Loan Document, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation, warranty or certification made or deemed made by or on behalf of any Xerox Company in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) any Borrower shall fail to observe or perform (i) the covenants set forth in Section 6.01 or 6.02 and such failure shall continue unremedied for more than five Business Days after the date a Responsible Officer has knowledge of such failure or (ii) any other covenant or agreement contained in Article 6 or in Section 5.02, 5.04 (with respect to the existence of such Borrower) or 5.10;

     (e) any Credit Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in Section 7.01(a), 7.01(b) or 7.01(d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Xerox (which notice will be given at the request of any Lender);

     (f) any Xerox Company shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of Material Debt when the same shall become due or shall fail to make a payment or payments under one or more Hedging Agreements aggregating in excess of $25,000,000 when the same shall become due, in any case, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue beyond any grace period applicable thereto, provided that this Section 7.01(f) shall not apply to Debt in a principal amount, or Hedging Agreements pursuant to which a Xerox Company is obligated to pay an amount, not exceeding $75,000,000 in the case of any individual facility or series and not exceeding $200,000,000 in the aggregate, that becomes due as a result of a Restatement Event, it being understood that the principal amount of the XCFI Debentures repaid pursuant to
Section 6.08(n) and the principal amount of any Debt repaid or repurchased, or subject to an agreement shortening its maturity, pursuant to Section 6.08(m) shall be offset to reduce the amount of Debt as to which this proviso would otherwise be applicable;

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     (g) any non-payment default under any agreement governing any Material Debt occurs that results in Material Debt becoming due before its scheduled maturity or that enables or permits (without the giving of notice or the lapse of time or any such notice having been given or any such grace period having expired) the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that this Section 7.01(g) shall not apply to secured Debt that becomes due as a result of a voluntary sale or transfer of the property securing such Debt or as a result of a Restatement Event;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Xerox or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, manager, trustee, custodian, sequestrator, conservator or similar official for Xerox or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) Xerox or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h) above, (iii) apply for or consent to the appointment of a receiver, manager, trustee, custodian, sequestrator, conservator or similar official for Xerox or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) Xerox or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount exceeding $25,000,000 shall be rendered against one or more Xerox Companies and shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Xerox Company to enforce any such judgment;

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     (l) an ERISA Event or Canadian Funding Failure shall have occurred (other than in respect of a Disclosed Matter) that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and Canadian Funding Failures that have occurred, could reasonably be expected to result in liability of Xerox and its Subsidiaries in an aggregate amount exceeding $25,000,000 in any year;

     (m) any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any material Collateral, or any Lien purported to be created under any Security Document shall be asserted by any Credit Party not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a Transfer of the applicable Collateral in a transaction permitted under the Loan Documents or other release provided for in the Loan Documents, (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the relevant Security Document or (iii) correctable errors of any copyright office or the Patent and Trademark Office or any Credit Party with respect to Intellectual Property filings, to the extent the relevant Credit Party promptly causes such error to be corrected; or

     (n) any Guarantor's CA Guarantee shall at any time fail to constitute a valid and binding agreement of such Guarantor or any party shall so assert in writing (other than as a result of transactions permitted by the Loan Documents);

then, and in every such event (except an event with respect to any Borrower described in Section 7.01(h) or 7.01(i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, with respect only to clause (i) below, at the request of the Required Revolving Lenders) shall, by notice to Xerox, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to any Borrower described in Section 7.01(h) or 7.01(i) above, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued

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hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrowers.

                                    ARTICLE 8
                            The Administrative Agent

     Section 8.01. Appointment and Authorization. Each Lender Party irrevocably appoints the Administrative Agent as its contractual representative and authorizes the Administrative Agent (a) to sign and deliver the Security Documents and (b) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders,
(ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. For greater certainty, and without limiting the powers of the Administrative Agent hereunder or under any of Loan Documents, each Lender hereby acknowledges that the Administrative Agent shall, for purposes of holding any Liens granted by any Canadian Credit Party on the Collateral pursuant to the laws of the Province of Quebec to secure payment of all liabilities, obligations and indebtedness of the Canadian Credit Parties to the Lenders and the Administrative Agent including, but not limited to, any bonds, notes or other titles of indebtedness, be the holder of an irrevocable power of attorney or fonde de pouvoir (within the meaning of the Civil Code of Quebec) for all present and future Lenders who will agree to an assignment of participation at the time of such assignment, and in particular for all present and future holders of such bonds, notes, or other titles of indebtedness. Notwithstanding the provisions of Section 32 of An Act Respecting Powers of Legal Persons (Quebec) (formerly the Special Corporate Powers Act (Quebec)), the Administrative Agent may acquire and be the holder of such bonds, notes or other titles of indebtedness. The Borrowers hereby acknowledges that each Note issued by it under this Agreement constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

     Section 8.02. Rights and Powers as a Lender. A bank serving as the Administrative Agent shall, in its capacity as a Lender, have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent. Such bank and its Affiliates may accept deposits from,

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lend money to and generally engage in any kind of trust, debt, equity or other business transaction with any Xerox Company or Affiliate thereof as if it were not the Administrative Agent.

     Section 8.03. General Immunity. Neither the Administrative Agent nor any of its directors, officers, sub-agents or employees shall be liable to Xerox or any other Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     Section 8.04. Limited Duties and Responsibilities. The Administrative
Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), provided that the Administrative Agent is indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking, or continuing to take any such action, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Xerox Company that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof specifying that it is a "notice of default" is given to the Administrative Agent by Xerox or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document including, without limitation, any agreement by a Xerox Company to furnish information directly to each Lender, (iv) the validity,

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enforceability, sufficiency, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security, (vi) the financial condition of any Xerox Company or (vii) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 8.05. Authority to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Xerox Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 8.06. Sub-Agents and Related Parties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 8.07. Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 8.07, the Administrative Agent may resign at any time by notifying the Lenders, the LC Issuing Banks and Xerox. Upon any such resignation, the Required Lenders shall have the right, in consultation with Xerox, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuing Banks, appoint a successor Administrative Agent. Upon acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a

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successor Administrative Agent shall be the same (without duplication) as those payable to its predecessor unless otherwise agreed by the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Section 7.8. Credit Decisions by Lenders. Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE 8
                                  Miscellaneous

         Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (i) if to any Borrower, to Xerox at 800 Long Ridge Road, Stamford, CT 06904, Attention of Treasury Department (Telecopy No. 203-968-4373), with a copy to General Counsel (Telecopy No. 203-968-3446);

                 (ii) if to the Administrative Agent (including in its capacity as a Lender or LC Issuing Bank), to Bank One, NA, 1 Bank One Plaza, Chicago, Illinois, 60670, Attention of Thomas T. Bower (Telecopy No. 312-732-1775); and

                 (iii) if to any other Lender (including in its capacity as an LC Issuing Bank), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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The electronic mail address for the Administrative Agent is
thomas_t_bower@bankone.com and for each other Lender is as set forth in its Administrative Questionnaire. Any party hereto may change its address or telecopy number (and, for permitted purposes, its electronic mail address) for notices and other communications hereunder by notice to the Administrative Agent and Xerox. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.

          (b) Each Overseas Borrower hereby designates Xerox as its representative and agent on its behalf for the purposes of giving and receiving all notices (other than Borrowing Requests and requests for the issuance of Letters of Credit pursuant to Section 2.04) and any other documentation required to be delivered to it pursuant to this Agreement and any other Loan Document by the Administrative Agent or any Lender. Xerox hereby accepts such appointment. The Agents and the Lenders may regard any notice (other than Borrowing Requests and requests for the issuance of Letters of Credit pursuant to Section 2.04) or other communication pursuant to any Loan Document from Xerox as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Overseas Borrower or Overseas Borrowers hereunder to Xerox on behalf of such Overseas Borrower or Overseas Borrowers. Each Overseas Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Xerox shall be deemed for all purposes to have been made by such Overseas Borrower and shall be binding upon and enforceable against such Overseas Borrower to the same extent as if the same had been made directly by such Overseas Borrower.

         Section 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by
Section 9.02(b) - 9.02(k), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance, amendment, renewal or extension of a Letter of Credit shall be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.

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         (b) No Loan Document or provision thereof may be waived, amended or modified except by an agreement in writing and signed by the Required Lenders (and, if the rights or duties of the Administrative Agent or the LC Issuing Banks are affected thereby, by the Administrative Agent or the LC Issuing Banks, as the case may be) and the Borrowers (except, in each case, as expressly provided in the Loan Documents). Additionally, no waiver, amendment, or modification set forth in Section 9.02(c) - 9.02(k) below will be effective without, in addition, the signatures of the Persons required therein.

         (c) Actions Requiring a Unanimous Lender Vote. Without the written consent of each Lender, no amendment, waiver or modification of any Loan Document will be effective to do any of the following:

                  (i) change the percentage of the Lender Shares or the percentage of any of the Revolving Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under any Loan Document;

                 (ii) reduce the amount of or postpone the date of the Initial Paydown or the restructuring fee payable pursuant to Section 2.11(b);

                (iii) amend this Section 9.02;

                 (iv) change the definition of "Lender Share" or "Required Lenders"; or

                  (v) change Section 2.17(b) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby.

         (d) Actions Requiring a Unanimous Tranche A Lender Vote. Without the written consent of each Tranche A Lender, no amendment, waiver or modification of any Loan Document will be effective to reduce the principal amount of any Tranche A Loan or reduce the interest rate thereon, postpone the Tranche A Maturity Date, or any scheduled date of payment of the principal amount of any Tranche A Loan under Section 2.09, or any date for the payment of any interest or fee payable with respect to the Tranche A Loans hereunder, or reduce the amount of, waive or excuse any such payment or change the definition of "Required A Lenders" or "Required A/B Lenders".

         (e) Actions Requiring a Unanimous Tranche B Lender Vote. Without the written consent of each Tranche B Lender, no amendment, waiver or modification of any Loan Document will be effective to reduce the principal amount of any Tranche B Loan or reduce the interest rate thereon, postpone the

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the Tranche B Maturity Date, or any scheduled date of payment of the principal amount of any Tranche B Loan under Section 2.09, or any date for the payment of any interest or fee payable with respect to the Tranche B Loans hereunder (including the prepayment premium pursuant to Section 2.10(d)), or reduce the amount of, waive or excuse any such payment or change the definition of "Required B Lenders", "Required A/B Lenders" or "Required Revolving /B Lenders".

          (f) Actions Requiring a Unanimous Tranche C Lender Vote. Without the written consent of each Tranche C Lender, no amendment, waiver or modification of any Loan Document will be effective to reduce the principal amount of any Tranche C Loan or reduce the interest rate thereon, postpone the Tranche C Maturity Date, or any scheduled date of payment of the principal amount of any Tranche C Loan under Section 2.09, or any date for the payment of any interest or fee payable with respect to the Tranche C Loans hereunder, or reduce the amount of, waive or excuse any such payment or change the definition of "Required C Lenders".

          (g) Actions Requiring a Unanimous Revolving Lender Vote. Without the written consent of each Revolving Lender, no amendment, waiver or modification of any Loan Document will be effective to increase the Revolving Commitments, reduce the principal amount of any Revolving Loan or reduce the interest rate thereon, postpone the Revolving Maturity Date, or any scheduled date of payment of the principal amount of any Revolving Loan under Section 2.09, or any date for the payment of any interest or fee payable with respect to the Revolving Loans hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment or change the definition of "Required Revolving Lenders" or "Required Revolving /B Lenders".

          (h) Actions Requiring Required Revolving Lender Vote. If at any time a Default shall have occurred and be continuing or the conditions in Section 4.02(a) could not be satisfied, neither any waiver of such Default or such conditions in Section 4.02(a), nor any amendment or other modification of any Loan Document that has the effect of eliminating such Default or enabling such conditions to be satisfied, shall be effective for purposes of Section 4.02 without the written consent to such waiver, amendment or other modification of the Required Revolving Lenders, provided that the foregoing limit on effectiveness shall not apply in the case of the making of any Loan or the issuance, amendment, renewal or extension of any Letter of Credit if, after giving effect thereto and any concurrent transaction, the aggregate Revolving Exposures of the Revolving Lenders are not increased.

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          (i) Amendments to Mandatory Prepayment Provisions. (i) Without the
written consent of (A) until such time as the Tranche C Loans are paid in full, the Required Tranche C Lenders, (B) thereafter, until such time as the Tranche A Loans are paid in full, the Required Tranche A Lenders and (C) thereafter, the Required Revolving/B Lenders, no amendment, waiver or modification of any Loan Document will be effective to reduce the principal amount of or postpone the date of any mandatory prepayment from the proceeds of Asset Transfers or Casualty Events pursuant to Section 2.10(b)(i) or 2.10(b)(iii).

                 (ii) Without the written consent of (A) until such time as the Tranche C Loans are paid in full, the Required Tranche C Lenders, (B) thereafter, until such time as the Tranche A Loans and the Tranche B Loans are paid in full, the Required A/B Lenders and (C) thereafter, the Required Revolving Lenders, no amendment, waiver or modification of any Loan Document will be effective to reduce the principal amount of or postpone the date of any mandatory prepayment from the proceeds of Capital Markets Debt or Equity Issuances pursuant to Section 2.10(b)(ii)).

         (j)     Amendments Releasing Guarantees or Collateral.

                 (i) Without the written consent of each Tranche B Lender, and, if the amount of the aggregate outstanding Tranche B Loans is less than 25% of the Basket Lien Principal Amount, each Tranche A Lender and Revolving Lender, no amendment, waiver or modification of any Loan Document will be effective to release all or any substantial portion of the Domestic Collateral (except as expressly provided in Section 9.03 or in the relevant Security Document).

                 (ii) Without the written consent of each Revolving Lender, no amendment, waiver or modification of any Loan Document will be effective to release all or any substantial portion of the Foreign Collateral, or to release Xerox's Guarantee of the obligations of the Overseas Borrowers (except as expressly provided in Section 9.03 or in the relevant Security Document).

          (k) Actions Requiring Super-Majority Lender Vote. Without the written consent of the Super-Majority Lenders, neither this Agreement nor any other Loan Document may be amended to permit any Debt (including any Debt attributable to an increase in the Revolving Commitments or the addition of any tranche of Loans hereunder) to be secured by any Collateral pursuant to a Lien of equal priority to, or higher priority than, the Lien of the Secured Parties thereon, except for Permitted Liens.

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         Section 9.03. Automatic Releases. (a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the Transfer of any Collateral by any Credit Party, the Lender Parties hereby agree that the security interest granted in such Collateral shall immediately and automatically terminate and all rights to such Collateral shall automatically revert to such Credit Party without any further action by the Administrative Agent, any Lender, any Issuing Bank or any other Person.

         (b) Notwithstanding anything to the contrary herein or in any other Loan Document, in the event (i) all of the Equity Interests in any Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in a sale permitted by this Agreement or a Guarantor shall liquidate or dissolve in a transaction permitted by this Agreement, (ii) any Guarantor becomes a Turnaround Program Subsidiary or ceases to be a Subsidiary in accordance with
Section 6.05(d), (iii) with respect to any Foreign Guarantor or Overseas Borrower, all of the Release Conditions with respect to such Foreign Guarantor or Overseas Borrower have been satisfied or (iv) with respect to Xerox or any Domestic Guarantor, all of the Release Conditions are satisfied, then, in each case, the obligations of such Guarantor or Borrower (as the case may be) hereunder and pursuant to any Loan Document shall automatically be discharged and released, and all rights to or security interests in the Collateral of such Guarantor or Borrower (as the case may be) in favor of the Secured Parties shall revert to the applicable Guarantor or Borrower or be released, as the case may be, in each case without any further action by any Secured Party or any other Person. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of Xerox, any Overseas Borrower or otherwise, any Guarantee or Guarantees in respect of such Secured Obligation that have been discharged and released pursuant to
Section 9.03(b)(iii) or 9.03(b)(iv) shall be reinstated with respect thereto as though such payment had been due but not made at such time.

         (c) Upon any termination or release of obligations or Collateral pursuant to this Section 9.03, the Collateral Agent will, at the expense of the relevant Credit Party, execute and deliver to such Credit Party such documents as such Credit Party shall reasonably request to evidence the termination or release of such obligations or Collateral, as the case may be.

         (d) Notwithstanding anything to the contrary herein or in any other Loan Document, if any Guarantor is not or otherwise ceases to be a Material Domestic Subsidiary or a Material Foreign Subsidiary in accordance with the definitions thereof and Xerox has notified the Administrative Agent in writing that it requests that such Guarantor be released from its obligations under the Loan Documents, then the obligations of such Guarantor hereunder and pursuant to any Loan Document shall automatically be discharged and released, and all rights to or

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security interests in the Collateral of such Guarantor in favor of the Secured
Parties shall revert to the applicable Guarantor or be released, as the case may be, without any further action by any Secured Party or any other Person.

         (e) Notwithstanding anything to the contrary herein or in any other Loan Document, if any Immaterial Subsidiary Certificate indicates that any Foreign Subsidiary the Equity Interests of which have been pledged to the Collateral Agent as part of the Collateral is not a Material Foreign Subsidiary for purposes of clause (a) of such definition as of the date of delivery of such certificate and Xerox has notified the Administrative Agent in writing that it requests that the Equity Interests of such Foreign Subsidiary be released, then the pledge of the Equity Interests in such Foreign Subsidiary shall automatically be discharged and released, and all rights to such Equity Interests in favor of the Secured Parties shall revert to the applicable Guarantor without any further action by any Secured Party or any other Person, and the Collateral Agent shall return any certificates evidencing such Equity Interests to the applicable Guarantor.

         (f) Notwithstanding anything to the contrary herein or in any other Loan Document, if any Subsidiary the Equity Interests of which have been pledged to the Collateral Agent as part of the Collateral becomes a Qualified Turnaround Program Subsidiary with respect to which the Qualification Requirements have been satisfied with respect to a prohibition on the pledge of the Equity Interests of such Subsidiary to the Collateral Agent as part of the Collateral thereto, then the pledge of the Equity Interests in such Subsidiary shall automatically be discharged and released, and all rights to such Equity Interests in favor of the Secured Parties shall revert to the applicable Guarantor without any further action by any Secured Party or any other Person, and the Collateral Agent shall return any certificates evidencing such Equity Interests to the applicable Guarantor.

         Section 9.04. Expenses; Indemnity; Damage Waiver. (a) Each of the Borrowers, with respect to itself and its Subsidiaries, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) at any time when an Event of Default has occurred and is continuing, all out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel (including internal counsel) for any Lender Party,

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in connection with the enforcement or protection of its rights in connection with the Loan Documents (including its rights under this Section 9.04), the Letters of Credit or the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Letters of Credit or the Loans.

         (b) Each of the Borrowers, with respect to itself and its Subsidiaries, shall indemnify each of the Lender Parties and their respective Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or any Letter of Credit or the use thereof (including any refusal by any LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by any Xerox Company, or any Environmental Liability related in any way to any Xerox Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee's gross negligence or wilful misconduct.

         (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any LC Issuing Bank under Section 9.04(a) or 9.04(b), each Lender severally agrees to pay to the Administrative Agent or the relevant LC Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such LC Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based on its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Revolving Commitments at the time.

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         (d) To the extent permitted by Applicable Law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section 9.04 shall be payable within 15 Business Days after written demand therefor.

         (f) Notwithstanding the foregoing, nothing in this Section 9.04 shall require a payment by a Foreign Credit Party if such payment would violate Applicable Law or if Applicable Law would require minority shareholder approval, a valuation or a discretionary order; provided that Xerox, as a Guarantor under this Agreement, shall be liable for any such payment referred to in this Subsection 9.04(f).

         Section 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit) and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Revolving Commitment it has at the time and any Loans at the time owing to it); provided that:

             (A) except in the case of an assignment to a Lender or a Lender Affiliate that does not involve a new Revolving Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, each LC Issuing Bank) must give its prior written consent to such assignment (which consents shall not be unreasonably withheld, it being understood that, in the case of any assignment involving a new

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         Revolving Lender, the assignee may be required to demonstrate to the reasonable satisfaction of the Administrative Agent its legal and financial ability to timely perform its obligations in respect of its unused Revolving Commitment);

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (B) shall not prohibit the assignment of all or a portion of all the assigning Lender's rights and obligations in respect of one Class of Loans or the Revolving Commitments on a non-pro rata basis;

                  (C) unless each of Xerox and the Administrative Agent otherwise consents, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, if only Tranche B Term Loans are being assigned, shall not be less than $1,000,000; provided that this clause (C) shall not apply to an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans or an assignment of the entire remaining amount of the assigning Lender's rights and obligations in respect of one Class of Loans or the Revolving Commitments;

                  (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to up to five Lender Affiliates; and

                  (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a completed Administrative Questionnaire.

Subject to acceptance and recording thereof pursuant to Section 9.05(d), from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05(b) shall be treated for

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purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.05(e).

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, their respective Revolving Commitments and the principal amounts of the Loans and LC Disbursements owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the information recorded therein, and the parties hereto may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b) and any written consent to such assignment required by Section 9.05(b), the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.05(d). Promptly after recording any Assignment, the Administrative Agent shall send Xerox a notice of such Assignment, including the pertinent information therein and, if the assignee is not already a Lender, accompanied by a copy of the assignee's completed Administrative Questionnaire.

         (e) Any Lender may, without the consent of any Borrower or any other Lender Party, sell participations to one or more banks or other entities ("Participants") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment or modification that both affects such

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

Participant and requires the unanimous vote of all Lenders or the unanimous vote of the Lenders in the Class of Loans or the Revolving Commitments in which the Participant has acquired an interest. Subject to Section 9.05(f), each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent and subject to the same limitations as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Xerox's prior written consent. Without limiting the preceding sentence, a Participant that would be a Foreign Lender if it were a Lender shall only be entitled to any of the benefits of Section 2.16 if Xerox is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(e) and 2.16(g) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement, to its trustee in support of its obligations to its trustee, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or other amount payable hereunder is outstanding or any Letter of Credit is outstanding or any Revolving Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.04 and 9.13

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

and Article 8 shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

         Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the LC Issuing Banks and the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (a) will become effective as provided in Section 4.01 and (b) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9.08. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (a) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (b) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties thereto as nearly as may be possible and (c) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         Section 9.09. Right of Setoff. If an acceleration or payment Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower (or, in the case of any Overseas Borrower, Xerox, as Guarantor) against any obligations of such Borrower now or hereafter existing hereunder and held by such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each of the Borrowers irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement and, except to the extent expressly provided therein, any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that, to the extent permitted by Applicable Law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

         (c) Each of the Borrowers irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in Section 9.10(b). Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

         (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

         Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 9.12. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         Section 9.13. Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed only in connection with this Agreement and the Transactions contemplated hereby, and further, only (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or by any subpoena or similar legal process (provided that such Lender Party shall give notice to Xerox as promptly as practicable of receipt of any such subpoena or other legal process, unless provision of such notice would result in a violation of such subpoena or other legal process), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of Xerox in its sole discretion or (h) to the extent such Information either (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a nonconfidential basis from a source other than Xerox. For the purposes of this Section, "Information" means all information received from any Xerox Company relating to its business, other than any such information that is available to any Lender Party on a nonconfidential basis before disclosure by Xerox. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Section 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together

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

with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged or otherwise received by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of payment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            XEROX CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:



                                            XEROX CAPITAL (EUROPE) PLC

                                            By:_________________________________
                                               Name:
                                               Title:



                                            XEROX CANADA CAPITAL LTD.


                                            By:_________________________________
                                               Name:
                                               Title:

                                      BANK ONE, NA, as a Lender, as LC
                                      Issuing Bank and as Administrative Agent


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      CITIBANK, N.A., as a Lender and as
                                      Syndication Agent


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      JPMORGAN CHASE BANK, as a Lender and as
                                      Documentation Agent


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      [OTHER LENDERS]


                                      By:_______________________________________
                                         Name:
                                         Title:

XCC ACKNOWLEDGMENT:

     The undersigned acknowledges this Agreement solely for the purpose of confirming its agreement that the Existing Credit Agreement is amended and restated by this Agreement and, subject to the repayment in full of all of its loans outstanding under the Existing Credit Agreement, the undersigned will not be a party to this Agreement for any other purpose and, except in its capacity as a Domestic Guarantor under the Domestic Security Agreement, will not have any obligations under or in respect of this Agreement.


XEROX CREDIT CORPORATION


By:_____________________
   Name:
   Title:

                                  Schedule 1.04

Period                   Covenant Total Debt      Capitalized Software
------                   -------------------      --------------------
September 30, 2002        $  12,959,000,000          $  91,000,000

December 31, 2002         $  12,101,000,000          $  65,000,000

March 31, 2003            $  12,613,000,000          $  62,000,000

June 30, 2003             $  11,866,000,000          $  60,000,000

September 30, 2003        $  11,662,000,000          $  58,000,000

December 31, 2003         $  10,212,000,000          $  56,000,000

March 31, 2004            $  10,623,000,000          $  56,000,000

June 30, 2004             $  10,166,000,000          $  56,000,000

September 30, 2004        $   9,944,000,000          $  56,000,000

December 31, 2004         $   8,957,000,000          $  56,000,000